FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-09

Dated September 14, 2026	BBCMS 2026-M1
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2026-M1
$653,679,600 (Approximate Mortgage Pool Balance)

$548,273,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2026-M1

Barclays Capital Real Estate Inc.

Societe Generale Financial Corporation

Bank of Montreal

Goldman Sachs Mortgage Company

BSPRT CMBS Finance, LLC

Citi Real Estate Funding Inc.

Starwood Mortgage Capital LLC

Mortgage Loan Sellers

Barclays	Goldman Sachs & Co. LLC	BMO Capital Markets
Citigroup		Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September 14, 2026	BBCMS 2026-M1

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Academy Securities, Inc. and Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2026-M1 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

“Société Générale” is the marketing name for SG Americas Securities, LLC.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2026-M1
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-2	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	47.6%	12.3%
A-3	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	47.6%	12.3%
X-A(7)	Aaa(sf) / AAAsf / AAA(sf)	$457,575,000	N/A	N/A	N/A	N/A	N/A
A-S	NR / AAAsf / AAA(sf)	$54,746,000	21.625%	4.96	9/31 – 9/31	53.3%	11.0%
B	NR / AA-sf / AAA(sf)	$35,952,000	16.125%	4.96	9/31 – 9/31	57.0%	10.3%

Privately Offered Certificates(8)

Class	Expected Ratings (Moody’s / Fitch / DBRS)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B(9)	NR / AAAsf / AAA(sf)	$54,746,000	N/A	N/A	N/A	N/A	N/A
C	NR / A-sf / AA(sf)	$27,782,000	11.875%	4.96	9/31 – 9/31	59.9%	9.8%
D	NR / BBBsf / A(high)(sf)	$15,525,000	9.500%	4.96	9/31 – 9/31	61.5%	9.5%
E	NR / BBB-sf / A(sf)	$6,536,000	8.500%	4.96	9/31 – 9/31	62.2%	9.4%
F	NR / NR / A(low)(sf)	$6,537,000	7.500%	4.96	9/31 – 9/31	62.9%	9.3%
G-RR	NR / NR / BBB(low)(sf)	$17,159,000	4.875%	4.96	9/31 – 9/31	64.7%	9.0%
J-RR	NR / NR / BB(low)(sf)	$13,074,000	2.875%	4.96	9/31 – 9/31	66.0%	8.9%
K-RR	NR / NR / B(low)(sf)	$8,171,000	1.625%	4.96	9/31 – 9/31	66.9%	8.7%
L-RR	NR / NR / NR	$10,622,600	0.000%	4.96	9/31 – 9/31	68.0%	8.6%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-2 and Class A-3 Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a September 30, 2026 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated September 14, 2026 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $457,575,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $200,000,000	N/A – 4.73	N/A / 3/31 – 8/31
Class A-3	$257,575,000 – $457,575,000	4.89 –4.82	8/31 - 9/31 / 3/31 – 9/31
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-2 and Class A-3 Certificates outstanding from time to time.
(8)	The Class X-B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR and Class L-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the Certificate Balance of the Class A-S Certificates outstanding from time to time.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2026-M1
Summary of Transaction Terms
Securities Offered:	$548,273,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., Goldman Sachs & Co. LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (51.2%), Societe Generale Financial Corporation (“SGFC”) (14.1%), Bank of Montreal (“BMO”) (13.1%), Goldman Sachs Mortgage Company (“GSMC”) (9.4%), BSPRT CMBS Finance, LLC (“BSPRT”) (4.8%), Citi Real Estate Funding Inc. (“CREFI”) (4.6%) and Starwood Mortgage Capital LLC (“SMC”) (2.8%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	CWCapital Asset Management LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and DBRS, Inc. (“Morningstar DBRS”).
Initial Majority Controlling Class Certificateholder:	660 RR Holdings LLC or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements or other requirement of the EU SR Rules or the UK Securitization Framework.
Closing Date:	On or about September 30, 2026.
Cut-off Date:	With respect to each mortgage loan, the related due date in September 2026, or in the case of any mortgage loan that has its first due date after September 2026, the date that would have been its due date in September 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in October 2026.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in October 2026.
Assumed Final Distribution Date:	The Distribution Date in September 2031.
Rated Final Distribution Date:	The Distribution Date in September 2059.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-2, Class A-3, Class X-A, Class A-S and Class B (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2026-M1
Summary of Transaction Terms
Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd., Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	17	26	$334,370,000	51.2%
SGFC	6	6	$92,400,000	14.1%
BMO	5	5	$85,420,000	13.1%
GSMC	5	5	$61,439,600	9.4%
BSPRT	1	1	$31,500,000	4.8%
CREFI	1	1	$30,000,000	4.6%
SMC	2	2	$18,550,000	2.8%
Total:	37	46	$653,679,600	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$653,679,600
Number of Mortgage Loans:	37
Number of Mortgaged Properties:	46
Average Cut-off Date Balance per Mortgage Loan:	$17,667,016
Weighted Average Current Mortgage Rate:	6.34687%
10 Largest Mortgage Loans as % of IPB:	49.7%
Weighted Average Remaining Term to Maturity:	59 months
Weighted Average Seasoning:	1 month
Credit Statistics(1)
Weighted Average UW NCF DSCR(1)(2):	1.32x
Weighted Average UW NOI Debt Yield(1):	8.6%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	68.0%
Weighted Average Maturity Date LTV(1)(3):	68.0%
Other Statistics
% of Mortgage Loans with Additional Debt:	0.0%
% of Mortgage Loans with Single Tenants(4):	0.0%
% of Mortgage Loans secured by Multiple Properties:	10.3%
Amortization
Weighted Average Original Amortization Term(5):	0 months
Weighted Average Remaining Amortization Term(5):	0 months
% of Mortgage Loans with Interest-Only:	100.0%
% of Mortgage Loans with Amortizing Balloon:	0.0%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	0.0%
Lockboxes(6)
% of Mortgage Loans with Springing Lockboxes:	91.1%
% of Mortgage Loans with Hard Lockboxes:	0.0%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	3.1%
% of Mortgage Loans with Soft Lockboxes:	5.8%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	98.7%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	48.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	90.5%

(1)	In the case of Loan Nos. 1, 6, 7, 9, 18 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 30, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(5)	Excludes mortgage loans that are interest-only for the entire term.
(6)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms / Pads	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	Franklin 8 Pack	Various, VA	Barclays	8	$54,000,000	8.3%	1407	Manufactured Housing	1.29x	8.3%	65.5%	65.5%
2	153-161 Lenox	Brooklyn, NY	BMO	1	$38,800,000	5.9%	83	Multifamily	1.31x	8.6%	61.6%	61.6%
3	Kara Apartments	Los Angeles, CA	Barclays	1	$38,300,000	5.9%	114	Multifamily	1.20x	7.1%	69.6%	69.6%
4	Village 43	Brown Deer, WI	Barclays	1	$32,750,000	5.0%	156	Multifamily	1.28x	8.4%	70.3%	70.3%
5	Seagate Homes Apartments	Torrance, CA	BSPRT	1	$31,500,000	4.8%	99	Multifamily	1.25x	8.3%	64.3%	64.3%
6	Edison Grand	Fort Myers, FL	CREFI	1	$30,000,000	4.6%	327	Multifamily	1.20x	7.3%	69.8%	69.8%
7	1351 Jerome Avenue	Bronx, NY	GSMC	1	$30,000,000	4.6%	247	Multifamily	2.11x	13.9%	52.9%	52.9%
8	Latitude 42 Apartments	Twin Falls, ID	Barclays	1	$23,500,000	3.6%	130	Multifamily	1.21x	8.2%	73.4%	73.4%
9	Wescott Apartments	Stamford, CT	SGFC	1	$23,000,000	3.5%	261	Multifamily	1.30x	8.0%	72.3%	72.3%
10	University Digs Apartments	Pittsburg, KS	Barclays	1	$22,750,000	3.5%	190	Multifamily	1.40x	10.2%	71.8%	71.8%

	Top 3 Total/Weighted Average			10	$131,100,000	20.1%			1.27x	8.0%	65.5%	65.5%
	Top 5 Total/Weighted Average			12	$195,350,000	29.9%			1.27x	8.1%	66.1%	66.1%
	Top 10 Total/Weighted Average			17	$324,600,000	49.7%			1.35x	8.7%	66.6%	66.6%
	Non-Top 10 Total/Weighted Average			29	$329,079,600	50.3%			1.29x	8.5%	69.4%	69.4%
(1)	In the case of Loan Nos. 1, 6, 7 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Franklin 8 Pack	Barclays	$54,000,000	$104,000,000	BBCMS 2026-M1	Midland	CWCapital	BBCMS 2026-5C42 Benchmark 2026-V23	$25,000,000 $25,000,000
6	Edison Grand	CREFI	$30,000,000	$77,000,000	CGCMT 2026-MFAM1	Midland	CWCapital	CGCMT 2026-MFAM1	$47,000,000
7	1351 Jerome Avenue	GSMC	$35,000,000	$65,000,000	BBCMS 2026-M1	Midland	CWCapital	BANK5 2026-5YR24 Future Securitization(s	$20,000,000 $15,000,000
9	Wescott Apartments	SGFC	$23,000,000	$65,000,000	(1)	(1)	(1)	Future Securitization(s)	$42,000,000
18	The Landing	BMO	$15,000,000	$76,480,000	BMO 2026-5C16	Midland	3650	BMO 2026-5C16 BMO 2026-5C15 Future Securitization(s)	$21,480,500 $15,000,000 $24,999,500
28	Summit Orange Crossing	BMO	$10,000,000	$28,500,000	(1)	(1)	(1)	Future Securitization(s)	$18,500,000
(1)	In the case of Loan Nos. 9 and 28, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the BBCMS 2026-M1 pooling and servicing agreement. Upon the securitization of the related controlling pari passu companion loan, servicing of the related whole loan will shift to the servicers under the servicing agreement with respect to such future transaction, which servicing agreement will become the controlling pooling/trust and servicing agreement. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Additional Debt Summary

None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Multifamily	Mid Rise	15	$247,340,000	37.8%	1.25x	8.0%	68.3%	68.3%
	Garden	7	$141,750,000	21.7%	1.29x	8.5%	70.1%	70.1%
	High Rise	4	$101,500,000	15.5%	1.53x	9.8%	65.5%	65.5%
	Manufactured Housing	10	$71,620,000	11.0%	1.28x	8.3%	66.7%	66.7%
	Low Rise	8	$50,719,600	7.8%	1.28x	8.3%	70.6%	70.6%
	Student Housing	1	$22,750,000	3.5%	1.40x	10.2%	71.8%	71.8%
	Independent Living	1	$18,000,000	2.8%	1.42x	9.8%	55.0%	55.0%
Total / Weighted Average:		46	$653,679,600	100.0%	1.32x	8.6%	68.0%	68.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 6, 7, 9, 18 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 30, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	14	$192,159,600	29.4%	1.42x	9.3%	65.3%	65.3%
California	6	$121,250,000	18.5%	1.23x	7.7%	69.7%	69.7%
Wisconsin	2	$55,450,000	8.5%	1.30x	8.5%	70.2%	70.2%
Virginia	8	$54,000,000	8.3%	1.29x	8.3%	65.5%	65.5%
Ohio	3	$47,200,000	7.2%	1.29x	8.7%	69.7%	69.7%
Florida	4	$43,250,000	6.6%	1.28x	7.9%	70.2%	70.2%
Idaho	1	$23,500,000	3.6%	1.21x	8.2%	73.4%	73.4%
Connecticut	1	$23,000,000	3.5%	1.30x	8.0%	72.3%	72.3%
Kansas	1	$22,750,000	3.5%	1.40x	10.2%	71.8%	71.8%
Missouri	1	$18,000,000	2.8%	1.42x	9.8%	55.0%	55.0%
Colorado	1	$13,000,000	2.0%	1.24x	8.9%	66.8%	66.8%
Louisiana	1	$12,620,000	1.9%	1.21x	7.9%	71.7%	71.7%
Illinois	1	$12,500,000	1.9%	1.30x	7.9%	69.4%	69.4%
New Jersey	1	$10,000,000	1.5%	1.22x	7.5%	71.3%	71.3%
Washington	1	$5,000,000	0.8%	1.31x	8.6%	67.6%	67.6%
Total / Weighted Average:	46	$653,679,600	100.0%	1.32x	8.6%	68.0%	68.0%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 6, 7, 9, 18 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 30, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,339,600	-	$9,999,999	9	$57,259,600	8.8%	6.52215%	59	1.29x	8.6%	69.3%	69.3%
$10,000,000	-	$14,999,999	10	126,420,000	19.3%	6.39688%	59	1.28x	8.4%	68.9%	68.9%
$15,000,000	-	$19,999,999	5	82,400,000	12.6%	6.27525%	59	1.32x	8.6%	68.6%	68.6%
$20,000,000	-	$29,999,999	6	132,250,000	20.2%	6.43610%	59	1.29x	8.5%	72.1%	72.1%
$30,000,000	-	$39,999,999	6	201,350,000	30.8%	6.24085%	59	1.38x	8.8%	64.9%	64.9%
$40,000,000	-	$54,000,000	1	54,000,000	8.3%	6.33000%	56	1.29x	8.3%	65.5%	65.5%
Total / Weighted Average:			37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.79500%	-	5.99999%	4	$96,300,000	14.7%	5.84902%	59	1.21x	7.3%	70.3%	70.3%
6.00000%	-	6.49999%	22	388,640,000	59.5%	6.32020%	59	1.34x	8.7%	68.4%	68.4%
6.50000%	-	6.99999%	9	132,989,600	20.3%	6.59850%	59	1.31x	8.9%	64.8%	64.8%
7.00000%	-	7.06000%	2	35,750,000	5.5%	7.04182%	58	1.34x	9.7%	70.0%	70.0%
Total / Weighted Average:			37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
Total / Weighted Average:	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
54	-	56	2	$69,000,000	10.6%	6.27239%	56	1.30x	8.3%	67.1%	67.1%
57	-	58	6	99,500,000	15.2%	6.22542%	58	1.22x	7.8%	70.0%	70.0%
59	-	60	29	485,179,600	74.2%	6.38237%	60	1.34x	8.8%	67.7%	67.7%
Total / Weighted Average:			37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
(1)	In the case of Loan Nos. 1, 6, 7, 9, 18 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 30, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Original Amortization Term in Months
				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
Total / Weighted Average:	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
Total / Weighted Average:	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
Total / Weighted Average:	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.24x	17	$268,940,000	41.1%	6.24634%	59	1.21x	7.7%	71.1%	71.1%
1.25x	-	1.29x	5	125,839,600	19.3%	6.39087%	58	1.27x	8.3%	67.1%	67.1%
1.30x	-	1.39x	8	132,700,000	20.3%	6.25386%	59	1.33x	8.4%	67.9%	67.9%
1.40x	-	2.11x	7	126,200,000	19.3%	6.61503%	59	1.59x	10.8%	62.5%	62.5%
Total / Weighted Average:			37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
(1)	In the case of Loan Nos. 1, 6, 7, 9, 18 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 30, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
52.9%	-	54.9%	1	$30,000,000	4.6%	6.44500%	60	2.11x	13.9%	52.9%	52.9%
55.0%	-	59.9%	2	27,200,000	4.2%	6.70471%	59	1.44x	10.0%	56.1%	56.1%
60.0%	-	64.9%	5	103,300,000	15.8%	6.51353%	59	1.31x	8.7%	62.9%	62.9%
65.0%	-	70.9%	11	254,200,000	38.9%	6.22413%	58	1.27x	8.1%	68.7%	68.7%
71.0%	-	75.9%	18	238,979,600	36.6%	6.35234%	59	1.27x	8.2%	72.8%	72.8%
Total / Weighted Average:			37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

LTV Ratios as of the Maturity Date (1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
52.9%	-	59.9%	3	$57,200,000	8.8%	6.56850%	60	1.79x	12.0%	54.4%	54.4%
60.0%	-	64.9%	5	103,300,000	15.8%	6.51353%	59	1.31x	8.7%	62.9%	62.9%
65.0%	-	70.9%	11	254,200,000	38.9%	6.22413%	58	1.27x	8.1%	68.7%	68.7%
71.0%	-	75.9%	18	238,979,600	36.6%	6.35234%	59	1.27x	8.2%	72.8%	72.8%
Total / Weighted Average:			37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	24	$414,889,600	63.5%	6.32883%	59	1.34x	8.7%	69.0%	69.0%
Yield Maintenance	13	238,790,000	36.5%	6.37821%	58	1.29x	8.4%	66.3%	66.3%
Total / Weighted Average:	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	34	$611,579,600	93.6%	6.33985%	59	1.32x	8.6%	68.2%	68.2%
Acquisition	2	10,600,000	1.6%	6.32660%	59	1.34x	8.7%	70.8%	70.8%
Recapitalization	1	31,500,000	4.8%	6.49000%	59	1.25x	8.3%	64.3%	64.3%
Total / Weighted Average:	37	$653,679,600	100.0%	6.34687%	59	1.32x	8.6%	68.0%	68.0%
(1)	In the case of Loan Nos. 1, 6, 7, 9, 18 and 28, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 30, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2026-M1
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
6	CREFI	Edison Grand	Fort Myers, FL	Multifamily	$30,000,000	4.6%	PRPM 2026-CRE1
18	BMO	The Landing	Long Beach, CA	Multifamily	$15,000,000	2.3%	LNCR 2025-CRE8, FHMS KF62, FREMF 2019-KF62
28	BMO	Summit Orange Crossing	Orange, NJ	Multifamily	$10,000,000	1.5%	GSTNE 2025-FL4
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview
■ Securities:	The Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-2, Class A-3, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, subject to certain priorities within the Senior Certificates described in the prospectus, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rate on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class A-S Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

(i) first, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero; and,

(ii) then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-2 and Class A-3 Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-2 and Class A-3 Certificates, and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding
THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-2 and Class A-3 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class L-RR, then to the Class K-RR, Class J-RR, Class G-RR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c)

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-2 and Class A-3 Certificates) beginning with the Class L-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class L-RR Certificates; second, to the Class K-RR Certificates; third, to the Class J-RR Certificates, fourth to the Class G-RR Certificates, fifth to the Class F Certificates; sixth, to the Class E Certificates; seventh, to the Class D Certificates, eighth, to the Class C Certificates, ninth, to the Class B Certificates, tenth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan at the Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2026-M1 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview
applicable special servicer will be required to follow procedures substantially similar to those set forth above.
■ Control Eligible Certificates:	Class G-RR, J-RR, K-RR and L-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	660 RR Holdings LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class L-RR Certificates; provided that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                    reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                   reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                    recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
22

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

(and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                  to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified,

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
23

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
24

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
25

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2026-M1 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
26

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2026-M1

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan, any related serviced companion loan (other than with respect to special servicing fees for the Soho House Chicago whole loan) and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be equal to the lesser of (i) an amount calculated at a rate of 1.00% of payments (other than penalty charges and Excess Interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan and (ii) $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
27

Structural and Collateral Term Sheet	BBCMS 2026-M1
Structural Overview

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer receives (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each specially serviced mortgage loan will be an amount equal to the lesser of (i) 1.0% of the liquidation proceeds (exclusive of default interest) or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000 and (ii) $1,000,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                     special notices,

■                     summaries of any final asset status reports,

■                    appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                    an “Investor Q&A Forum,”

■                    a voluntary investor registry, and

■                    SEC EDGAR filings.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
28

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
29

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$54,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,000,000	Property Type – Subtype:	Manufactured Housing – Manufactured Housing
% of IPB:	8.3%	Net Rentable Area (Pads):	1,407
Loan Purpose:	Refinance	Location:	Various, VA
Borrowers(2):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsors(2):	John A. Franklin	Occupancy:	98.2%
Interest Rate:	6.33000%	Occupancy Date:	5/4/2026
Note Date:	5/6/2026	4th Most Recent NOI (As of)(3):	$7,545,073 (12/31/2023)
Maturity Date:	5/6/2031	3rd Most Recent NOI (As of)(3):	$7,569,758 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$8,128,094 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$8,276,005 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$12,375,305
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$3,725,835
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$8,649,470
Additional Debt(1):	Yes	UW NCF:	$8,579,120
Additional Debt Balance(1):	$50,000,000	Appraised Value / Per Pad:	$158,700,000 / $112,793
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/16/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / Pad:	$73,916
Taxes:	$12,221	$69,605	N/A	Maturity Date Loan / Pad:	$73,916
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.5%
Replacement Reserves:	$0	$5,982	N/A	Maturity Date LTV:	65.5%
Immediate Repairs:	$57,328	$0	N/A	UW NCF DSCR:	1.29x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$104,000,000	100.0%	Loan Payoff	$52,171,926	50.2%
			Return of Equity	49,226,023	47.3
			Closing Costs(5)	2,532,502	2.4
			Upfront Reserves	69,549	0.1
Total Sources	$104,000,000	100.0%	Total Uses	$104,000,000	100.0%
(1)	The Franklin 8 Pack Mortgage Loan (as defined below) is part of the Franklin 8 Pack Whole Loan (as defined below) evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. Financial information presented in the chart above is based on the Franklin 8 Pack Whole Loan.
(2)	See “The Borrowers” and “The Borrower Sponsors” below for more information.
(3)	The consistent gradual increases in NOI year-over-year are primarily due to the borrower sponsor successfully implementing annual rent increases across all of the Franklin 8 Pack Properties (as defined below). Rent growth across all of the Franklin 8 Pack Properties from December 2023 to May 2026 has ranged from 9% to 20%. Additionally, average occupancy levels across the Franklin 8 Pack Properties have stayed above 98.0% since 2021 with no single Franklin 8 Pack Property having a year-end occupancy below 92.0%.
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(5)	Closing Costs include a rate buydown of $956,800.

The Loan. The Franklin 8 Pack mortgage loan (the “Franklin 8 Pack Mortgage Loan”) is part of a whole loan (the “Franklin 8 Pack Whole Loan”), which is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. The Franklin 8 Pack Whole Loan is secured by the borrowers’ fee interest in eight manufactured housing communities, each located within 60 miles of each other throughout Virginia (each, a “Franklin 8 Pack Property”, and collectively, the “Franklin 8 Pack Properties”).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack

The Franklin 8 Pack Whole Loan accrues interest at a rate of 6.33000% per annum on an Actual/360 basis, has a five-year term and is interest only for the entire term. The Franklin 8 Pack Mortgage Loan is evidenced by the controlling Note A-1 contributed by Barclays to the BBCMS 2026-M1 trust with an original principal balance of $54,000,000.

The table below identifies the promissory notes that comprise the Franklin 8 Pack Whole Loan. The Franklin 8 Pack Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-M1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$54,000,000	$54,000,000	BBCMS 2026-M1	Yes
A-2	$25,000,000	$25,000,000	BBCMS 2026-5C42	No
A-3	$25,000,000	$25,000,000	Benchmark 2026-V23	No
Total	$104,000,000	$104,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Properties. The Franklin 8 Pack Properties consist of 1,407 units across eight manufactured housing properties located in Virginia. The units are comprised of 1,400 manufactured housing pads, one apartment unit, two single-family homes and four commercial units. The Franklin 8 Pack Properties were built between 1958 and 1978 and were acquired by the borrower sponsor between June 2005 and March 2020 for a combined purchase price of approximately $63.3 million. The borrower sponsor has owned three of the Franklin 8 Pack Properties for 18 or more years, and six of the Franklin 8 Pack Properties for eight or more years. The Franklin 8 Pack Properties benefit from a low park owned home count including 64 park-owned homes and five rent-to-own homes, each of which are owned by an affiliate of the borrower and do not constitute collateral for the mortgage loan, representing a total of 4.9% of the Franklin 8 Pack Properties pad count.

The following table presents certain information relating to the Franklin 8 Pack Properties:

Portfolio Summary
Property	State(1)	Year Built(1)	Pads(1)	% of Sites	Occ. %(2)	UW NCF	% UW NCF	Allocated Loan Amount “ALA” (3)	% of ALA	“As-Is” Appraised Value(1)
Magnolia Estates	Suffolk, VA	1965	241	17.1%	99.2%	$1,557,164	18.2%	$19,690,000	18.9%	$30,800,000
Woodshire	Chesapeake, VA	1978	262	18.6%	98.5%	1,495,875	17.4%	$18,680,000	18.0%	26,700,000
Windy Hills	Williamsburg, VA	1958	214	15.2%	98.6%	1,314,461	15.3%	$15,690,000	15.1%	24,700,000
Twin Ponds	Windsor, VA	1972	177	12.6%	99.4%	1,057,140	12.3%	$13,220,000	12.7%	19,400,000
Denbigh	Newport News, VA	1965	183	13.0%	97.8%	1,030,012	12.0%	$12,210,000	11.7%	18,800,000
Windsor Manor	Windsor, VA	1972	144	10.2%	95.8%	859,009	10.0%	$10,190,000	9.8%	15,500,000
Jones Creek Landing	Carrollton, VA	1970	100	7.1%	94.0%	682,134	8.0%	$7,330,000	7.0%	11,300,000
Greensprings	Williamsburg, VA	1973	86	6.1%	100.0%	583,314	6.8%	$6,990,000	6.7%	11,500,000
Total / Wtd. Avg.			1,407	100.0%	98.2%	$8,579,109	100.0%	$104,000,000	100.0%	$158,700,000
(1)	Source: Appraisals.
(2)	Occ. % is based on the UW Rent Roll dated May 4, 2026.
(3)	Represents the allocated loan amounts for the Franklin 8 Pack Whole Loan.

Environmental. According to the Phase I environmental reports dated April 20, 2026 and April 21, 2026, there was no evidence of recognized environmental conditions at the Franklin 8 Pack Properties.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack

The following table presents certain information relating to the historical and current occupancy of the Franklin 8 Pack Properties:

Historical and Current Occupancy(1)(2)
Property	2021	2022	2023	2024	2025
Magnolia Estates	100.0%	99.0%	100.0%	100.0%	99.0%
Woodshire	100.0%	100.0%	98.0%	98.0%	99.0%
Windy Hills	99.0%	99.0%	97.0%	100.0%	98.0%
Twin Ponds	96.0%	98.0%	98.0%	97.0%	99.0%
Denbigh	98.0%	98.0%	99.0%	99.0%	99.0%
Windsor Manor	100.0%	99.0%	98.0%	99.0%	99.0%
Jones Creek Landing	94.0%	95.0%	93.0%	92.0%	93.0%
Greensprings	100.0%	100.0%	100.0%	98.0%	100.0%
Total/Wtd. Avg.	98.7%	98.7%	98.1%	98.3%	98.5%
(1)	Based on December 31 of each respective year.
(2)	Source: Trepp.

The following table presents certain information relating to the operating history and underwritten cash flows of the Franklin 8 Pack Properties:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM(1)	Underwritten	Per Pad	%(2)
Base Rent	$9,081,023	$9,941,702	$10,683,046	$10,913,383	$11,669,831	$8,294	90.1%
Gross Potential Rent	$9,081,023	$9,941,702	$10,683,046	$10,913,383	$11,669,831	$8,294	90.1%
RUBS & Other Income	1,107,983	1,133,069	1,230,594	1,246,612	1,288,966	916	9.9
Net Rental Income	$10,189,006	$11,074,771	$11,913,640	$12,159,995	$12,958,797	$9,210	100.0%
(Vacancy/Credit Loss)	0	5,120	7,980	8,130	583,492	415	4.5
Effective Gross Income	$10,189,006	$11,069,651	$11,905,660	$12,151,865	$12,375,305	$8,796	95.5%
Real Estate Taxes	678,745	755,535	786,725	798,914	810,935	576	6.6
Insurance	56,991	151,483	234,751	251,475	204,244	145	1.7
Other Expenses(3)	1,908,197	2,592,875	2,756,090	2,825,471	2,710,656	1,927	21.9
Net Operating Income(4)	$7,545,073	$7,569,758	$8,128,094	$8,276,005	$8,649,470	$6,147	69.9%
Total Capex/RR	0	0	0	0	70,350	50	0.6
Net Cash Flow	$7,545,073	$7,569,758	$8,128,094	$8,276,005	$8,579,120	$6,097	69.3%
(1)	TTM represents the trailing 12 months ending March 31, 2026.
(2)	% column represents percent of Net Rental Income for revenue fields and percent of Effective Gross Income for the remaining fields.
(3)	Other Expenses consist of Management Fees, Payroll, Utilities, Repairs and Maintenance, and General and Administrative costs.
(4)	The consistent gradual increases in Net Operating Income year-over-year are primarily due to the borrower sponsor successfully implementing annual rent increases across all of the Franklin 8 Pack Properties. Rent growth across all of the Franklin 8 Pack Properties from December 2023 to May 2026 has ranged from 9% to 20%. Additionally, average occupancy levels across the Franklin 8 Pack Properties have stayed above 98.0% since 2021 with no single Franklin 8 Pack Property having a year-end occupancy below 92.0%.

The Market. The Franklin 8 Pack Properties are located in six different cities across Virginia: Windsor (two properties, 22.5% of ALA), Williamsburg (two properties, 21.8% of ALA), Suffolk (one property, 18.9% of ALA), Chesapeake (one property, 18.0% of ALA), Newport News (one property, 11.7% of ALA) and Carrollton (one property, 7.0% of ALA). All of the Franklin 8 Pack Properties are located within 60 miles of each other, and all fall within the Virginia Beach metropolitan statistical area.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack

The following table presents certain market demographic information with respect to the Franklin 8 Pack Properties:

Demographic Summary(1)
		2025 Estimated Population			2025 Average Household Income
Property	City, State	One-Mile Radius	Three-Mile Radius	Five-Mile Radius	One-Mile Radius	Three-Mile Radius	Five-Mile Radius
Magnolia Estates	Suffolk, VA	5,489	35,314	46,347	$96,218	$88,653	$94,051
Woodshire	Chesapeake, VA	10,193	58,059	170,468	84,780	94,627	93,172
Windy Hills(2)	Williamsburg, VA	1,875	23,009	56,596	164,593	155,282	137,363
Twin Ponds(3)	Windsor, VA	1,668	4,286	6,510	89,010	98,480	100,017
Denbigh	Newport News, VA	15,137	80,060	131,707	71,875	89,266	95,772
Windsor Manor(3)	Windsor, VA	1,668	4,286	6,510	89,010	98,480	100,017
Jones Creek Landing	Carrollton, VA	1,420	13,563	23,572	120,213	138,779	133,623
Greensprings(2)	Williamsburg, VA	1,875	23,009	56,596	164,593	155,282	137,363
(1)	Source: Appraisals
(2)	The Windy Hills and Greensprings properties have duplicate 2025 Estimated Population and 2025 Average Household Income data because they were evaluated under one appraisal report. The Windy Hills and Greensprings properties are located approximately 15 miles apart from each other.
(3)	The Twin Ponds and Windsor Manor properties have duplicate 2025 Estimated Population and 2025 Average Household Income data because they were evaluated under one appraisal report. The Twin Ponds and Windsor Manor properties are located approximately 1 mile apart from each other.

The Borrowers. The borrowers are Greensprings Mobile Home Park, LLC, Jones Creek Landing Mobile Home Park, LLC, Magnolia Meadows Mobile Home Park, LLC, Windsor Manor Mobile Home Park, LLC, Windy Hills Mobile Home Park, LLC, Woodshire Estates Mobile Home Park, LLC, Denbigh Mobile Home Park, LLC and Twin Ponds Mobile Home Park, LLC, each a limited liability company incorporated in Virginia and a single purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Franklin 8 Pack Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is John A. Franklin. John Franklin is an experienced manufactured housing property owner and operator and founded Franklin Management Company in 2005. John Franklin’s investment portfolio consists of 4,814 homesites across 41 communities in Georgia, North Carolina, Tennessee and Virginia and is reportedly the largest manufactured housing property owner in the state of Virginia.

Property Management. The Franklin 8 Pack Properties are managed by Franklin Management Company, a direct affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $12,221 for real estate taxes and (ii) $57,328 for immediate repairs.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay taxes for the next ensuing 12 months, currently approximately $69,605.

Insurance – On a monthly basis, the borrowers are required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of insurance coverages. Notwithstanding the above, such monthly deposits will be waived so long as, among other conditions specified in the Franklin 8 Pack Whole Loan documents, the borrowers maintain a blanket insurance policy acceptable to the lender. A blanket policy is currently in place for all the Franklin 8 Pack Properties.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit $5,982 for replacement reserves.

Lockbox / Cash Management.  The Franklin 8 Pack Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrowers are required to establish and maintain a lender-controlled lockbox account and to deposit or cause all rents and other revenue from the Franklin 8 Pack Properties to be deposited directly into the lockbox account. Upon the occurrence of, and on each business day during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a cash management account and applied in accordance with the Franklin 8 Pack Whole Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 1 – Franklin 8 Pack

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default under the Franklin 8 Pack Whole Loan documents, or (ii) the debt service coverage ratio falling below 1.15x at the end of any calendar quarter. A Trigger Period will expire upon (x) with respect to clause (i), a cure of such event of default and (y) with respect to clause (ii), the debt service coverage ratio being above 1.15x at the end of two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,800,000	Title:	Fee
Cut-off Date Principal Balance:	$38,800,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	5.9%	Net Rentable Area (Units):	83
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	161 Lenox LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	Akiva Lichtman	Occupancy:	97.6%
Interest Rate:	6.50000%	Occupancy Date:	6/18/2026
Note Date:	7/10/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,304,887 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,797,580
Call Protection:	L(25),YM1(28),O(7)	UW Expenses:	$441,622
Lockbox / Cash Management:	Springing / Springing	UW NOI(3):	$3,355,957
Additional Debt:	No	UW NCF:	$3,355,957
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$63,000,000 / $759,036
Additional Debt Type:	N/A	Appraisal Date:	5/8/2026

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$467,470
Taxes:	$6,125	$1,531	N/A	Maturity Date Loan / Unit:	$467,470
Insurance:	$32,385	$8,096	N/A	Cut-off Date LTV:	61.6%
Replacement Reserves:	$83,000	$0	N/A	Maturity Date LTV:	61.6%
Debt Service Reserve:	$217,172	$0	N/A	UW NCF DSCR(5):	1.31x
Other:	$334,000(4)	Springing	N/A	UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,800,000	100.0%	Loan Payoff	$35,272,460	90.9%
			Return of Equity	1,987,198	5.1
			Closing Costs	867,661	2.2
			Reserves	672,681	1.7
Total Sources	$38,800,000	100.0%	Total Uses	$38,800,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable due to the 153-161 Lenox Property (as defined below) being constructed in 2025. See “Underwritten Net Cash Flow and Operating History” below for the TTM 5/31/2026 figures.
(3)	Gross potential rent is underwritten to the rent roll dated June 18, 2026 and utilities expense is underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income. The increase in UW NOI compared to the Most Recent NOI is primarily attributable to lease-up due to completion of the building in 2025.
(4)	Consists of an upfront deposit of (i) $178,500 for the concession reserve and (ii) $155,500 for the other income reserve.
(5)	UW NCF DSCR is calculated inclusive in UW NCF of amounts released from the Other Income reserve funded by the borrower at closing. UW NCF DSCR unadjusted by amounts released from such reserve is 1.25x. See “Escrows and Reserves” below.

The Loan. The second largest mortgage loan (the “153-161 Lenox Mortgage Loan”) is secured by the borrower’s fee interest in a mid-rise multifamily property located in Brooklyn, New York (the “153-161 Lenox Property”). The 153-161 Lenox Mortgage Loan is evidenced by a single promissory note in the original principal amount of $38,800,000, accrues interest at a fixed rate of 6.50000% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
38

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox

The Property. The 153-161 Lenox Property is an 83-unit, mid-rise multifamily property located in Brooklyn, New York, approximately 12 miles southeast of Midtown, Manhattan. The 153-161 Lenox Property was constructed in 2025. The borrower sponsor developed the 153-161 Lenox Property for a total construction cost of approximately $30.1 million. The certificate of occupancy was issued in September 2025. Amenities at the 153-161 Lenox Property include a video intercom system, multiple resident lounges, a lounge/game room, a roof terrace, event spaces, a gym, a laundry facility, a package room, and bike storage. Unit amenities, in certain units, include in-unit washer/dryers, stainless steel dishwashers, electric cooktops, convection ovens/microwaves, and refrigerators. The 153-161 Lenox Property has 42 parking spaces.

Current occupancy at the 153-161 Lenox Property is 97.6% as of June 18, 2026. The unit mix of the 153-161 Lenox Property includes one studio unit, 70 one-bedroom units, and 12 two-bedroom units with an average unit size of 593 square feet and an average monthly rental rate of $3,774 per square foot. The 153-161 Lenox Property was developed under a New York 421-a exemption, which requires 25 units at the 153-161 Lenox Property to be affordable units leased to persons or families whose annual incomes do not exceed 130% of the median income. There are 25 affordable units that are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”).

The following table presents certain information relating to the historical and current occupancy of the 153-161 Lenox Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
NAV	NAV	NAV	97.6%
(1)	Historical Occupancy is unavailable due to the 153-161 Lenox Property being constructed in 2025.
(2)	Current Occupancy is based on the underwritten rent roll as of June 18, 2026.

The following table presents detailed information with respect to the residential units at the 153-161 Lenox Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio (HRT)(4)	1	1.2%	1	100.0%	383	$3,125	$8.16	$2,800	$7.31
1BR	39	47.0%	37	94.9%	623	$3,672	$5.90	$3,600	$5.78
1BR (HRT)(4)	6	7.2%	6	100.0%	511	$3,258	$6.37	NAV	NAV
1BR (421a)	25	30.1%	25	100.0%	517	$3,771	$7.30	$3,400	$6.58
2BR	12	14.5%	12	100.0%	711	$4,404	$6.20	$4,400	$6.19
Total/Wtd. Avg. (5)	83	100.0%	81	97.6%	593	$3,774	$6.44	$3,649	$6.12
(1)	Based on the underwritten rent roll as of June 18, 2026, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.
(4)	The 153-161 Lenox Property’s market units are subject to rent stabilization jurisdiction unless the monthly rent of any such market unit exceeds the applicable high-rent vacancy deregulation threshold amount (the “HRT”).
(5)	The Wtd. Avg. of Average Monthly Market Rental Rate and Average Monthly Market Rental Rate per SF are calculated excluding the 1 BR (HRT) units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
39

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox

The following table presents certain information relating to the operating history and underwritten cash flows of the 153-161 Lenox Property:

Underwritten Net Cash Flow and Operating History
	TTM 5/31/2026	Underwritten(1)	Per Unit	%(2)
In-Place Base Rent	$2,519,025	$3,668,086	$44,194	102.8%
Potential Income from Vacant Units	0	86,400	1,041	2.4%
(Vacancy/Credit Loss)	0	(187,724)	(2,262)	(5.3%	)
Net Rental Income	$2,519,025	$3,566,761	$42,973	100.0%
Other Income(3)	76,673	230,818	2,781	6.5%
Effective Gross Income	$2,595,698	$3,797,580	$45,754	106.5%
Management Fee	77,871	113,927	1,373	3.0%
Utilities	44,431	45,159	544	1.2%
Repairs and Maintenance	63,501	65,564	790	1.7%
Payroll	0	81,955	987	2.2%
General and Administrative	1,544	32,782	395	0.9%
Real Estate Taxes	14,741	9,708	117	0.3%
Insurance	88,722	92,527	1,115	2.4%
Total Expenses	$290,811	$441,622	$5,321	11.6%
Net Operating Income(4)	$2,304,887	$3,355,957	$40,433	88.4%
CapEx	0	0	0	0.0%
Net Cash Flow	$2,304,887	$3,355,957	$40,433	88.4%
(1)	Gross potential rent is underwritten to the rent roll dated June 18, 2026 and utilities are underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income.
(2)	% column represents percent of Net Rental Income for revenue fields and percent of Effective Gross Income for the remaining fields.
(3)	Other Income includes laundry and parking income (“Other Income”). Other Income is underwritten based on the appraisal and borrower’s budget. The 153-161 Lenox Mortgage Loan was structured with an Other Income Escrow. See “Escrows and Reserves” below.
(4)	The increase in underwritten net operating income compared to the most recent TTM 5/31/2026 net operating income is primarily attributable to lease-up due to completion of the building in 2025.

Environmental. According to the Phase I environmental assessment dated June 18, 2026, there was no evidence of any recognized environmental conditions at the 153-161 Lenox Property.

The Market. The 153-161 Lenox Property is located in Brooklyn, New York, approximately 12 miles southeast of Midtown, Manhattan. Primary access to the 153-161 Lenox Property is provided by New York State Route 27, which is located approximately one quarter mile from the 153-161 Lenox Property. Public transportation is available through subway access throughout New York City via the Q, 2, and 5 lines. The 153-161 Lenox Property is located near CTown Supermarkets, a grocery-anchored retail center. Main attractions in the area include Prospect Park, a 526 acre outdoor space featuring a zoo and athletic and recreational facilities (located approximately one half mile from the 153-161 Lenox Property) and the Brooklyn Museum, New York City’s third largest museum (located approximately 1.5 miles from the 153-161 Lenox Property).

According to the appraisal, the 153-161 Lenox Property is located in the New York multifamily market and the Prospect Lefferts Gardens multifamily submarket. As of the first quarter of 2026, the New York multifamily market had an inventory of 2,799,276 units, a vacancy rate of 2.6% and asking rent per unit of $3,372. The Prospect Lefferts Gardens multifamily submarket had inventory of 14,461 units, a vacancy rate of 1.4% and asking rent per unit of $2,468 for the same period.

The 2025 population within a quarter-, half- and one-mile radius from the 153-161 Lenox Property was 19,496, 59,904 and 172,830, respectively. The 2025 average household income within the same radii was $107,499, $113,134 and $109,568, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
40

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox

The following table presents certain information relating to comparable multifamily rentals to the 153-161 Lenox Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
153-161 Lenox(3) Brooklyn, NY	2025 / NAP	97.6%	83	0 BR HRT - 383 1 BR - 623 1 BR HRT - 511 1 BR 421a - 517 2 BR - 711	0 BR HRT - $3,125 1 BR - $3,672 1 BR HRT - $3,258 1 BR 421a - $3,771 2 BR - $4,404	0 BR HRT - $8.16 1 BR - $5.90 1 BR HRT - $6.37 1 BR 421a - $7.30 2 BR - $6.20
The Lincoln Apartments Brooklyn, NY	2015 / 2019	100.0%	51	0 BR – 499 1 BR – 683 2 BR – 858	0 BR - $2,862 1 BR - $3,550 2 BR - $3,950	0 BR - $68.83 1 BR - $62.37 2 BR - $55.24
100 Lenox Road Brooklyn, NY	2022 / NAP	98.9%	95	0 BR – 548 1 BR – 631 2 BR – 809	0 BR - $2,783 1 BR - $3,294 2 BR - $4,240	0 BR - $60.94 1 BR - $62.64 2 BR - $62.89
88 Linden Boulevard Brooklyn, NY	2017 / NAP	98.5%	68	0 BR – 425 1 BR – 550 3 BR – 900	0 BR - $2,800 1 BR - $3,300 3 BR - $4,495	0 BR - $79.06 1 BR - $72.00 3 BR - $59.93
45 Lenox Road Brooklyn, NY	2023 / NAP	100.0%	46	0 BR – 500 1 BR – 706 2 BR – 815	0 BR - $2,498 1 BR - $3,232 2 BR - $5,000	0 BR - $59.95 1 BR - $54.93 2 BR - $73.62
111 Clarkson Avenue Brooklyn, NY	2015 / NAP	NAV	28	0 BR – 600 2 BR – 850	0 BR - $2,579 2 BR - $3,420	0 BR - $51.58 2 BR - $48.28
154 Lenox Road Brooklyn, NY	2024 / NAP	NAV	42	1 BR – 624 2 BR – 628	1 BR - $3,120 2 BR - $3,303	1 BR - $60.00 2 BR - $58.46
(1)	Source: Appraisal, except for the 153-161 Lenox Property, which information is based on the underwritten rent roll dated June 18, 2026.
(2)	Represents the average in-place rents of occupied units.
(3)	The 153-161 Lenox Property’s market units are subject to rent stabilization jurisdiction unless the monthly rent of any such market unit exceeds the applicable high-rent vacancy deregulation threshold amount (the “HRT”).

The Borrower. The borrower is 161 Lenox LLC, a Delaware limited liability company and recycled special purpose entity.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Akiva Lichtman. Akiva Lichtman is a Brooklyn-based real estate investor specializing in multifamily acquisitions across New York City. Mr. Lichtman owns interests in 33 properties comprising more than 800 residential units, with an aggregate market value of approximately $480 million.

Property Management. The 153-161 Lenox Property is managed by Rogers Management Partners LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $6,125 for real estate taxes, (ii) $32,385 for insurance, (iii) $83,000 for replacement reserves, (iv) $217,172 for the first month’s debt service reserves, (v) $178,500 for concession reserves and (vi) $155,500 for Other Income reserves. Provided no event of default is continuing, on each monthly payment date, the lender will (x) if no Trigger Period (as defined below) is then continuing, disburse approximately $12,958 from the Other Income reserve to the borrower, or (y) if a Trigger Period is then continuing, transfer approximately $12,958 from the Other Income reserve to the cash management account. Upon the lender’s determination that the 153-161 Lenox Property (a) is 97.0% occupied and (b) has achieved an Other Income equal to or greater than $12,958 for the past calendar month, all Other Income reserve funds will be disbursed to the borrower.

Tax Escrow – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $1,531.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis, which currently equates to approximately $8,096.

Concession Holdback Escrow – If the lender determines, in its reasonable discretion, on the payment date occurring in August 2027 and on each calendar quarter thereafter during the term of the 153-161 Lenox Mortgage Loan that the 153-161 Lenox Property has not achieved a 8.7% debt yield on such payment date (excluding all concessions holdback reserve funds anticipated to be on deposit for such period), the lender will be required to promptly notify the borrower of such determination

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
41

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 2 – 153-161 Lenox

and the amount of the concessions holdback reserve additional deposit amount, in which case the borrower will be required to deposit the Concessions Holdback Reserve Additional Deposit Amount ($178,500) within fifteen (15) Business Days of receipt of such notice.

Other Income Escrow –If the lender determines, in its reasonable discretion, on the payment date occurring in August 2027 and on each calendar quarter thereafter during the term of the 153-161 Lenox Mortgage Loan that the 153-161 Lenox Property has not achieved a 8.7% debt yield on such payment date (excluding all other income reserve funds anticipated to be on deposit for such period), the lender will be required to promptly notify the borrower of such determination and the other income reserve additional deposit amount, in which such case the borrower is required to deposit the Other Income Reserve Additional Deposit Amount ($155,500) within fifteen (15) business days of receipt of such notice.

Lockbox / Cash Management. The 153-161 Lenox Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Trigger Period, the borrower will be required to establish and maintain a lockbox account and will be required to cause all rents received by the property manager or borrower with respect to the 153-161 Lenox Property to be deposited into such lockbox account within two business days of receipt. During a Trigger Period, funds deposited into the lockbox account are to be swept on each business day into a cash management account and disbursed in accordance with the 153-161 Lenox Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the occurrence of (i) an event of default under the 153-161 Lenox Mortgage Loan documents or (ii) the DSCR falling below 1.10x for two consecutive quarters on and after November 2026. A Trigger Period will end upon the cure of such event of default with respect to clause (i) and upon the debt service coverage ration rising to or above 1.15x for two consecutive quarters with respect to clause (ii).

With regard to any Trigger Period commenced in connection with clause (ii) (where no other Trigger Period is then continuing), such Trigger Period will be deemed to not have commenced so long as (x) no event of default under the 153-161 Lenox Mortgage Loan documents is continuing and (y) within ten (10) days of the borrower’s receipt of notice from the lender of the commencement of such Trigger Period, the borrower delivers to the lender a letter of credit in an amount, as determined by the lender in its sole but reasonable discretion (the “Trigger Period LOC Amount”), such that if the underwritten net cash flow component of the DSCR was increased by an amount equal to the Trigger Period LOC Amount, the foregoing would result in a debt service coverage ratio of at least 1.20x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
42

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
43

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
44

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$38,300,000	Title:	Fee
Cut-off Date Principal Balance:	$38,300,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	5.9%	Net Rentable Area (Beds):	114
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	St. Mary’s Medical Plaza, LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor(1):	David Y. Lee	Occupancy:	91.2%
Interest Rate:	5.79500%	Occupancy Date:	8/6/2026
Note Date:	9/4/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60	Most Recent NOI (As of):	$2,782,141 (T11 Ann. 7/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	89.5%
Amortization Type:	Interest Only	UW Revenues:	$4,053,135
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,321,012
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,732,123
Additional Debt:	No	UW NCF:	$2,703,623
Additional Debt Balance:	NAP	Appraised Value / Bed:	$55,000,000 / $482,456
Additional Debt Type:	NAP	Appraisal Date:	6/10/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$335,965
Taxes:	$305,343	$43,620	N/A	Maturity Date Loan / Bed:	$335,965
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.6%
Replacement Reserves:	$0	$2,375	N/A	Maturity Date LTV:	69.6%
				UW NCF DSCR:	1.20
				UW NOI Debt Yield:	7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,300,000	100.0%	Loan Payoff	$33,128,711	86.5%
			Return of Equity	2,657,058	6.9
			Closing Costs(3)	2,208,888	5.8
			Reserves	305,343	0.8
Total Sources	$38,300,000	100.0%	Total Uses	$38,300,000	100.0%
(1)	The borrower sponsor for the Kara Apartments Mortgage Loan (as defined below) is also the borrower sponsor for the sixteenth largest loan in the BBCMS 2026-M1 pool, the 970 Fedora Street Mortgage Loan.
(2)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are not available as the Kara Apartments Property (as defined below) was built in 2024 and was previously operating on a master lease while undergoing stabilization. The borrower sponsor’s affiliate management company took over operations in early 2026.
(3)	Closing Costs include a rate buydown of $995,800.

The Loan. The Kara Apartments mortgage loan (the “Kara Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $38,300,000 and is secured by the borrower’s fee interest in a 114-unit mid rise multifamily property located in Los Angeles, California (the “Kara Apartments Property”). The Kara Apartments Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 5.79500% per annum.

The Property. The Kara Apartments Property is a newly constructed Class A, 114-unit multifamily apartment complex located in the Koreatown neighborhood of Los Angeles, California. The borrower sponsor purchased the site in 2019 and completed the development of the Kara Apartments Property in 2024 resulting in a total cost basis of approximately $48.5 million.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
45

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments

The Kara Apartments Property features a mix of studio, one- and two-bedroom units with an average unit size of 819 square feet. Amenities include a fitness center, rooftop deck with a lounge, spa, dining areas, barbecue grills, firepits and a ping pong table, pool, clubroom, co-working space and a modern lobby with custom art installation. Amenities feature in-unit include in-unit washer/dryers, Frigidaire/Samsung stainless steel appliances, terrazzo countertops, full kitchen with ceramic subway tile backsplash, keyless door entry and balconies in select units with Hollywood views. Parking is also offered at the Kara Apartments Property with 150 garage subterranean parking spaces (1.3 spaces per unit). The Kara Apartments Property consists of seven stories, is situated on a 0.61-acre site, is comprised of 26,609 square feet of net rentable area and was 91.2% occupied across 114 units as of August 2026.

Demand for the Kara Apartments Property is driven by its location near the intersection of Western Avenue and Wilshire Boulevard within the Koreatown neighborhood of Los Angeles. Koreatown has a population of 114,060 making it the densest populated area in Los Angeles County which is three miles west of downtown Los Angeles, 12 miles from Santa Monica beach and 16 miles from Los Angeles International Airport. Koreatown is a nightlife hub plus home to an array of restaurants and food destinations. Additionally, given the location just a few blocks off the intersection of Western Avenue and Wilshire Boulevard, the Kara Apartments Property offers residents a walkable area of Los Angeles.

The Kara Apartments Property is subject to a rental covenant agreement with the city of Los Angeles Housing and Community Investment Department which requires 10% of the total units to be income restricted to 30% of the annual median income. 5 units are subject to HUD Schedule VI rents and 7 units are subject HUD Schedule I rents. HUD schedule I maximum rents are $910 per unit for one-bedroom units and $1,024 per unit for two-bedroom units. HUD Schedule VI maximum rents are $601 per unit for one-bedroom units and $811 per unit for the four-bedroom unit. The term of the rental covenant agreement is 55 years, expiring in 2079.

The following table presents detailed information with respect to the unit mix at the Kara Apartments Property:

Kara Apartments Unit Mix(1)(2)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit	Average Rent Per SF	Market Rent Per Unit(3)	Market Rent Per SF(3)
0BR / 1BA	1	0.9%	0	0.0%	564	$0	$0	$2,100	$3.72
1BR / 1BA	61	53.5%	55	90.2%	684	$2,642	$3.86	$2,672	$3.90
2BR / 2BA	51	44.7%	48	94.1%	981	$3,316	$3.38	$3,237	$3.30
4 BR	1	0.9%	1	100.0%	1010	$446	$0.44	$446	$0.44
Total/Wtd. Avg.	114	100.0%	104	91.2%	819	$2,932	$3.58	$2,900	$3.54
(1)	Based on the underwritten rent roll dated August 6, 2026, unless stated otherwise.
(2)	All rental figures are inclusive of the affordable unit limits.
(3)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
46

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Kara Apartments Property:

Operating History and Underwritten Net Cash Flow(1)
	T11 Ann. 7/31/2026	Underwritten	Per Unit	% (2)
Gross Potential Rent	$3,258,052	$3,949,700	$34,646	88.4%
RUBS	171,843	194,910	1,710	4.4
Other Income(3)	322,521	322,521	2,829	7.2
Gross Potential Income	$3,752,416	$4,467,130	$39,185	100.0%
(Vacancy)	0	(413,995)	(3,632)	(9.3)
Effective Gross Income	$3,752,416	$4,053,135	$35,554	90.7%

Management Fee	68,723	121,594	1,067	3.0
Taxes(4)	256,538	523,444	4,592	12.9
Insurance	66,709	97,670	857	2.4
Other Expenses	578,304	578,304	5,073	14.3
Total Expenses	$970,275	$1,321,012	$11,588	32.6%

Net Operating Income	$2,782,141	$2,732,123	$23,966	67.4%
Replacement Reserves	0	28,500	250	0.7
Net Cash Flow	$2,782,141	$2,703,623	$23,716	66.7%
(1)	Based on the underwritten rent roll dated August 6, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.
(3)	Other Income includes monthly internet fees, monthly utility reimbursements, cable fees and other miscellaneous fee categories.
(4)	Taxes were recently reassessed in August 2026 and were underwritten to the reassessed value.

Environmental. According to the Phase I environmental assessment dated July 16, 2026, there was no evidence of any recognized environmental conditions at the Kara Apartments Property.

The Market. The Kara Apartments Property is located in the Mid-Wilshire multifamily submarket of the Los Angeles – Long Beach – Glendale market. Vacancy has historically been low in both the market and submarket. Market and submarket occupancy have been above 94% each year since 2021. The submarket contains 126,682 units of inventory as of the first quarter of 2026 with occupancy at 95.9% and market rent per unit of $2,843.

Submarket inventory growth has been between 1-2% each year since 2021. Additionally, there have been 1,994 units of positive absorption in 2026 and absorption has been positive each year since 2024. Absorption in the Mid-Wilshire multifamily submarket in 2026 is the highest of any submarket within the Los Angeles – Long Beach – Glendale market. Market rent decreased 1.3% year over year as of the first quarter of 2026. However, this is driven by Class B and C rents decreasing 1.5% and 2.3%, respectively. Class A market rent increased 0.1% as of the first quarter of 2026.

As of 2025, the population with a one-, three- and five-mile radius was 43,010, 338,804 and 986,983, respectively. In the same period, median household income within the same radii was $106,691, $100,662 and $82,683, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
47

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments

The following table presents multifamily rental data at comparable properties with respect to the Kara Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Kara Apartments 815-831 South Kingsley Drive Los Angeles, CA	2024 / NAP	91.2%	114	819	$2,932(2)	$3.58(2)
Luna on Wilshire 3640 Wilshire Boulevard Los Angeles, CA	2018 / NAP	95.2%	209	589	$2,249	$3.82
The Pearl on Wilshire 687 South Hobart Boulevard Los Angeles, CA	2018 / NAP	98.3%	346	626	$2,768	$4.43
Roya 760 Serrano Avenue Los Angeles, CA	2023 / NAP	97.0%	157	691	$2,685	$3.88
The Audrey 700 South Manhattan Place Los Angeles, CA	2020 / NAP	94.0%	160	932	$3,129	$3.36
Fedora x Trilby 839 Fedora Street Los Angeles, CA	2022 / NAP	93.0%	200	777	$2,516	$3.24
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated August 6, 2026.

The Borrower. The borrower is St. Mary’s Medical Plaza, LLC, a Delaware limited liability company and recycled special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Kara Apartments Mortgage Loan. The borrowers under the Kara Apartments Mortgage Loan and the 970 Fedora Street Mortgage Loan are related entities.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Dr. David Lee. Dr. Lee is the founder of Jamison Services, which is a full service real estate operating company based in Los Angeles. Jamison Services has a portfolio of approximately 18 million square feet of commercial and medical office, retail, multifamily and mixed use properties with a market capitalization of more than $3 billion. Dr. Lee is also the borrower sponsor for the 970 Fedora Street Mortgage Loan. For additional information regarding the borrower sponsor, see “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Kara Apartments Property is managed by Carter Residential, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $305,343 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $43,620.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance payments in the event that there is no approved blanket or umbrella insurance policy in place.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,375 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Kara Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and to deposit or cause to be deposited all revenue from the Kara Apartments Property received by the borrower or the Kara Apartments Property manager no later than one business day after receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and applied in accordance with the Kara Apartments Mortgage Loan documents.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
48

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 3 – Kara Apartments

Additionally, upon the occurrence of a Low DSCR Period, the borrower is required to deposit an amount such that the net mortgage loan amount results in the Kara Apartments Property achieving a net cash flow debt service coverage ratio (“NCF DSCR”) of 1.10x and such reserve acts as additional collateral for the Kara Apartments Mortgage Loan.

A “Trigger Period” will commence upon an event of default under the Kara Apartments Mortgage Loan documents.

A “Low DSCR Period” will commence on the last day of any two consecutive calendar quarters during which the NCF DSCR is less than 1.10x and end on the last day of any two consecutive calendar quarters thereafter for each of which the NCF DSCR is greater than or equal to 1.15x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
49

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
50

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
51

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,750,000	Title:	Fee
Cut-off Date Principal Balance:	$32,750,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	5.0%	Net Rentable Area (Beds):	156
Loan Purpose:	Refinance	Location:	Brown Deer, WI
Borrower:	F Street BD 2, LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor(1):	Scott Lurie	Occupancy:	95.5%
Interest Rate:	6.35000%	Occupancy Date:	8/11/2026
Note Date:	8/14/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	$1,153,862 (TTM 7/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only	UW Revenues:	$3,406,247
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$659,482
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$2,746,765
Additional Debt:	No	UW NCF:	$2,707,765
Additional Debt Balance:	NAP	Appraised Value / Bed:	$46,600,000 / $298,718
Additional Debt Type:	NAP	Appraisal Date:	7/30/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$209,936
Taxes:	$163,338	$40,835	N/A	Maturity Date Loan / Bed:	$209,936
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	70.3%
Replacement Reserves:	$0	$3,250	N/A	Maturity Date LTV:	70.3%
				UW NCF DSCR:	1.28x
				UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,750,000	100.0%	Loan Payoff	$25,575,954	78.1%
			Return of Equity	6,143,261	18.8
			Closing Costs(4)	867,447	2.6
			Reserves	163,338	0.5
Total Sources	$32,750,000	100.0%	Total Uses	$32,750,000	100.0%
(1)	The borrower sponsor for the Village 43 Mortgage Loan (as defined below) is also the borrower sponsor for the eleventh largest loan in the BBCMS 2026-M1 pool, The Emree Mortgage Loan.
(2)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are not available as the Village 43 Property (as defined below) was built in phases beginning in May 2025 and fully developed in November 2025.
(3)	The increase in UW NOI from Most Recent NOI (TTM 7/31/2026) is due to the Village 43 Property’s continuing lease-up period since it reached full development in November 2025. Gross potential rent is underwritten to the August rent roll with vacant unit’s grossed up to the appraiser’s concluded market rents.
(4)	Closing Costs include a rate buydown of $81,875.

The Loan. The Village 43 mortgage loan (the “Village 43 Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $32,750,000 and is secured by the borrower’s fee interest in a 156-unit multifamily garden-style multifamily property located in Brown Deer, Wisconsin (the “Village 43 Property”). The Village 43 Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.35000% per annum on an Actual/360 basis.

The Property. The Village 43 Property is a newly constructed Class A, 156-unit multifamily apartment complex located in Brown Deer, Wisconsin. The Village 43 Property was constructed in phases beginning in May 2025 and fully developed in November 2025.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
52

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43

The Village 43 Property features a mix of studio, one, two, and three-bedroom units across nine buildings, and offers amenities including a fitness center, clubhouse, dog run and an outdoor grilling area. Amenities featured in-unit include in-unit washer/dryers, stainless steel appliances, island kitchens and tub showers. Parking is also offered at the Village 43 Property with approximately 189 open parking spaces and 66 private garage spaces (totaling 1.6 parking spaces per unit). The Village 43 Property is situated on a 6.76-acre site, is comprised of 157,830 square feet of net rentable area and was 95.5% occupied across 156 units as of August 2026.

The Village 43 Property is subject to a development agreement between the borrower and the Village of Brown Deer pursuant to which the Village 43 Property benefits from a tax increment financing (“TIF”) arrangement through which the borrower is entitled to receive tax rebates from the Village of Brown Deer through 2045. 95% of the Village 43 Property’s taxes are reimbursed to the developer each year for the first 10 years through 2034 and then 65% reimbursed for the next 11 years through 2045. See “Real Estate and Other Tax Considerations” in the prospectus.

Demand for the Village 43 Property is primarily supported by its location in Brown Deer, a northwest suburb of Milwaukee with convenient access throughout the metropolitan area. The Village 43 Property is situated near West Brown Deer Road and North Green Bay Road, approximately 2 miles west of Interstate 43, which provides north-south access through Milwaukee and connects residents to downtown Milwaukee and the North Shore suburbs. The immediate area also benefits from an established residential base, nearby employment centers and a diversified regional economy led by services, manufacturing, retail trade and finance, insurance and real estate. Within a one-, three- and five-mile radius of the Village 43 Property, the population totals 7,089, 45,202 and 142,370, respectively. Within the same radii, the median household income and percentage of renter-occupied housing units is $99,055 and 38.9%, $79,531 and 37.8% and $76,031 and 38.6%, respectively.

The following table presents detailed information with respect to the unit mix at the Village 43 Property:

Village 43 Unit Mix(1)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average UW Rent Per Unit	Average UW Rent Per SF	Market Rent Per Unit(2)	Market Rent Per SF(2)
0BR / 1BA	17	10.9%	17	100.0%	592	$1,404	$2.37	$1,308	$2.31
1BR / 1BA	75	48.1%	72	96.0%	871	$1,653	$1.90	$1,702	$2.09
2BR / 2BA	50	32.1%	47	94.0%	1,224	$2,021	$1.65	$2,441	$1.86
3BR / 2BA	14	9.0%	13	92.9%	1,517	$2,705	$1.78	$3,311	$1.90
Total/Wtd. Avg.	156	100.0%	149	95.5%	1,012	$1,838	$1.85	$2,040	$2.02
(1)	Based on the underwritten rent roll dated August 11, 2026, unless stated otherwise.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated August 4, 2026, there was no evidence of any recognized environmental conditions at the Village 43 Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43

The following table presents certain information relating to the operating history and underwritten cash flows of the Village 43 Property:

Operating History and Underwritten Net Cash Flow(1)
	TTM 7/31/2026	Underwritten	Per Unit	% (2)
Gross Potential Rent(3)	$1,325,946	$3,443,316	$22,073	95.2%
Other Income(4)	105,194	175,367	1,124	4.8
Gross Potential Income	$1,431,140	$3,618,683	$23,197	100.0%
(Vacancy/Collection Loss)	0	(212,436)	(1,362)	(6.2)
Effective Gross Income	$1,431,140	$3,406,247	$21,835	100.0%

Management Fee	$20,970	$102,187	$655	3.0%
Taxes	0	28,985	186	0.9
Insurance	0	72,409	464	2.1
Other Expenses(5)	256,308	455,900	2,922	13.4
Total Expenses	$277,278	$659,482	$4,227	19.4%

Net Operating Income	$1,153,862	$2,746,765	$17,607	80.6%
Replacement Reserves	0	39,000	250	1.1
Net Cash Flow	$1,153,862	$2,707,765	$17,357	79.5%
(1)	Based on the underwritten rent roll dated August 11, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.
(3)	The increase in Underwritten Gross Potential Rent from TTM 7/31/2026 Gross Potential Rent is due to the Village 43 Property’s continuing lease-up period since it reached full development in November 2025. Underwritten Gross Potential Rent is underwritten to the August rent roll with vacant units grossed up to the appraiser’s concluded market rents.
(4)	Other Income includes monthly internet fees, monthly utility reimbursements, amenity fees, applications fees, and other miscellaneous fee categories.
(5)	Other Expenses include payroll, utilities, repairs and maintenance, general and administrative and marketing.

The Market. The Village 43 Property is located in the Outer Brown Deer multifamily submarket of the Milwaukee metropolitan area, approximately 15 minutes from downtown Milwaukee and about 2 miles west of Interstate 43, which provides north-south access through the metropolitan area. According to the appraisal, the submarket contained approximately 4,469 units as of the second quarter of 2026 and reported occupancy of 89.0%, compared with 95.6% for the broader Milwaukee market. The lower submarket occupancy reflects the recent delivery of new inventory, including the Village 43 Property. The appraisal’s competitive set reported occupancy ranging from approximately 95% to 100%, while the Village 43 Property achieved stabilized occupancy within approximately eight months of completion.

Asking rents in the Outer Brown Deer submarket averaged approximately $1,606 per unit as of the second quarter of 2026, above the Milwaukee metropolitan average of approximately $1,474 per unit. The Village 43 Property’s average in-place rent of approximately $1,838 per unit, or $1.85 per square foot is in line with comparable newer properties, which achieve rents ranging from approximately $1,505 to $4,248 per unit, or $1.63 to $2.55 per square foot depending on unit type, size and amenity package. Although additional supply is proposed or under construction, absorption in the submarket has generally kept pace with construction over the past five years. The Village 43 Property also benefits from nearby redevelopment, including the planned Target-anchored Riverside Landing mixed-use project, which is expected to add retail amenities, residential density and activity along the Green Bay Road corridor. We cannot assure you that the Riverside Landing mixed-use project will be completed on time or at all.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
54

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43

The following table presents multifamily rental data at comparable properties with respect to the Village 43 Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Village 43 8925 North Deerwood Drive Brown Deer, WI	2025 / NAP	95.5%	156	0BR - 592 1BR - 871 2BR – 1,224 3BR – 1,517	0BR - $1,404 1BR - $1,653 2BR - $2,021 3BR - $2,705	0BR - $2.37 1BR - $1.90 2BR - $1.65 3BR - $1.78
Greenlink Residences 8725 North 43rd Street Brown Deer, WI	2022 / NAP	99%	134	1BR – 741 2BR – 1,175 3BR – 1,550	1BR - $1,505 2BR - $1,991 3BR - $2,623	1BR - $2.03 2BR - $1.69 3BR - $1.69
The Bevy 8600 North Deerwood Drive Brown Deer, WI	2020 / NAP	97%	175	0BR - 550 1BR - 756 2BR – 1,276 3BR – 1,571	0BR - $1,404 1BR - $1,567 2BR - $2,084 3BR - $3,140	0BR - $2.55 1BR - $2.07 2BR - $1.63 3BR - $2.00
Symphony at OneNorth 711 Grace Street Bayside, WI	2024 / NAP	97%	98	1BR – 796 2BR – 1,307 3BR – 1,694	1BR - $1,739 2BR - $2,456 3BR - $3,421	1BR - $2.18 2BR - $1.88 3BR - $2.02
West House at Foxtown 11127 N Weston Drive Mequon, WI	2020 / NAP	99%	96	1BR – 902 2BR – 1,150 3BR – 1,564	1BR - $1,795 2BR - $2,259 3BR - $2,818	1BR - $1.99 2BR - $1.96 3BR - $1.80
Spur 16 Mequon 6330 West Spur Road Mequon , WI	2019 / NAP	100%	150	1BR – 944 2BR – 1,226 3BR – 2,281	1BR - $1,762 2BR - $2,156 3BR - $4,248	1BR - $1.87 2BR - $1.76 3BR - $1.86
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated August 11, 2026.

The Borrower. The borrower is F Street BD 2, LLC, a Wisconsin limited liability company and recycled special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Village 43 Mortgage Loan. The borrowers under the Village 43 Mortgage Loan and The Emree Mortgage Loan are related entities.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Scott Lurie. Scott Lurie founded F Street Group, a Milwaukee-based real estate investment firm that focuses on multifamily, industrial, and mixed-use assets. F Street currently has $760 million of real estate assets under management across 14 states and over 41 properties. Mr. Lurie has been active in real estate since 2003 and established the F Street brand in 2009, expanding the platform into investment, development, lending, and related real estate ventures. Scott Lurie is also the borrower sponsor for The Emree Mortgage Loan.

The borrower sponsor is a repeat Freddie Mac, Fannie Mae and HUD borrower.

Property Management. The Village 43 Property is managed by Harmoniq, LLC, a third-party multifamily property management company based in Milwaukee. Harmoniq, LLC offers full-service property management including leasing, maintenance, and accounting.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $163,338 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $40,835.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless the borrower maintains a blanket insurance policy in accordance with the Village 43 Mortgage Loan documents.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $3,250 for replacement reserves.

Lockbox / Cash Management. The Village 43 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and to deposit, or cause to be deposited, into such lockbox all revenue from the Village 43 Property received by the borrower or the property manager no later than one business day after receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 4 – Village 43

lender-controlled cash management account and applied in accordance with the Village 43 Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Village 43 Mortgage Loan documents, (ii) the net cash flow debt service coverage ratio is less than 1.10x for any calendar quarter or (iii) a bankruptcy event as defined in the Village 43 Mortgage Loan documents.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the net cash flow debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
56

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
57

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
58

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BSPRT	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	4.8%	Net Rentable Area (Units):	99
Loan Purpose:	Recapitalization	Location:	Torrance, CA
Borrower:	Seagate Homes, L.P.	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Laisin Leung and David Leung	Occupancy:	100.0%
Interest Rate:	6.49000%	Occupancy Date:	4/2/2026
Note Date:	7/9/2026	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$2,521,805 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,755,814 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,538,935
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$930,293
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,608,642
Additional Debt:	No	UW NCF:	$2,583,892
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$49,000,000 / $494,949
Additional Debt Type:	N/A	Appraisal Date:	4/28/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$282,332	$35,292	N/A	Cut-off Date Loan / Unit:	$318,182
Insurance:	$43,737	$4,860	N/A	Maturity Date Loan / Unit:	$318,182
Replacement Reserves:	$0	$2,063	N/A	Cut-off Date LTV:	64.3%
				Maturity Date LTV:	64.3%
				UW NCF DSCR:	1.25x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,500,000	100.0%	Return of Equity(3)	$30,118,619	95.6%
			Closing Costs(4)	$1,055,312	3.4%
			Upfront Reserves	$326,069	1.0%
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%
(1)	Certain historical cashflows are not available because the Seagate Homes Apartments Property (as defined below) was built in 2024 and was in lease up throughout 2025.
(2)	For a description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The Seagate Homes Apartments Property was previously unencumbered.
(4)	Closing costs include a rate buydown of $630,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

The Loan. The Seagate Homes Apartments mortgage loan (the “Seagate Homes Apartments Mortgage Loan”) is evidenced by a promissory note secured by the borrower’s fee simple interest in a 99-unit midrise multifamily property located in Torrance, California (the “Seagate Homes Apartments Property”). The Seagate Homes Apartments Mortgage Loan was originated by BSPRT CMBS Finance LLC (“BSPRT”) and has an original principal balance of $31,500,000. The Seagate Homes Apartments Mortgage Loan has a five-year term, is interest-only for the full term, and accrues interest at a fixed rate of 6.49000% per annum on an actual/360 basis. The scheduled maturity date of the Seagate Homes Apartments Mortgage Loan is August 6, 2031.

The Property. The Seagate Homes Apartments Property is a Class A, 99-unit, five-story mid-rise apartment community located in Torrance, California. Built in 2024, the Seagate Homes Apartments Property is situated on approximately 1.46 acres and consists of a three-story wood-frame residential structure over two levels of above-grade parking. The borrower sponsors developed the Seagate Homes Apartments Property, as general contractor for the construction, and received certificates of occupancy in November and December 2024. Community amenities include a fitness center, secured access, a landscaped central courtyard, elevator service throughout the building, and secure gated garage parking. Unit amenities include in-unit washers and dryers, private balconies, wood-style flooring, Caesarstone countertops, upscale cabinetry, tech desks, and high-speed fiber internet access. The Seagate Homes Apartments Property offers 206 parking spaces, consisting of 203 garage spaces and three surface spaces, resulting in a parking ratio of approximately 2.1 spaces per unit. The unit mix consists primarily of two-bedroom units, with 98 two-bedroom units and one one-bedroom unit, and an average unit size of approximately 1,057 square feet. The Seagate Homes Apartments Property is located in the West Carson area of the South Bay region of Los Angeles County, within walking distance of Harbor-UCLA Medical Center and with access to I-110, I-405, and SR-91. As of April 2, 2026, the Seagate Homes Apartments Property was 100.0% occupied. The Seagate Homes Apartments Property is subject to an agreement requiring certain units be set aside as affordable units. See “LACDA Agreement” below.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

The following table presents detailed information with respect to the multifamily unit mix at the Seagate Homes Apartments Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate	Avg. Monthly Rental Rate per SF
1 BR / 1 BA- Affordable (2)	1	1.0%	1	100.00%	1,028	$878	$0.85
2 BR / 2 BA - Affordable(2)	8	8.1%	8	100.00%	1,025	$989	$0.96
2 BR / 2 BA - Market	90	90.9%	90	100.00%	1,060	$3,281	$3.10
Total/Wtd. Avg.	99	100.00%	99	100.00%	1,057	$3,072	$2.91
(1)	Based on the underwritten rent roll dated April 2, 2026.
(2)	See “LACDA Agreement” below for information regarding the affordable units.

Environmental. According to the Phase I environmental assessment dated April 29, 2026, there was no evidence of any recognized environmental conditions at the Seagate Homes Apartments Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Seagate Homes Apartments Property:

Operating History and Underwriting Net Cash Flow(1)
	12/31/2025	TTM 3/31/2026	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,685,464	$3,685,464	$3,648,972	$36,858	98.1%
Other Income	35,000	38,400	38,400	388	1.0%
Total Reimbursements	0	34,011	34,011	344	0.9%
Net Rental Income	$3,720,464	$3,757,875	$3,721,383	$37,590	100.0%
(Vacancy/Credit Loss)	$(339,195)	$(83,951)	$(182,449)	$(1,843)	(4.9)%
Effective Gross Income	$3,381,269	$3,673,924	$3,538,935	$35,747	95.1%
Total Expenses	859,464	918,110	930,293	9,397	26.3%
Net Operating Income	$2,521,805	$2,755,814	$2,608,642	$26,350	73.7%
Replacement Reserves	70,320	70,320	24,750	250	0.7%
Net Cash Flow	$2,451,485	$2,685,494	$2,583,892	$26,100	73.0%
(1)	Based on the underwritten rent roll dated April 2, 2026.
(2)	% column represents the percentage of Net Rental Income for all revenue lines and represents the percentage of Effective Gross Income for the remaining fields.

The Market. According to the appraisal, the Seagate Homes Apartments Property is located in West Carson, an unincorporated neighborhood in the South Bay area of Los Angeles County, California. The Seagate Homes Apartments Property is located in the Los Angeles-Long Beach-Anaheim Core-Based Statistical Area (the “Los Angeles CBSA”), the most populous region in California and the second largest in the United States. The top three employment sectors within the Los Angeles CBSA are education and health services, professional and business services, and leisure and hospitality, which represent a combined total of 48.1% of the regional workforce.

The Seagate Homes Apartments Property is located on the north side of 223rd Street, west of Vermont Avenue, within the West Carson area of the South Bay. The South Bay area is a coastal region extending south from Los Angeles International Airport (“LAX”) to the City of Long Beach, and is generally bounded by Interstate 105 and LAX to the north, Interstate 405 and Interstate 710 to the east, and the Pacific Ocean to the south and west. Primary regional access is provided by Interstate 110, Interstate 405, and State Route 91, which provide connectivity to Downtown Los Angeles, Long Beach, LAX, and the broader South Bay employment base. The Seagate Homes Apartments Property is also located 0.6 miles from the Harbor-UCLA Medical Center, a significant healthcare employer and demand driver in the immediate area.

According to the appraisal, the Seagate Homes Apartments Property is located in the Carson/San Pedro/East Torrance/Lomita multifamily submarket within the greater Los Angeles multifamily market. As of year-end 2025, the Los Angeles multifamily market had a vacancy rate of 4.6%, an average asking rent of $2,513 per month, and an inventory of approximately 872,532 units. The Carson/San Pedro/East Torrance/Lomita submarket had a vacancy rate of 5.7%, an average asking rent of $2,156 per month, and an inventory of 18,211 units.

According to the appraisal, the estimated 2025 population within a one-, three-, and five-mile radius of the Seagate Homes Apartments Property was 40,433, 209,621, and 480,838, respectively, and the average household income within the same radii was $111,535, $121,419, and $123,306, respectively.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

The following table presents multifamily rental data at comparable properties with respect to the Seagate Homes Apartments Property:

Comparable Rental Summary(1)

Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Seagate Homes Apartments	2024 / NAP	100.0%(2)	99(2)	1 BR / 1 BA (Affordable)	1,028(2)	$0.85(2)	$878(2)
1029 W 223rd St				2 BR / 2 BA (Affordable)	1,025(2)	$0.96(2)	$989(2)
Torrance, CA				2 BR / 2 BA (Market)	1,060(2)	$3.10(2)	$3,281(2)
Alta South Bay	2015 / NAP	97.50%	246	1 BR / 1 BA	725	$4.13	$2,994
22433 S Vermont Ave				2 BR / 2 BA	1,065	$3.23	$3,444
Torrance, CA				3 BR / 3 BA	1,370	$3.04	$4,165
Seacrest Homes	2018 / NAP	95.00%	352	2 BR / 2 BA	1,028	$3.41	$3,508
1311 W Sepulveda Blvd				3 BR / 3 BA	1,423	$3.02	$4,300
Torrance, CA
78 West	2022 / NAP	90.00%	45	Studio	801	$3.38	$2,707
1978 W Carson St				1 BR / 1 BA	691	$4.22	$2,913
Torrance, CA				2 BR / 2 BA	1,034	$3.51	$3,628
Union South Bay	2020 / NAP	97.00%	357	Studio	544	$4.37	$2,376
615 E Carson St				1 BR / 1 BA	739	$3.76	$2,776
Carson, CA				2 BR / 2 BA	1,179	$3.15	$3,710
Evolve South Bay	2020 / NAP	97.00%	300	1 BR / 1 BA	850	$3.44	$2,923
285 E Del Amo Blvd				2 BR / 2 BA	1,094	$3.24	$3,542
Carson, CA				3 BR / 3 BA	1,308	$3.17	$4,152
Solimar	2016 / NAP	95.00%	204	1 BR / 1 BA	731	$3.38	$2,468
1500 W Pacific Coast Hwy				2 BR / 2 BA	980	$2.89	$2,833
Wilmington, CA				3 BR / 3 BA	1,280	$2.92	$3,733
(1)	Based on the appraisal dated April 28, 2026.
(2)	Based on the underwritten rent roll dated April 2, 2026.

The Borrower. The borrower is Seagate Homes, L.P., a bankruptcy remote, special purpose California limited partnership with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Seagate Homes Apartments Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors of the Seagate Homes Apartments Mortgage Loan are Laisin Leung and David Leung. Laisin Leung and David Leung reside in Los Angeles and Palos Verdes, respectively, and have been active in developing and managing residential real estate projects in Southern California for more than 30 years. The borrower sponsors have experience in and around the Los Angeles market across single-family, condominium and multifamily ownership and development. Including the Seagate Homes Apartments Property, the borrower sponsors own five multifamily/single-family rental properties in California, consisting of a total of 858 units.

Property Management. The Seagate Homes Apartments Property is self-managed.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

Escrows and Reserves. At origination, the borrower deposited approximately $282,332 into a real estate tax reserve and approximately $43,737 into an insurance reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $35,292 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premiums payable upon renewal of the policy (initially, approximately $4,860 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit $2,062.50 into the replacement reserve.

Lockbox / Cash Management. The Seagate Homes Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), the borrower will be required to establish a lender-controlled lockbox account within 10 business days. From and after the first occurrence of a Cash Sweep Period and for so long as the Seagate Homes Apartments Mortgage Loan remains outstanding, the borrower will be required to deposit, or cause any property manager (if applicable) to deposit, all revenue generated by the Seagate Homes Apartments Property into the lender-controlled lockbox account. Pursuant to the Seagate Homes Apartments Mortgage Loan documents, funds on deposit in the lockbox account are required to be transferred to or at the direction of the borrower unless a Cash Sweep Period is continuing, in which case such funds are required to be swept each business day into a lender-controlled cash management account and applied in accordance with the Seagate Homes Apartments Mortgage Loan documents. Pursuant to the Seagate Homes Apartments Mortgage Loan documents, all funds on deposit in the cash management account are required to be applied on each monthly payment date in accordance with the Seagate Homes Apartments Mortgage Loan documents. Pursuant to the Seagate Homes Apartments Mortgage Loan documents, all excess funds remaining in the cash management account are required to be applied as follows: (a) if a Cash Sweep Period is not in effect, to the borrower or (b) if a Cash Sweep Period is in effect, to the excess cash flow account.

A “Cash Sweep Period” will commence upon (i) the occurrence and continuance of an event of default under the Seagate Homes Apartments Mortgage Loan documents or (ii) the debt service coverage ratio being less than 1.10x. A Cash Sweep Period will end upon (A) with respect to clause (i) above, the cure of such event of default and lender’s written acceptance of such cure, or lender’s written waiver of such event of default, and no further events of default occurring for the immediately following two calendar quarters and (B) with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters; provided, that a Cash Sweep Period will not end if a Cash Sweep Period then exists for any other reason.

LACDA Agreement. The Seagate Homes Apartments Property is subject to a recorded Affordable Housing Agreement and Declaration of Covenants, Conditions, and Restrictions (the “LACDA Agreement”) with the Los Angeles County Development Authority (“LACDA”) pursuant to which the Seagate Homes Apartments Property received an increase in permitted density in exchange for setting aside certain affordable units. The LACDA Agreement requires that nine units be reserved for very low-income households earning no more than 50% of area median income at regulated affordable rents for a period of 55 years following issuance of the certificate of occupancy, which agreement expires in 2080. The restricted units are required to remain integrated throughout the Seagate Homes Apartments Property and be comparable to the market-rate units, and are subject to ongoing tenant income certification, reporting, marketing, monitoring and compliance requirements administered by LACDA. The LACDA Agreement also prohibits condominium conversion of the restricted units and grants LACDA inspection and enforcement rights that run with the land and survive foreclosure. The borrower sponsors provided a current rent roll and correspondence from LACDA confirming the approved affordable unit designations, including approval of two substituted affordable units that differ from the units originally listed in the LACDA Agreement. The borrower sponsors also provided evidence that LACDA reviewed and approved the income eligibility of the current affordable-unit residents and that no compliance concerns were identified. Pursuant to the Seagate Homes Apartments Mortgage Loan documents, the borrower is required to comply with the LACDA Agreement. Non-compliance with the LACDA Agreement constitutes an event of default under the Seagate Homes Apartments Mortgage Loan documents, and any losses arising from non-compliance with, or non-lender approved modifications or terminations of, the LACDA Agreement are recourse to the borrower and the borrower sponsors.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 5 – Seagate Homes Apartments

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
65

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
66

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Multifamily - High Rise
% of Pool by IPB:	4.6%	Net Rentable Area (Units)(4):	327
Loan Purpose:	Refinance	Location:	Fort Myers, FL
Borrower:	2500 Edwards Drive Owner, LLC	Year Built / Renovated:	1986 / 2026
Borrower Sponsor:	SF Executive Company LLC	Occupancy(4):	96.0%
Interest Rate:	5.89000%	Occupancy Date:	6/23/2026
Note Date:	6/24/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	$3,430,119 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	90.4%
Amortization Type:	Interest Only	UW Revenues:	$8,096,323
Call Protection:	L(5),YM1(48),O(7)	UW Expenses:	$2,442,351
Lockbox / Cash Management:	Springing / Springing	UW NOI(6):	$5,653,972
Additional Debt(1):	Yes	UW NCF:	$5,525,328
Additional Debt Balance(1):	$47,000,000	Appraised Value / Per Unit:	$110,300,000 / $337,309
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/1/2026

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$235,474
Taxes:	$239,232	$59,808	N/A	Maturity Date Loan / Unit:	$235,474
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$0	$7,322	N/A	Maturity Date LTV:	69.8%
TI/LC Reserves:	$242,375	$3,398	N/A	UW NCF DSCR:	1.20x
Deferred Maintenance:	$1,650	$0	N/A	UW NOI Debt Yield:	7.3%
Other(3):	$702,978	Springing	$112,827

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$77,000,000	96.7%	Loan Payoff	$62,603,401	78.7%
Borrower Sponsor Equity	2,593,765	3.3	Preferred Equity Payoff	10,663,000	13.4
			Closing Costs(7)	5,141,129	6.5
			Upfront Reserves(2)	1,186,235	1.5
Total Sources	$79,593,765	100.0%	Total Uses	$79,593,765	100.0%
(1)	The Edison Grand Mortgage Loan (as defined below) is part of the Edison Grand Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $77,000,000. Financial Information presented in the chart above is based on the Edison Grand Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Other Reserves are comprised of (i) an initial free rent reserve of $235,600, (ii) an initial capex reserve of approximately $219,763, (iii) an initial unfunded obligations reserve of approximately $134,789, and (iv) an initial gap rent reserve of $112,827. The Springing monthly payments and Initial Cap relate solely to the gap rent reserve.
(4)	Net Rentable Area (Units) and Occupancy represent the multifamily component of the Edison Grand Property (as defined below). The Edison Grand Property also includes 40,777 SF of commercial and storage space accounting for 16.4% of total NRA and 10.0% of underwritten effective gross income. The commercial space is 83.0% leased as of June 15, 2026, by three tenants, including Seakeeper, Inc., a marine stabilization company, a salon, and a café. Seakeeper, Inc. leases 77.2% of the commercial space and represents approximately 7.7% of underwritten effective gross income. The landlord work for Seakeeper, Inc. has not yet been completed, and the tenant has not yet accepted its space and is not in occupancy. The lease commencement date and the rent commencement date will not occur until the landlord work is completed in accordance with the lease. Gap and free rent for Seakeeper, Inc. was reserved at origination. We cannot assure you that the landlord work will be completed or that Seakeeper, Inc. will take occupancy and commence paying rent.
(5)	Historical financial information prior to the TTM May 31, 2026 period is not available as the borrower renovated the Edison Grand Property from 2021 to 2026.
(6)	The increase from Most Recent NOI to UW NOI is due to lease-up of the Edison Grand Property following renovations.
(7)	Closing costs include a rate buydown of $2,849,000.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

The Loan. The sixth largest mortgage loan (the “Edison Grand Mortgage Loan”) is part of a whole loan (the “Edison Grand Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee simple interest in a 327-unit, high-rise multifamily property located in Fort Myers, Florida (the “Edison Grand Property”). The Edison Grand Whole Loan was originated on June 24, 2026 by CREFI and accrues interest at a fixed rate of 5.89000% per annum on an Actual/360 basis. The Edison Grand Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Edison Grand Whole Loan is July 6, 2031. The Edison Grand Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

The table below identifies the promissory notes that comprise the Edison Grand Whole Loan. The relationship between the holders of the Edison Grand Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Edison Grand Whole Loan will be serviced under the pooling and servicing agreement for the CGCMT 2026-MFAM1 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$47,000,000	$47,000,000	CGCMT 2026-MFAM1	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2026-M1	No
Whole Loan	$77,000,000	$77,000,000

The Property. The Edison Grand Property is a 24-story, 327-unit, high-rise multifamily property with ground-floor commercial and storage space located in Fort Myers, Florida. The Edison Grand Property is situated on a 3.42-acre waterfront site along the Caloosahatchee River in the downtown Fort Myers central business district. The Edison Grand Property was originally constructed as a hotel in 1986 and was converted to multifamily use in 2017. The borrower sponsor acquired the Edison Grand Property in 2021 from a prior lender, which had foreclosed on the property via a Uniform Commercial Code foreclosure. Following such acquisition, the borrower began an $8.0 million renovation plan from 2021 to 2026, which included upgrades to unit interiors, building systems, amenities, and common areas.

Community amenities at the Edison Grand Property include a resort-style pool and sun deck, fitness center, resident lounge, co-working spaces, movie theater, structured parking, and ground-floor retail. The Edison Grand Property features a multi-level parking garage which includes 521 parking spaces, resulting in a parking ratio of approximately 1.59 spaces per unit.

The residential unit mix at the Edison Grand Property consists of four studios, 235 one-bedroom / one-bathroom units, 44 one-bedroom / one and a half bathroom units, and 44 two-bedroom / two bathroom units, with an average unit size of 638 square feet. Unit amenities include stainless steel appliances, in unit washer/dryers, walk-in closets, and granite/stone countertops. As of June 23, 2026, the residential portion of the Edison Grand Property was 96.0% leased. Ten units at the Edison Grand Property are required by the planned unit development of which the Edison Grand Property is a part to be reserved for qualified renters earning no more than 120% of the area median income for Lee County, Florida at rent limits published by the Florida Housing Finance Corporation.

The commercial space at the Edison Grand Property totals 40,777 square feet and represents approximately 10.0% of underwritten effective gross income, and, as of June 15, 2026, was 83.0% leased to three tenants, including Seakeeper, Inc., a marine stabilization company, a salon, and a café. Seakeeper, Inc. leases 77.2% of the commercial space on a lease through August 2033 and represents approximately 7.7% of underwritten effective gross income. The landlord work for Seakeeper, Inc. has not yet been completed, and the tenant has not yet accepted its space and is not in occupancy. The lease commencement date and the rent commencement date will not occur until the landlord work is completed in accordance with the lease. Gap and free rent for Seakeeper, Inc. was reserved for at origination. See “Escrows and Reserves” below. There can be no assurance that Seakeeper, Inc. will take occupancy and start paying rent as expected, or at all.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

The following table presents certain information relating to the unit mix at the Edison Grand Property:

Edison Grand Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	4	1.2%	50.0%	360	$950	$1,325
1 Bed / 1 Bath	235	71.9%	95.7%	576	$1,571	$1,674
1 Bed / 1.5 Bath	44	13.5%	100.0%	694	$1,776	$1,826
2 Bed / 2 Bath	44	13.5%	97.7%	933	$2,212	$2,216
Total/Wtd. Avg.	327	100.0%	96.0%	638	$1,684	$1,763
(1)	Based on the underwritten rent roll dated June 23, 2026, unless otherwise indicated. Average Monthly Rent Per Unit is based on occupied units.
(2)	Source: Appraisal.

Appraisal. According to the appraisal, Edison Grand Property had an “as-is” appraised value of $110,300,000 as of June 1, 2026.

Edison Grand Appraised Value(1)
Property	Value	Capitalization Rate
Edison Grand	$110,300,000	5.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated March 16, 2026, there were no recognized environmental conditions at the Edison Grand Property.

The following table presents certain information relating to the current multifamily occupancy of the Edison Grand Property:

Current Occupancy(1)
Current(2)
Edison Grand	96.0%
(1)	Historical occupancy is not available as the borrower renovated the Edison Grand Property from 2021 to 2026.
(2)	Current occupancy represents multifamily occupancy as of June 23, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

TIF Rebate. The Edison Grand Property benefits from a development agreement (the “TIF Agreement”) with the Community Redevelopment Agency of the City of Fort Myers, Florida (the “CRA”), which provides that the Edison Grand Property is entitled to a tax increment rebate (“TIF Rebate”) that runs through the earlier of the date the cumulative TIF Rebate reaches $9,726,407 and 2041. The outstanding available amount of the rebate as of June 22, 2026 was $8,714,963.85. The TIF Rebate for 2025 was estimated to be approximately $261,848. Receipt of the TIF Rebate is contingent on actual increment revenues generated. Please see “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus for more information.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Edison Grand Property:

Cash Flow Analysis(1)
	TTM 5/31/2026(2)	U/W(2)(3)	Per Unit	%(4)
Base Rent	$6,571,348	$6,343,944	$19,400	80.9%
Potential Income from Vacant Units	0	259,259	793	3.3%
Gross Potential Income	$6,571,348	$6,603,203	$20,193	84.2%
Other Apartment Income(5)	932,972	1,237,519	3,784	15.8%
Net Rental Income	$7,504,320	$7,840,722	$23,978	100.0%
(Vacancy / Credit Loss)	(1,687,685)	(557,616)	(1,705)	(7.1%)
Effective Gross Income - Apartments	$5,816,635	$7,283,107	$22,272	92.9%

Commercial Rental Income	$683,508	$813,216	2,487	10.0%
Potential Income from Vacant Space	0	173,125	529	2.1%
(Vacancy / Credit Loss)	(617,942)	(173,125)	(529)	(2.1%)
Effective Gross Income - Commercial	$65,567	$813,216	$2,487	10.0%
Total Effective Gross Income	$5,882,202	$8,096,323	$24,759	100.0%

Real Estate Taxes(6)	$375,694	$394,327	1,206	4.9%
Insurance	270,361	175,573	537	2.2%
Management Fee	176,466	242,890	743	3.0%
Utilities	657,722	657,722	2,011	8.1%
Other Expenses(7)	971,840	971,840	2,972	12.0%
Total Expenses	$2,452,083	$2,442,351	$7,469	30.2%

Net Operating Income	$3,430,119	$5,653,972	$17,290	69.8%
Replacement Reserves	0	87,867	269	1.1%
TI/LC	0	40,777	125	0.5%
Net Cash Flow	$3,430,119	$5,525,328	$16,897	68.2%
(1)	Historical financial information prior to the TTM 5/31/2026 period is not available as the borrower renovated the Edison Grand Property from 2021 to 2026.
(2)	The increase from TTM 5/31/2026 Net Operating Income to U/W Net Operating Income is due to the lease-up of the Edison Grand Property following renovations.
(3)	Based on the underwritten rent roll dated as of June 23, 2026.
(4)	Apartment revenue items are calculated as a percentage of Net Rental Income; commercial revenue and all non-revenue items are calculated as a percentage of Total Effective Gross Income.
(5)	Other Apartment Income includes revenues from forfeited deposits, application fees, administration fees, pet fees, storage, vending machines, late charges, and miscellaneous sources as well as utilities, RUBS reimbursements and cable income.
(6)	Real Estate Taxes were underwritten based on the 2025 estimated real estate taxes of $656,175, net of the estimated TIF rebate of $261,848.
(7)	Other Expenses includes payroll and benefits, repairs and maintenance, advertising and marketing, and general and administrative.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
71

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

The Market. The Edison Grand Property is located at 2500 Edwards Drive in Fort Myers, Florida and is part of the Cape Coral metropolitan statistical area (the “Cape Coral MSA”). According to the appraisal, the Cape Coral MSA had an estimated 2025 population of approximately 859,348 and has experienced an average population growth of 19,705 residents per year from 2020 to 2025.

According to the appraisal, the Edison Grand Property is located within Fort Myers and is in proximity to areas that serve as a center for employment and government activity. The surrounding area includes a mix of residential, retail, and hospitality uses and benefits from proximity to employment centers and waterfront amenities. Primary access to the area is provided by U.S. Route 41 (Tamiami Trail), which serves as the primary north-south commercial corridor through Fort Myers, as well as Interstate 75, which provides regional connectivity to Naples, Tampa, and the broader Gulf Coast. Additional access is provided by State Road 82 and Colonial Boulevard, which connect the area to inland and coastal communities within Lee County.

According to a third-party market research report, the Edison Grand Property is located within the Western Lee County multifamily submarket of the Cape Coral multifamily market. As of June 26, 2026, the Western Lee County multifamily submarket had an inventory of 9,571 units, a vacancy rate of 15.8%, and average asking rent of $1,556 per month.

According to the appraisal, the estimated 2025 population within a one-, three-, and five- mile radius of the Edison Grand Property was 6,564, 58,898, and 158,747, respectively, and the estimated 2025 average household income within the same radii was $88,621, $81,115, and $85,708, respectively.

The following table presents certain information relating to multifamily properties that are comparable to the Edison Grand Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Monthly Rent Per Unit(2)
Edison Grand 2500 Edwards Drive Fort Myers, FL	-	1986 / 2026	327(2)	96.0%(2)	Studio	360 SF(2)	$950(2)
					1BR / 1BA	576 SF(2)	$1,571(2)
					1BR / 1.5BA	694 SF(2)	$1,776(2)
					2BR / 2BA	933 SF(2)	$2,212(2)
The Ivy - Fort Myers 2480 First Street Fort Myers, FL	0.1 mi	2024 / NAP	275	96.6%	Studio / 1BA	726 SF	$1,857
					1BR / 1BA	743-796 SF	$1,599-$1,892
					2BR / 2BA	1,072-1,242 SF	$2,274-$2,499
					3BR / 2BA	1,445 SF	$3,095
West End at City Walk 2250 McGregor Boulevard Fort Myers, FL	1.0 mi	2021 / NAP	318	87.0%	Studio / 1BA	630 SF	$1,265
					1BR / 1BA	742-812 SF	$1,442-$1,449
					2BR / 2BA	1,038-1,225 SF	$1,645-$2,300
Triton Cay Fort Myers 2220 West 1st Street Fort Myers, FL	1.0 mi	2022 / NAP	319	92.1%	1BR / 1BA	668-1,112 SF	$1,575-$1,925
					2BR / 2BA	1,054-1,304 SF	$2,210-$2,585
					3BR / 2-3BA	1,452-1,887 SF	$2,695-$3,470
Lumen Luxury Apartments 3500 Star Lane Fort Myers, FL	3.2 mi	2021 / NAP	324	95.4%	1BR / 1BA	566-866 SF	$1,709-$1,970
					2BR / 1-2BA	1,024-1,115 SF	$2,171-$2,286
					3BR / 2BA	1,197 SF	$2,613-$2,649
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 23, 2026. Average Monthly Rent Per Unit reflects the average rent for occupied units.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
72

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

The Borrower. The borrower is 2500 Edwards Drive Owner, LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Edison Grand Whole Loan.

The Sponsor. The borrower sponsor is SF Executive Company LLC and the non-recourse carveout guarantor is SF Properties I LLC. SF Properties I LLC is affiliated with Westside Capital Group, which is a Miami based real estate private equity company that invests in underutilized real estate companies and assets, including real estate development, distressed properties, real estate operating businesses, and public-private partnerships. Since its inception in 2016, Westside Capital Group has accumulated assets, primarily across the Southeastern and Sunbelt United States. Westside Capital Group also owns entitled land and maintains a development pipeline consisting primarily of multifamily and mixed-use assets.

Property Management. The Edison Grand Property is managed by Casenta LLC, an affiliate of the borrower.

Escrows and Reserves. At origination of the Edison Grand Whole Loan, the borrower deposited (i) approximately $239,232 into a reserve account for real estate taxes, (ii) $242,375 into a reserve for future tenant improvements, improvements to spaces designated for future lease (“Spec Improvements”), and leasing commissions, (iii) $112,827 into a reserve for gap rent for Seakeeper, Inc. (together with any other lessees of such tenant’s space or any portion thereof, and any guarantors of the foregoing leases, the “Specified Tenant”), (iv) $235,600 into a reserve for free rent for the Specified Tenant, (v) $1,650 into a reserve for deferred maintenance, (vi) approximately $219,763 into a reserve for specified capital expenditures for repairs and replacements, and (vii) approximately $134,789 into a reserve for unfunded obligations for tenant improvement costs and landlord work for the Specified Tenant.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $59,808).

Insurance Reserve – At the option of the lender, if the liability or casualty insurance policy maintained by the borrower covering the Edison Grand Property does not constitute an approved blanket or umbrella policy pursuant to the Edison Grand Whole Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, an approved blanket policy was in place with respect to the Edison Grand Property.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $7,322.

Leasing Reserve – The borrower is required to deposit into a reserve for future tenant improvements, Spec Improvements and leasing commissions, on a monthly basis, approximately $3,398.

Gap Rent Reserve – If the balance of funds in the gap rent reserve is equal to or less than $37,609 at any time prior to the occurrence of a Gap Rent Disbursement Event (as defined below), the borrower is required to deposit an amount sufficient to bring the balance in such reserve to $112,827.

A “Gap Rent Disbursement Event” means the receipt by the lender of reasonably satisfactory evidence, including without limitation a reasonably acceptable tenant estoppel certificate, that the Specified Tenant has taken possession of its space and opened for business.

Lockbox / Cash Management. The Edison Grand Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue received by the borrower or the property manager into a lender-controlled lockbox account (which was established at origination). Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver (x) a notice to all non-residential tenants under non-residential leases at the Edison Grand Property directing them to remit rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account, (y) a notice to all credit card companies or clearing banks with respect to which the borrower or property manager has entered into a merchant’s agreement with respect to the Edison Grand Property, directing them to remit all payments into the lender-controlled lockbox account, and (z) a notice to the CRA directing it to remit all project payments under the TIF Agreement into the lender-controlled lockbox account. All funds deposited into the lockbox

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
73

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Edison Grand Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Edison Grand Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Edison Grand Whole Loan. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower, provided that any such funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained until the Specified Tenant Stabilization Conditions (as defined below) have been satisfied. Upon an event of default under the Edison Grand Whole Loan documents, the lender may apply funds to the Edison Grand Whole Loan in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Edison Grand Whole Loan documents, (ii) the debt service coverage ratio being less than 1.10x (a “DSCR Trigger Period”) (provided, however, that no Trigger Period is deemed to exist pursuant to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied), and (iii) a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Edison Grand Whole Loan documents, (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.10x for two consecutive calendar quarters, and (z) with regard to clause (iii) above, the Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the Edison Grand Whole Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.10x for two consecutive calendar quarters.

“Collateral Deposit Amount” means approximately $2,299,145.

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) Specified Tenant being in default under its lease beyond applicable notice and cure periods, (ii) at any time after December 21, 2026, Specified Tenant failing to be in actual, physical possession of its space, (iii) at any time after December 21, 2026, Specified Tenant failing to be open for business during customary hours and/or “going dark” in its space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (v) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or the Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant, and (vii) Specified Tenant failing to extend or renew its lease on or prior to the earlier of the deadline for such extension set forth in its lease and the date that is 12 months prior to the stated maturity date of the Edison Grand Whole Loan, in each case in accordance with the applicable terms and conditions of such lease and of the Edison Grand Whole Loan documents for a term of five years (provided that, from July 6, 2030 through the maturity date, so long as the then debt yield (which calculation excludes the income attributable to the Specified Tenant lease) exceeds 7.18%, no Specified Tenant Trigger Period will be deemed to have occurred solely due to a failure of Specified Tenant to renew its lease pursuant to this clause (vii)); and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence (which must include, without limitation, an acceptable estoppel certificate from the Specified Tenant) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the Edison Grand Whole Loan documents, the applicable tenant(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
74

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 6 – Edison Grand

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under its lease and no other default under such Specified Tenant lease occurs for three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof) and open for business during customary hours and not “dark”, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew its lease, the applicable Specified Tenant has renewed or extended its lease in accordance with the terms of the Edison Grand Whole Loan documents and such lease for a term of five years, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or its lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under its lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by either retenanting the Specified Tenant’s space or by renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow reserve (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such retenanting or any such renewal/extension.

“Specified Tenant Stabilization Conditions” means with respect to curing any Specified Tenant Trigger Period by either retenanting the Specified Tenant’s space or by renewal/extension of any Specified Tenant lease, that all leasing commissions payable in connection with each such lease have been paid and all tenant improvement obligations or other similar landlord obligations have been completed and paid in full, each such tenant has actually commenced paying full contractual rent under the applicable lease and any free rent period or period of partial rent abatements has expired, and each such tenant is open for business in the entirety of its leased premises.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
76

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
77

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	4.6%	Net Rentable Area (Units):	247
Loan Purpose:	Refinance	Location:	Bronx, NY
Borrower:	1351 Jerome Holdings LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor:	Sam Rubin	Occupancy:	99.6%
Interest Rate:	6.44500%	Occupancy Date:	8/4/2026
Note Date:	8/10/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of) (5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$10,854,853
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$1,844,942
Lockbox / Cash Management(3):	Springing / Springing	UW NOI:	$9,009,911
Additional Debt(1):	Yes	UW NCF:	$8,946,895
Additional Debt Balance(1):	$35,000,000	Appraised Value / Per Unit:	$122,800,000 / $497,166
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/16/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$263,158
Taxes:	$14,975	$3,744	N/A	Maturity Date Loan / Unit:	$263,158
Insurance:	$169,899	$27,111	N/A	Cut-off Date LTV:	52.9%
Capital Expenditure Reserve:	$0	$5,159	N/A	Maturity Date LTV:	52.9%
TI/LC:	$0	$97	N/A	UW NCF DSCR:	2.11x
				UW NOI Debt Yield:	13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$65,000,000	100.0%	Loan Payoff	$51,748,708	79.6%
			Return of Equity	10,746,918	16.5
			Closing Costs	2,319,500	3.6
			Reserves	184,874	0.3
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The 1351 Jerome Avenue Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000 (the “1351 Jerome Avenue Whole Loan”). The Financial Information in the chart above reflects The 1351 Jerome Avenue Whole Loan.
(2)	Defeasance of the 1351 Jerome Avenue Whole Loan is permitted any time after the date that is the earlier to occur of (i) the third anniversary of the origination date or (ii) the second anniversary of the closing date of the securitization that includes the last promissory note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2026-M1 securitization trust in September 2026. The actual defeasance lockout period may be longer.
(3)	See “Lockbox / Cash Management” below for further discussion.
(4)	See “Escrows and Reserves” below for further discussion.
(5)	4th Most Recent NOI, 3rd Most Recent NOI and 2nd Most Recent NOI are unavailable due to the 1351 Jerome Avenue Property (as defined below) being constructed in 2025.

The Loan. The seventh largest mortgage loan (the “1351 Jerome Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a high-rise multifamily property located in Bronx, New York (the “1351 Jerome Avenue Property”). The 1351 Jerome Avenue Mortgage Loan is evidenced by three pari passu promissory notes in the original principal amount of $65,000,000, accrues interest at a fixed rate of 6.44500% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

See “The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
78

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

The table below identifies the promissory notes that comprise the 1351 Jerome Avenue Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BBCMS 2026-M1	Yes
A-2	$20,000,000	$20,000,000	BANK 2026-5YR24	No
A-3(1)	$15,000,000	$15,000,000	AREF2	No
Whole Loan	$65,000,000	$65,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The 1351 Jerome Avenue Property is a 247-unit, high-rise multifamily property located in Bronx, New York, approximately 9.8 miles north of Midtown, Manhattan. The 1351 Jerome Avenue Property was constructed in 2025. The borrower sponsor developed the 1351 Jerome Avenue Property for a total construction cost of approximately $57.8 million. Amenities at the 1351 Jerome Avenue Property include a video intercom system and a laundry facility. Unit amenities, in certain units, include granite counter tops, electric oven/range combinations, and refrigerators.

Occupancy at the 1351 Jerome Avenue Property is 99.6% as of August 4, 2026. The unit mix of the 1351 Jerome Avenue Property includes 71 studio units, 110 one-bedroom units, and 66 two-bedroom units with an average unit size of 416 square feet and an average monthly rental rate of $3,631 per unit. The 1351 Jerome Avenue Property was developed under New York 421-a(16) exemption, which requires 246 units at the 1351 Jerome Avenue Property to be affordable units leased to persons or families whose annual incomes do not exceed between 40% and 130% of the area median income. There are 246 affordable units that are currently leased to tenants through the Family Homelessness and Eviction Protection Supplement program (“CityFHEPs”). The 1351 Jerome Avenue Mortgage Loan was underwritten based on current rental levels paid by the Augmented CityFHEPS program. See “Real Estate and Other Tax Considerations” in the Preliminary Prospectus. The 1351 Jerome Avenue Mortgage Loan will become full recourse to the borrower in the event that (1) the borrower breaches any terms or conditions, or defaults, under any requirement, document or agreement with respect to any of the CityFHEPS program, the federal Section 8 program, the HIV/AIDS Services Administration program, or another similar or successor rental assistance or subsidy programs that the borrower or the 1351 Jerome Avenue Property participates in as of the origination date of the 1351 Jerome Avenue Mortgage Loan (collectively, the “Rental Assistance Programs”) or the New York 421-a tax abatement program, the Mandatory Inclusionary Housing Program of New York program or other rent regulations that the borrower or the 1351 Jerome Avenue Property participates in as of the origination date of the Mortgage Loan (collectively, the “Regulatory Programs” and together with the Rental Assistance Programs, the “Programs”) and such default results in (i) any penalties assessed by any governmental authority as a result of any such breach or default, (ii) the termination of any tax abatement or exemption with respect to the 1351 Jerome Avenue Property, or (iii) any changes, suspensions, modifications or reductions in any Programs and/or the economic benefits provided thereby with respect to the 1351 Jerome Avenue Property; (2) the borrower breaches any terms or conditions, or defaults, under any requirement, document or agreement with respect to any Program and as a result of such breach or default the Program, as the case may be, is terminated with respect to the 1351 Jerome Avenue Property; (3) any Program is terminated and no similar program is instituted granting a similar economic benefit or any Rental Assistance Program is modified or reduced to the extend the economic benefit is less than the standard then in effect; provided that at any time after the first anniversary of the of the origination date of the 1351 Jerome Avenue Mortgage Loan, if as of the first day of each of two consecutive fiscal quarters the borrower demonstrates a debt yield (calculated on a trailing 12-month basis but assuming that rental income from each residential unit at the 1351 Jerome Avenue Property then receiving payments under a Rental Assistance Program is marked to the lesser of (x) actual rental income from such units, and (y) rental income that would have been received with respect to such units pursuant to the federal Section 8 program) of 10.5% or greater, then the borrower’s and guarantor’s aggregate obligations with respect to the above clauses (1) through (3) will be limited to an amount equal to $16,250,000.00.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
79

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

The following table presents certain information relating to the historical and current occupancy of the 1351 Jerome Avenue Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
NAV	NAV	NAV	99.6%
(1)	Historical Occupancy is unavailable due to the 1351 Jerome Avenue Property being constructed in 2025.
(2)	Current occupancy is based on the underwritten rent roll as of August 4, 2026.

The following table presents detailed information with respect to the residential units at the 1351 Jerome Avenue Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio	71	28.7%	70	98.6%	288	$3,333	$11.58	$2,702	$5.29
1BR	110	44.5%	110	100.0%	403	$3,541	$8.78	$2,898	$5.01
2BR	66	26.7%	66	100.0%	577	$4,097	$7.11	$3,845	$4.77
Total/Wtd. Avg.	247	100.0%	246	99.6%	416	$3,631	$9.13	$3,096	$5.03
(1)	Based on the underwritten rent roll as of August 4, 2026, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
80

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 1351 Jerome Avenue Property:

Underwritten Net Cash Flow

	Underwritten(1)	Per Unit	%(2)
Gross Potential Rent	$10,758,648	$43,557	94.4%
Other Income(3)	634,137	2,567	5.6%
Net Rental Income	$11,392,785	$46,125	100.0%
(Vacancy/Credit Loss)	(537,932)	(2,178)	(4.7%	)
Effective Gross Income	$10,854,853	$43,947	95.3%
Management Fee	325,646	1,318	3.0%
Utilities	589,513	2,387	5.4%
Repairs and Maintenance	159,075	644	1.5%
Payroll	280,721	1,137	2.6%
Advertising	18,715	76	0.2%
General and Administrative	102,931	417	0.9%
Real Estate Taxes	43,013	174	0.4%
Insurance	325,328	1,317	3.0%
Total Expenses	$1,844,942	$7,469	17.0%
Net Operating Income	$9,009,911	$36,477	83.0%
CapEx	63,016	255	0.6%
Net Cash Flow	$8,946,895	$36,222	82.4%
(1)	Gross potential rent is underwritten to the rent roll dated August 4, 2026, and utilities are underwritten to the borrower’s budget. Management fees are underwritten to 3% of effective gross income.
(2)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(3)	Other Income includes laundry and utility income (“Other Income”).

Environmental. According to the Phase I environmental assessment dated April 1, 2026, there was no evidence of any recognized environmental conditions at the 1351 Jerome Avenue Property.

The Market. The 1351 Jerome Avenue Property is located in Bronx, New York, approximately a 9.8-mile drive from Midtown Manhattan. New York City is the largest apartment market and the largest municipal and regional apartment market in the United States with a 2023 population of 23.6 million people and gross metropolitan product of $2.2 trillion. Primary access to the 1351 Jerome Avenue Property is provided by Jerome Avenue, a major arterial, four-lane road. Public transportation is available with subway access to the 4 line on Jerome Avenue and 170th Street and the B and D lines on Grand Concourse and East 170th Street. Local bus service is also available on most wider streets and avenues, including Jerome Avenue. Directly north, east, and west of the 1351 Jerome Avenue Property are low-rise commercial buildings while to the south is a religious institution and commercial buildings.

According to the appraisal, the 1351 Jerome Avenue Property is located in the New York Metro Apartment Market and the Bronx County Apartment Submarket. As of the first quarter of 2026, the New York Metro Apartment Market had an inventory of 522,471 units, a vacancy rate of 3.3% and asking rent per unit of $4,233. The Bronx County Apartment Submarket had inventory of 47,971 units, a vacancy rate of 3.1% and asking rent per unit of $2,419 for the same period.

The 2025 population within the 10452 zip code was 77,481. The 2025 average household income within the same local area was $53,338.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
81

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

The following table presents certain information relating to comparable multifamily rentals to 1351 Jerome Avenue Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
1351 Jerome Avenue Bronx, NY	2025	99.6%	247	0 BR – 288 1 BR – 403 2 BR – 577	0 BR - $3,333 1 BR - $3,541 2 BR - $4,097	0 BR - $11.58 1 BR - $8.78 2 BR - $7.11
218 Bush Street Bronx, NY	2022	100.0%	91	0 BR – 500 1 BR – 700 2 BR – 900	0 BR - $2,731 1 BR - $2,922 2 BR - $3,498	0 BR - $5.46 1 BR - $4.17 2 BR - $3.89
Estella Bronx, NY	2023	99.0%	544	0 BR – 622 1 BR – 692 2 BR – 925	0 BR - $3,092 1 BR - $3,225 2 BR - $4,500	0 BR - $4.97 1 BR - $4.66 2 BR - $4.86
533 Concord Ave, Bronx, NY	2025	NAV	55	0 BR – 425 1 BR – 494 2 BR – 900	0 BR - $2,535 1 BR - $2,892 2 BR - $4,313	0 BR - $5.96 1 BR - $5.85 3 BR - $4.79
Maven Bronx, NY	2023	92.5%	200	1 BR – 563 2 BR – 954 3 BR – 1,210	1 BR - $3,280 2 BR - $4,035 3 BR - $5,200	1 BR - $5.83 2 BR - $4.23 3 BR - $4.30
1182 Ogden Avenue Bronx, NY	2022	100.0%	21	0 BR – 500 1 BR – 600 2 BR – 800	0 BR - $2,600 1 BR - $2,450 2 BR - $3,300	0 BR - $5.20 1 BR - $4.08 2 BR - $4.13
276 Grand Concourse Bronx, NY	2021	95.0%	150	0 BR – 527 1 BR – 571 2 BR – 814 3 BR – 972	0 BR - $2,550 1 BR - $2,650 2 BR - $3,425 3 BR - $4,275	0 BR - $4.84 1 BR - $4.64 2 BR - $4.21 3 BR - $4.40
(1)	Source: Appraisal, except for the 1351 Jerome Avenue Property, which information is based on the underwritten rent roll dated August 4, 2026.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is 1351 Jerome Holdings LLC, a New York limited liability company and special purpose entity whose sole member is a Delaware limited liability company with two independent directors.

The Borrower Sponsor. The borrower sponsor is Sam Rubin and the non-recourse carveout guarantors are Sam Rubin, Mendy Reich and MWS 1351 LLC. Sam Rubin is a local New York based real estate developer with a portfolio of 28 properties. Mr. Rubin’s portfolio is primarily located in New York City with over 1,000 units in the city. Mendy Reich is the CFO of Kennedy International Inc., a New Jersey Based houseware wholesaler. MWS 1351 LLC is a New York limited liability company.

Property Management. The 1351 Jerome Avenue Property is managed by Frontgate Management Inc., a third-party management company. Frontgate Management Inc. is a property management company serving primarily Manhattan and Brooklyn multifamily and mixed-use properties.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $14,975 for real estate taxes and (ii) $169,899 for insurance premiums.

Tax Escrows – On each payment date, the borrower is required to deposit into a real estate tax reserve an amount equal to 1/12th of the amount that the lender reasonably estimates will be necessary to pay real estate taxes over the next 12-month period, initially estimated to be approximately $3,744.

Insurance Escrow – On each payment date, the borrower is required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable over the next 12-month period, initially estimated to be approximately $27,111.

Capital Expenditure Escrow– On each payment date, the borrower is required to deposit into a capital expenditure reserve an amount equal to approximately $5,159.

TI/LC Escrow – On each payment date, the borrower is required to deposit into a tenant improvement and leasing commission reserve an amount equal to approximately $97.

Lockbox / Cash Management. The 1351 Jerome Avenue Mortgage Loan is structured with a springing lockbox and springing

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 7 – 1351 Jerome Avenue

cash management. On the first occurrence of a Cash Management Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to deposit, or cause the property manager to deposit, immediately upon receipt, all revenue derived from the 1351 Jerome Avenue Property (including revenues paid by the City of New York to the borrower on behalf of any residential tenant(s) pursuant to applicable rental assistance programs) into such lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each payment day during a continuing Cash Management Period, provided that no event of default is continuing (and, if and to the extent the lender elects, in its sole discretion, during the continuance of an event of default until the 1351 Jerome Avenue Mortgage Loan has been accelerated), from the cash management account after the application of such funds in accordance with the 1351 Jerome Avenue Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 1351 Jerome Avenue Mortgage Loan. Upon the cure of the applicable Cash Management Period, so long as no other event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower.

A “Cash Management Period” means any of the following periods: (i) the period from the commencement of an initial Trigger Period (as defined below) until the earlier to occur of the end of such Trigger Period or the 1351 Jerome Avenue Mortgage Loan is paid in full; (ii) the period from the occurrence of an initial event of default until the earlier to occur of such event of default is waived by the lender or the 1351 Jerome Avenue Mortgage Loan is paid in full; or (iii) the occurrence of any subsequent Trigger Period or event of default until the 1351 Jerome Avenue Mortgage Loan is paid in full. A Cash Management Period will not be terminated unless, at the time the borrower satisfies the conditions for termination of the applicable Cash Management Period as set forth in clause (i) or clause (ii) above, there is no continuing event of default and no other event has occurred which would cause an additional Cash Management Period as described above. In the event that a Cash Management Period is terminated as set forth in clause (i) or clause (ii) above, a Cash Management Period will be reinstated upon the subsequent occurrence of a Trigger Period or event of default.

A “Trigger Period” means each period that commences when (a) the DSCR, determined as of the first day of any fiscal quarter, is less than 1.15x, and concludes when the DSCR, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.15x (and if the financial reports required under the 1351 Jerome Avenue Mortgage Loan documents are not delivered to the lender pursuant to the terms of the 1351 Jerome Avenue Mortgage Loan documents and such failure to deliver continues beyond the notice and cure period specified in the 1351 Jerome Avenue Mortgage Loan documents, a Trigger Period is deemed to have commenced and be ongoing, unless and until such reports are delivered and indicate that, in fact, no Trigger Period is ongoing), and (b) the debt yield (as calculated below) is less than 10.5% as of May 1, 2030, commences on September 6, 2030 if the borrower fails to timely make a cash deposit or to provide a letter of credit pursuant to the terms of the 1351 Jerome Avenue Mortgage Loan documents and concludes on the earlier of (i) the 1351 Jerome Avenue Mortgage Loan is paid in full, and (ii) if as of the first day of each of two consecutive fiscal quarters, the debt yield (as calculated on a trailing 12-month basis but assuming that rental income from each residential unit at the 1351 Jerome Avenue Property then receiving payments under a rental assistance program is marked to the lessor of (1) actual rental income form such units, and (2) rental income that would have been received with respect to such units pursuant to the federal Section 8 program) of 10.5% or greater, the first date of the second such fiscal quarter (which may occur on September 30, 2030 assuming the foregoing debt yield test is satisfied on such date). The lender is required to endeavor to provide notice to the borrower at least 10 business days prior to September 6, 2030 stating that the commencement date Trigger Period is impending.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
83

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 8 – Latitude 42 Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
84

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 8 – Latitude 42 Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
85

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 8 – Latitude 42 Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,500,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.6%	Net Rentable Area (Units):	130
Loan Purpose:	Refinance	Location:	Twin Falls, ID
Borrower:	Lat 42 II, LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	David Collins	Occupancy:	97.7%
Interest Rate:	6.60500%	Occupancy Date:	5/28/2026
Note Date:	8/7/2026	4th Most Recent NOI (As of)(1):	$72,298 (12/31/2023)
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(1):	$1,077,741 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$1,801,873 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,850,623 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,789,761
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$866,765
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,922,996
Additional Debt:	No	UW NCF:	$1,896,996
Additional Debt Balance:	NAP	Appraised Value / Unit:	$32,000,000 / $246,154
Additional Debt Type:	NAP	Appraisal Date:	5/26/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$180,769
Taxes:	$64,337	$21,446	N/A	Maturity Date Loan / Unit:	$180,769
Insurance:	$59,741	$4,978	N/A	Cut-off Date LTV:	73.4%
Replacement Reserve:	$0	$2,167	N/A	Maturity Date LTV:	73.4%
First Monthly Payment Reserve:	$162,250	$0	N/A	UW NCF DSCR:	1.21x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,500,000	100.0%	Loan Payoff	$19,646,967	83.6%
			Return of Equity	2,883,458	12.3
			Closing Costs(2)	683,247	2.9
			Reserves	286,329	1.2
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%
(1)	The increase from 4th Most Recent NOI to the 2nd Most Recent NOI is primarily due to the Latitude 42 Apartments Property (as defined below) undergoing a lease up period since its delivery in 2023.
(2)	Closing Costs include a rate buydown of $235,000.

The Loan. The Latitude 42 Apartments mortgage loan (the “Latitude 42 Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $23,500,000 and is secured by the borrower’s fee interest in a 130-unit garden-style multifamily apartment community located in Twin Falls, Idaho (the “Latitude 42 Apartments Property”). The Latitude 42 Apartments Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.60500% per annum.

The Property. The Latitude 42 Apartments Property is a newly constructed Class A, 130-unit garden-style multifamily apartment complex located in Twin Falls, Idaho. The Latitude 42 Apartments Property was completed in 2023 and consists of seven three-story apartment buildings plus a single-story clubhouse situated on a 5.146-acre site.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
86

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 8 – Latitude 42 Apartments

The Latitude 42 Apartments Property features 38 one-bedroom units, 71 two-bedroom units and 21 three-bedroom units, with an average unit size of 1,054 square feet and approximately 136,957 square feet of net rentable area. Community amenities include a clubhouse and resident lounge, fitness center, playground, dog park, pickleball court and pergola area. Unit interiors feature stainless steel appliances, quartz countertops, wood cabinetry, vinyl plank and carpet flooring, in-unit washers and dryers, private patios or balconies and storage in all two- and three-bedroom units. The Latitude 42 Apartments Property also offers surface, attached-garage and detached-garage parking and was 97.7% occupied across 130 units as of May 28, 2026.

Demand for the Latitude 42 Apartments Property is primarily supported by its location approximately 3 miles northwest of Downtown Twin Falls, with access to Pole Line Road, Blue Lakes Boulevard North/US 93 and US 30, as well as connectivity to Interstate 84. The Latitude 42 Apartments Property is approximately 0.25 miles from St. Luke’s Magic Valley Medical Center, one of the region’s largest employers, and approximately 8 miles north of Magic Valley Regional Airport. The immediate area benefits from a diversified regional economy anchored by healthcare, food processing, education, agriculture and distribution employers, including St. Luke’s Magic Valley Medical Center, Chobani, the College of Southern Idaho, Lamb Weston and Amalgamated Sugar. Within a one-mile radius of the Latitude 42 Apartments Property, the population increased from approximately 4,761 in 2020 to 6,329 in 2025, households increased from approximately 1,523 to 2,066 and median household income was approximately $83,855.

The following table presents detailed information with respect to the unit mix at the Latitude 42 Apartments Property:

Latitude 42 Apartments Unit Mix(1)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit	Average Rent Per SF	Market Rent Per Unit(2)	Market Rent Per SF(2)
1BR / 1BA	38	29.2%	38	100.0%	784	$1,392	$1.78	$1,400	$1.79
2BR / 2BA	71	54.6%	69	97.2%	1,111	$1,694	$1.52	$1,705	$1.54
3BR / 2BA	21	16.2%	20	95.2%	1,349	$1,928	$1.43	$1,933	$1.43
Total/Wtd. Avg.	130	100.0%	127	97.7%	1,054	$1,640	$1.59	$1,653	$1.57
(1)	Based on the underwritten rent roll dated May 28, 2026, unless stated otherwise.
(2)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 8, 2026, there was no evidence of any recognized environmental conditions at the Latitude 42 Apartments Property.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
87

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 8 – Latitude 42 Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Latitude 42 Apartments Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	TTM 5/31/2026	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$860,286	$2,356,973	$2,565,768	$2,564,677	$2,565,960	$19,738	87.9%
RUBS	1,972	29,672	78,898	83,410	83,410	642	2.9%
Other Income(4)	19,838	199,096	258,810	268,689	268,689	2,067	9.2%
Gross Potential Income	$882,096	$2,585,741	$2,903,476	$2,916,776	$2,918,059	$22,447	100.0%
(Vacancy)	(719,118)	(901,406)	(259,333)	(202,378)	(128,298)	(987)	(4.4%)
Effective Gross Income	$162,978	$1,684,335	$2,644,143	$2,714,398	$2,789,761	$21,460	95.6%

Management Fee	4,889	50,530	79,324	81,432	83,693	644	3.0%
Taxes	12,274	163,949	245,653	246,000	245,653	1,890	8.8%
Insurance	7,090	40,471	50,204	50,873	51,949	400	1.9%
Other Expenses(5)	66,427	351,643	467,088	485,470	485,470	3,734	17.4%
Total Expenses	$90,680	$606,593	$842,269	$863,775	$866,765	$6,667	31.1%

Net Operating Income	$72,298	$1,077,742	$1,801,873	$1,850,623	$1,922,996	$14,792	68.9%
Replacement Reserves	0	0	0	0	26,000	200	0.9%
Net Cash Flow	$72,298	$1,077,742	$1,801,873	$1,850,623	$1,896,996	$14,592	68.0%
(1)	Based on the underwritten rent roll dated May 28, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.
(3)	The increase in Gross Potential Rent from 2023 to 2025 is primarily due to the Latitude 42 Apartments Property (as defined below) undergoing a lease up period since its delivery in 2023.
(4)	Other Income consists of lease termination parking income, lease termination fees, internet fees and other miscellaneous income.
(5)	Other Expenses include repairs and maintenance, utilities, payroll, marketing and general and administrative.

The Market. The Latitude 42 Apartments Property is located in the Twin Falls County multifamily submarket of the Twin Falls, Jerome, Gooding, Elmore and Minidoka Counties market, approximately 3 miles northwest of Downtown Twin Falls. According to the appraisal, the broader market contained approximately 8,818 units as of the first quarter of 2026 and a reported occupancy of 94.7%, compared with 94.8% for the 4,940-unit Twin Falls County multifamily submarket. No units were completed during the quarter in the submarket, and trailing 12-month net absorption totaled 76 units in the broader market and 98 units in the submarket. The appraisal characterizes Twin Falls County as an upper-tier submarket due to its concentration of newer, more competitive multifamily product and stronger rent levels. The competitive set reported occupancy ranging from approximately 96% to 100%, while the Latitude 42 Apartments Property was 97.7% occupied as of May 28, 2026.

Asking rents in the Twin Falls County multifamily submarket averaged approximately $1,161 per unit as of the first quarter of 2026, above the broader regional market average of approximately $1,064 per unit. The Latitude 42 Apartments Property’s average asking rent was approximately $1,654 per unit, with one-bedroom, two-bedroom and three-bedroom asking rents averaging approximately $1,411, $1,701 and $1,933 per unit, respectively. The appraisal’s competitive set included properties built between 2004 and 2022 with occupancy ranging from approximately 96% to 100% and asking rents ranging from approximately $1,199 to $2,542 per unit, depending on unit type, size and amenity package. No multifamily properties were reported as proposed or under construction in the local market, and the Twin Falls County submarket is forecast to improve to approximately 95.2% occupancy during 2026. We cannot assure you occupancy will increase as projected.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
88

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 8 – Latitude 42 Apartments

The following table presents multifamily rental data at comparable properties with respect to the Latitude 42 Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Latitude 42 Apartments 1135 Latitude Circle Twin Falls, ID	2023 / NAP	97.7%(2)	130(2)	1BR – 784(2) 2BR – 1,111(2) 3BR – 1,349(2)	1BR - $1,392(2) 2BR - $1,694(2) 3BR - $1,928(2)	1BR - $1.79(2) 2BR - $1.54(2) 3BR - $1.43(2)
Canyon Falls Apartments 1835 Harrison Street Twin Falls, ID	2019 / NAP	100.0%	80	2BR – 880 2BR – 960	2BR - $1,538 2BR - $1,600	2BR - $1.75 2BR - $1.67
Cedar Park Townhomes 205 Meadowview Lane North Twin Falls, ID	2019 / NAP	100.0%	112	2BR – 880 2BR – 960	2BR - $1,550 2BR - $1,683	2BR - $1.76 2BR - $1.75
Vivienne Townhomes 1465 Field Stream Way Twin Falls, ID	2022 / NAP	100.0%	40	2BR – 880 2BR – 960	2BR - $1,499 2BR - $1,525	2BR - $1.70 2BR - $1.59
Addison Springs 210 Carriage Lane North Twin Falls, ID	2020 / NAP	99.0%	96	2BR – 1,060 3BR – 1,317 3BR – 1,178	2BR - $1,685 3BR - $1,850 3BR - $1,815	2BR - $1.59 3BR - $1.40 3BR - $1.54
Valencia Park Townhomes 1692 Valencia Street Twin Falls, ID	2020 / NAP	100.0%	84	3BR – 1,451 3BR – 1,449	3BR – $1,675 3BR – $1,695	3BR – $1.15 3BR – $1.17
Elizabeth Estates 1854 Elizabeth Boulevard Twin Falls, ID	2019 / NAP	98.0%	64	1BR – 994 2BR – 1,194 3BR – 1,311 3BR – 1,366	1BR - $1,199 2BR - $1,650 3BR - $1,800 3BR - $1,800	1BR - $1.21 2BR - $1.38 3BR - $1.37 3BR - $1.32
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated May 28, 2026.

The Borrower. The borrower is Lat 42 II, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Latitude 42 Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is David Collins, and the non-recourse carveout guarantor is DBI Investments 1, LLC, of which David Collins is the sole control party. DBI Investments 1, LLC holds a nine-property portfolio across three states and four asset types. The combined market value of the portfolio is approximately $108 million and is primarily concentrated in Idaho. As of February 2026, DBI Investments 1, LLC’s total assets have a book value of approximately $43 million.

Property Management. The Latitude 42 Apartments Property is managed by TableRock Residential, a third-party multifamily management firm headquartered in Meridian, Idaho. TableRock Residential currently oversees a portfolio of more than 2,500 multifamily units across 10 states with over $750 million in assets under management.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately (i) $64,337 for real estate taxes, (ii) $59,741 for insurance and (iii) $162,250 for the monthly debt service payment due in September 2026.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $21,446.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, which currently equates to approximately $4,978.

Replacement Reserve – The borrower is required to escrow approximately $2,167 for replacement reserves on a monthly basis.

Lockbox / Cash Management. The Latitude 42 Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lender-controlled lockbox account and to deposit or cause to be deposited all revenue from the Latitude 42 Apartments Property received by the borrower or the property manager into such lockbox no later than one business day after receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept into a lender-controlled cash management account and applied in accordance with the

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Latitude 42 Apartments Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Latitude 42 Apartments Mortgage Loan documents, (ii) the net cash flow debt service coverage ratio being less than 1.10x for two consecutive calendar quarters or (iii) a bankruptcy event as defined in the Latitude 42 Apartments Mortgage Loan documents.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$23,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$23,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.5%	Net Rentable Area (Units):	261
Loan Purpose:	Refinance	Location:	Stamford, CT
Borrowers:	Wescott Apartments DE 1 LLC and Wescott Apartments DE 2 LLC	Year Built / Renovated:	1986 / NAP
Borrower Sponsor:	Asher Handler	Occupancy:	96.2%
Interest Rate:	6.02600%	Occupancy Date:	8/15/2026
Note Date:	8/27/2026	4th Most Recent NOI (As of)(4):	$3,436,454 (12/31/2023)
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of)(4):	$4,309,785 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,853,888 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,921,424 (TTM 6/30/2026)
Original Amortization:	None	UW Economic Occupancy:	92.8%
Amortization Type:	Interest Only	UW Revenues:	$8,572,528
Call Protection(2):	L(24),D(29),O(7)	UW Expenses:	$3,349,309
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$5,223,219
Additional Debt(1):	Yes	UW NCF:	$5,155,851
Additional Debt Balance(1):	$42,000,000	Appraised Value / Per Unit:	$89,900,000 / $344,444
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/5/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$249,042
Taxes:	$317,204	$105,735	N/A	Maturity Date Loan / Unit:	$249,042
Insurance:	$111,651	$22,330	N/A	Cut-off Date LTV:	72.3%
Replacement Reserves:	$0	$5,614	N/A	Maturity Date LTV:	72.3%
Deferred Maintenance:	$34,313	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$65,000,000	100.0%	Loan Payoff	$59,547,524	91.6%
			Closing Costs(5)	2,708,240	4.2
			Return of Equity	2,281,068	3.5
			Reserves	463,168	0.7
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%
(1)	The Wescott Apartments Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000 (the “Wescott Apartments Whole Loan”). The Financial Information presented in the charts above is based on the Wescott Apartments Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on October 1, 2026. Defeasance of the Wescott Apartments Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2029. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2026-M1 securitization in September 2026. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	The increase in 3rd Most Recent NOI from 4th Most Recent NOI is primarily attributable to the increase in occupancy from 2023 to 2024 and unit renovations at the Wescott Apartments Property (as defined below).
(5)	Closing Costs includes a rate buydown of $975,000.

The Loan. The Wescott Apartments mortgage loan (the “Wescott Apartments Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a 261-unit multifamily property located in Stamford, Connecticut (the “Wescott Apartments Property”). The Wescott Apartments Whole Loan is comprised of three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Wescott Apartments Whole Loan accrues interest at a fixed rate of 6.02600% per annum on an Actual/360 basis. The Wescott Apartments Whole Loan has a five-year term and is interest-only for the full term. The Wescott Apartments Whole Loan was originated by Societe Generale Financial Corporation (“SGFC”) on August 27, 2026. The Wescott Apartments Mortgage Loan is evidenced by the non-controlling Note

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A-2, with an original principal balance of $23,000,000. As of the Cut-off Date, the controlling Note A-1 has an outstanding principal balance of $30,000,000 and the non-controlling Note A-3 has an outstanding principal balance of $12,000,000, both of which are currently held by SGFC and are expected to be contributed to one or more future securitization trust(s).

The Wescott Apartments Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-M1 securitization trust, provided that upon the securitization of the controlling Note A-1, the Wescott Apartments Whole Loan will be serviced under the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Wescott Apartments Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$30,000,000	$30,000,000	SGFC	Yes
A-2	$23,000,000	$23,000,000	BBCMS 2026-M1	No
A-3(1)	$12,000,000	$12,000,000	SGFC	No
Whole Loan	$65,000,000	$65,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Wescott Apartments Property is a 261-unit, high-rise multifamily property located in Stamford, Connecticut. Built in 1986, the Wescott Apartments Property features a single building with two interconnected towers, with the north tower spanning 10 stories and the south tower spanning 16 stories located on an approximately 3.17-acre site. The unit mix includes three studio units, 149 one-bedroom units, 103 two-bedroom units and six three-bedroom units, with an average unit size of 964 square feet. Unit amenities include a stainless steel appliance package, wood cabinets, stone or laminate countertops, luxury vinyl plank flooring and balconies. Community amenities feature an indoor swimming pool, a fitness center, a tennis court, a game room, a clubhouse, a movie room, a business center and common laundry facilities. Since acquisition in 2017, the borrower sponsor has invested approximately $5.7 million ($21,830 per unit) in capital expenditures at the Wescott Apartments Property, which included flooring replacements, appliance upgrades, HVAC upgrades, kitchen renovations, elevator modernization, roofing, common area renovations and pool improvements. Additionally, the Wescott Apartments Property features 10,590 square feet of ground floor commercial space, which is currently master leased to an affiliate of the borrower sponsor under a 10-year term for $23.00 per square foot (2.7% of the underwritten revenue). The borrower sponsor has a letter of intent to lease the space to a daycare facility at the Wescott Property. The master lease will remain in effect through the Wescott Apartments Whole Loan term, providing contractual income support while the space transitions to an operating third-party tenant. Parking is provided via 363 surface and garage parking spaces, resulting in a parking ratio of approximately 1.4 spaces per unit. As of the August 15, 2026 rent roll, the Wescott Apartments Property was 96.2% occupied.

The Wescott Apartments Property is subject to a certain Declaration of Land Use Restrictive Covenant (“LURA”) with the Connecticut Housing Finance Authority (“CHFA”), dated February 20, 2008. Pursuant to the LURA, the Wescott Apartments Property is required to reserve 20% of multifamily units (53 total units) for tenants earning up to 80% of the area median income. See “Description of the Mortgage Pool—Use Restrictions” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents detailed information with respect to the unit mix at the Wescott Apartments Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	3	1.1%	3	100.0%	459	$1,930	$4.20
1-BR / 1-BA	132	50.6	129	97.7	748	$2,284	$3.05
1-BR / 1.5-BA	17	6.5	17	100.0	1,000	$2,605	$2.61
2-BR / 2-BA	101	38.7	94	93.1	1,181	$3,114	$2.64
2-BR / 2.5-BA	2	0.8	2	100.0	1,690	$3,548	$2.10
3-BR / 2.5-BA	6	2.3	6	100.0	1,950	$4,341	$2.23
Total/Wtd. Avg.	261	100.0%	251	96.2%	964	$2,671	$2.85
(1)	Based on the underwritten rent roll dated August 15, 2026.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate PSF are calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated July 2, 2026, there was no evidence of any recognized environmental conditions at the Wescott Apartments Property.

The following table presents certain information relating to the historical and current occupancy of the Wescott Apartments Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
96.6%	95.8%	98.1%	96.2%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of August 15, 2026.

The following table presents certain information relating to the operating history and underwritten cash flows of the Wescott Apartments Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$6,686,752	$7,342,001	$7,899,453	$8,005,746	$8,391,477	$32,151	91.4%
Gross Potential Rent	$6,686,752	$7,342,001	$7,899,453	$8,005,746	$8,391,477	$32,151	91.4%
Parking Revenue	85,339	118,120	157,672	154,105	154,105	590	1.7
Other Income 1(3)	389,309	351,722	372,397	388,660	388,660	1,489	4.2
Other Income 2(4)	0	0	0	0	243,570	933	2.7
Net Rental Income	$7,161,400	$7,811,843	$8,429,522	$8,548,511	$9,177,812	$35,164	100.0%
(Vacancy/Credit Loss)	(154,744)	(72,607)	(95,367)	(103,405)	(477,786)	(1,831)	(5.2)
(Concessions)	(129,561)	(88,378)	(97,200)	(127,498)	(127,498)	(488)	(1.4)
Effective Gross Income	$6,877,095	$7,650,858	$8,236,955	$8,317,608	$8,572,528	$32,845	93.4%
Total Expenses	3,440,641	3,341,073	3,383,067	3,396,184	3,349,309	12,833	39.1
Net Operating Income	$3,436,454	$4,309,785	$4,853,888	$4,921,424	$5,223,219	$20,012	60.9%
Capital Expenditures	0	0	0	0	67,368	258	0.8
Net Cash Flow	$3,436,454	$4,309,785	$4,853,888	$4,921,424	$5,155,851	$19,754	60.1%
(1)	TTM column represents the trailing 12 months ending June 30, 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income 1 is comprised of application fees, late fees, move-out income, amenity fees, month-to-month premiums and miscellaneous fees.
(4)	Other Income 2 includes the commercial space income.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Market. The Wescott Apartments Property is located in Stamford, Fairfield County, Connecticut, within the Bridgeport-Stamford-Danbury-CT metropolitan statistical area (the “Stamford MSA”). According to the appraisal, Fairfield County is the most populous county in Connecticut and the second most populous in New England. Fairfield County is located in southwestern Connecticut and is comprised of Stamford, Norwalk and Danbury, and their neighboring communities. Fairfield County is located approximately 35 miles northeast of New York City and is connected to Manhattan by public transportation and interstate highways, such as Interstates 84 and 95. Major employers within the Stamford MSA include Sikorsky Aircraft Corporation, Ceci Brothers, Inc., Boehringer Ingelheim Corporation, Trefz Corporation and Stamford Health Pediatric Department.

Stamford is located approximately 22 miles from Bridgeport and 10 miles southwest of Norwalk. Stamford is bordered by Pound Ridge to the north, New Canaan to the east, Greenwich to the west and Long Island Sound to the south. Land uses within the Wescott Apartments Property’s neighborhood consist of office, mixed-use, retail, and industrial uses. According to the appraisal, Stamford remains is a main retail center of Fairfield County with large retail uses, such as Design Within Reach, Target and Harbor Point. Harbor Point is located in the South End of Stamford neighborhood and is one of the largest mixed-use development projects in the United States, according to the appraisal.

According to the appraisal, the Wescott Apartments Property is located within the Fairfield County apartment market and the West Fairfield County apartment submarket. As of the fourth quarter of 2025, the Fairfield County apartment market reported inventory of 46,646 units, with an occupancy rate of 92.4% and an asking rental rate of $2,811 per unit. As of the fourth quarter of 2025, the West Fairfield County apartment submarket reported inventory of 31,318 units, with an occupancy rate of 91.8% and an asking rental rate of $3,181 per unit.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents multifamily rental data at comparable properties with respect to the Wescott Apartments Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Wescott Apartments 1450 Washington Boulevard Stamford, CT	1986 / NAP(2)	96.2%(2)	261(2)	Studio 1-BR / 1-BA 1-BR / 1.5-BA 2-BR / 2-BA 2-BR / 2.5-BA 3-BR / 2.5-BA	459(2) 748(2) 1,000(2) 1,181(2) 1,690(2) 1,950(2)	$4.20(2) $3.05(2) $2.61(2) $2.64(2) $2.10(2) $2.23(2)	$1,930(2) $2,284(2) $2,605(2) $3,114(2) $3,548(2) $4,341(2)
Parc Groove 200 Broad Street Stamford, CT	1996 / NAP	93.3%	402	1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	810 1,035 1,428	$3.21 $2.94 $3.24	$2,599 $3,038 $4,628
Prospect Park 65-77 Prospect Street Stamford, CT	1956 / NAP	96.4%	280	Studio 1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2.5-BA	430 687 870 1,259 1,967	$4.49 $3.50 $3.57 $3.15 $2.29	$1,930 $2,405 $3,109 $3,962 $4,495
Residences on Bedford 1425 Bedford Street Stamford, CT	1963 / NAP	87.5%	368	Studio 1-BR / 1-BA 2-BR / 1-BA 3-BR / 1-BA	829 747 922 1,083	$2.86 $2.87 $2.69 $3.10	$2,367 $2,141 $2,480 $3,358
Hoyt Bedford 114 Hoyt Street Stamford, CT	1940 / NAP	97.7%	345	Studio 1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 1-BA 3-BR / 2-BA	579 781 988 1,110 1,072 1,110	$3.09 $2.93 $2.77 $2.62 $3.08 $3.07	$1,791 $2,290 $2,741 $2,910 $3,305 $3,405
Arrive Stamford 100 Morgan Street Stamford, CT	1995 / NAP	91.6%	263	1-BR / 1-BA 2-BR / 2-BA	695 1,113	$3.47 $3.05	$2,412 $3,396
The Morgan 83 Morgan Street Stamford, CT	1968 / NAP	95.5%	244	Studio 1-BR / 1-BA 2-BR / 1-BA 3-BR / 1-BA	745 723 955 1,130	$2.75 $2.89 $3.16 $2.48	$2,048 $2,086 $3,020 $2,808
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 15, 2026.

The Borrowers. The borrowers are Wescott Apartments DE 1 LLC and Wescott Apartments DE 2 LLC, each a Delaware limited liability company and special purpose entity with one independent director. The borrowers collectively own the Wescott Apartments Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Wescott Apartments Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor of the Wescott Apartments Whole Loan is Asher Handler. Asher Handler is the founder and president of AJH Management, a vertically integrated full-service real estate investment and management firm that has acquired approximately 30 multifamily communities totaling 18,000 units, with a strategy focused on acquiring and repositioning institutional quality multifamily assets.

Property Management. The Wescott Apartments Property is managed by AJH Management LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited approximately (i) $317,204 into a real estate tax reserve, (ii) $111,651 into an insurance reserve and (iii) $34,313 into a deferred maintenance reserve.

Tax Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $105,735 per month).

Insurance Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $22,330 per month).

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Replacement Reserves – On a monthly basis, the borrowers are required to deposit approximately $5,614 for replacement reserves ($258 per unit on an annual basis).

Lockbox / Cash Management. The Wescott Apartments Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Trap Period (as defined below) the borrowers are required to notify each non-residential tenant of the Wescott Apartments Property to (unless an event of default under the Wescott Apartments Whole Loan documents has occurred and is continuing in which case, at the lender’s election, the borrowers will be required to notify all tenants at the Wescott Apartments Property) to remit all amounts due directly to a lender-controlled lockbox account. If the borrowers or the property manager receive any rent from the residential tenants and provided no event of default has occurred or is continuing, the borrowers or the property manager are required to deposit such amounts into the lockbox account within two business days of receipt. Funds deposited into the lockbox account will be swept on a daily basis into the borrowers’ operating account until a Cash Trap Period has commenced, in which event funds will be swept on a daily basis into a lender-controlled lockbox account and applied in accordance with the Wescott Apartments Whole Loan documents.

Notwithstanding the above, the lender has agreed to not provide notice of a Cash Trap Period during a DSCR Cash Trap Event (as defined below) (provided no other Cash Trap Period is continuing) if and for so long as the following conditions are satisfied: (A) (i) the borrowers have deposited (and maintain on deposit) with the lender cash in the amount of the difference between (x) the annual net operating income that would be required to achieve a debt service coverage ratio (“DSCR”) of 1.15x, minus (y) the then existing annual net operating income as reasonably determined by the lender (the “NOI Shortfall”), which cash amount will be transferred to the cash collateral subaccount or (ii) the borrowers have deposited (and maintain on deposit) with the lender a letter of credit in the amount of the NOI Shortfall, (B) the cash deposit or letter of credit remain on deposit with the lender until the termination of the DSCR Cash Trap Event as provided within the Wescott Apartments Whole Loan documents, at which time the remaining cash deposit or letter of credit will be returned to the borrowers, (C) for the avoidance of doubt, without releasing any such cash previously deposited or such letter of credit previously delivered to the lender, in the event the NOI Shortfall exceeds the amount of cash or the letter of credit on deposit with the lender at the end of any calendar quarter during the continuance of a DSCR Cash Trap Event, and the borrowers wish to maintain the suspension of the deposit requirements as set forth in the Wescott Apartments Whole Loan documents, the borrowers will promptly make additional deposits of cash or modifications or supplements to the letter of credit, in amounts sufficient to cover the full amount of the then-existing NOI Shortfall and compliance will be tested quarterly, (D) the borrowers grant to the lender a security interest in such cash deposit or letter of credit, as applicable, and all proceeds thereof, as additional security for the Wescott Apartments Whole Loan and (E) provided no event of default has occurred or is continuing, in the event of a termination of the related DSCR Cash Trap Event (as tested and calculated by the lender in good faith without giving credit for funds deposited in connection with the Wescott Apartment Whole Loan documents held by the lender or the face amount of the letter of credit) the lender will return the collateral referenced within the Wescott Whole Loan documents to the borrowers.

A “Cash Trap Period” will commence upon: (i) an event of default or (ii) if, as of any calculation date, the debt service coverage ratio being less than 1.10x (the “DSCR Cash Trap Event”). A Cash Trap Period will end if, as applicable, (a) with respect to clause (i) above, such event of default has been cured and no other event of default has occurred and is continuing or (b) with respect to clause (ii) above, the Wescott Apartments Property has achieved a debt service coverage ratio of at least 1.15x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – University Digs Apartments

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – University Digs Apartments

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,750,000	Title:	Fee
Cut-off Date Principal Balance:	$22,750,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	3.5%	Net Rentable Area (Units):	190
Loan Purpose:	Refinance	Location:	Pittsburg, KS
Borrower:	University Digs LLC	Year Built / Renovated:	1960 / 2024
Borrower Sponsor:	Amin Rezvani	Occupancy:	99.5%
Interest Rate:	7.06000%	Occupancy Date:	6/26/2026
Note Date:	7/23/2026	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$2,694,225 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$2,567,182 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$2,574,734 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,155,134
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$832,714
Lockbox / Cash Management:	Soft / Springing	UW NOI(2):	$2,322,421
Additional Debt:	No	UW NCF:	$2,274,921
Additional Debt Balance:	N/A	Appraised Value / Bed:	$31,700,000 / $166,842
Additional Debt Type:	N/A	Appraisal Date:	6/18/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Bed:	$119,737
Taxes:	$34,512	$8,628	N/A	Maturity Date Loan / Bed:	$119,737
Insurance:	$107,246	Springing	N/A	Cut-off Date LTV:	71.8%
Replacement Reserves:	$0	$3,958	N/A	Maturity Date LTV:	71.8%
				UW NCF DSCR:	1.40x
				UW NOI Debt Yield:	10.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,750,000	96.1%	Loan Payoff	$23,128,455	97.7%
Borrower Equity	924,980	3.9	Closing Costs	404,767	1.7
			Upfront Reserves	141,758	0.6
Total Sources	$23,674,980	100.0%	Total Uses	$23,674,980	100.0%
(1)	4th Most Recent NOI is not available as the University Digs Apartments Property (as defined below) was undergoing a gut renovation that was completed in 2024.
(2)	UW NOI is lower than historical net operating income due to higher underwritten expenses primarily driven by the management fee and underwritten vacancy. See the “Operating History and Underwritten Net Cash Flow” table below.

The Loan. The University Digs Apartments mortgage loan (the “University Digs Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,750,000 and is secured by the borrower’s fee interest in a 190-unit student housing property located in Pittsburg, Kansas (the “University Digs Apartments Property”). The University Digs Apartments Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.06000% per annum.

The Property. The University Digs Apartments Property is a recently redeveloped, student-oriented multifamily community located at 1902 South Broadway Street in Pittsburg, Kansas, less than one mile from Pittsburg State University (“PSU”). The University Digs Apartments Property consists of 190 units across eight apartment buildings on 6.9 acres and underwent a comprehensive redevelopment completed in 2024 following more than $24.9 million invested in a full gut renovation. The asset offers a modern, furnished housing product with amenities including a swimming pool, pickleball and volleyball courts, in-unit washers and dryers, and ample surface parking. As of June 2026, the University Digs Apartments Property was approximately 99.5% occupied, reflecting strong tenant demand and the competitive positioning created by its recent renovation.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Demand for the University Digs Apartments Property is primarily driven by Pittsburg State University (PSU), a public university founded in 1903 with a total enrollment of approximately 5,803 students as of the 2025 school year. Freshman enrollment exceeded the 2024 class by 107 units. PSU is the largest higher education institution in southeast Kansas and serves as a major employer and economic anchor for the region. The university's four academic colleges, including Arts & Sciences, Business, Education, and Technology, attract students from across Kansas and neighboring states, providing a stable renter base for off-campus housing. Given the University Digs Apartments Property is located adjacent to campus and furnished unit offering, the University Digs Apartments Property is well-positioned to capture both undergraduate and graduate student demand.

Additional demand drivers include a diversified local employment base anchored by healthcare, education, and manufacturing. Major regional employers include Freeman Health System, Mercy Hospital Joplin, Tamko Building Products Inc., and other manufacturing operations throughout the Joplin-Pittsburg corridor. The surrounding area also exhibits a relatively high renter concentration, with more than 46% of households within a three-mile radius occupying rental housing, supporting multifamily demand beyond the student population. The local demographic profile is relatively young, with a median age of approximately 29.8 years, and benefits from access to U.S. Highway 69, U.S. Highway 160, and regional transportation networks.

Student housing supply is limited at Pittsburg State University as the total residence hall capacity is approximately 1,150 beds. Excluding University Digs, off campus student housing supply is 1,347 beds. Of the 1,347 beds, only 806 units are located within one mile of campus. University Digs benefits from the combination of recent gut renovation, location adjacent to campus and undersupply of off campus student housing. There is no new supply anticipated. Please refer to “The Market” section for details on competitive supply.

The following table presents detailed information with respect to the unit mix at the University Digs Apartments Property:

University Digs Apartments Unit Mix(1)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit	Average Rent Per SF	Market Rent Per Unit(2)	Market Rent Per SF(2)
1BR / 1BA	158	83.2%	157	99.4%	413	$1,179	$2.85	$819	$1.94
2BR / 1BA	32	16.8%	32	100.0%	797	$2,185	$2.74	$1,575	$1.98
Total/Wtd. Avg.	190	100.0%	189	99.5%	478	$1,349	$2.82	$946	$1.95
(1)	Based on the underwritten rent roll dated June 26, 2026, unless stated otherwise.
(2)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the University Digs Apartments Property:

Historical Occupancy(1)
2024(2)	2025	Current(3)
92.0%	95.0%	99.5%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	2024 occupancy was lower due to the gut renovation being completed that year.
(3)	Current Occupancy is based on the underwritten rent roll dated June 26, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – University Digs Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the University Digs Apartments Property:

Operating History and Underwriting Net Cash Flow(1)
	2024	2025	TTM 5/31/2026	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,073,161	$3,069,708	$3,065,724	$3,073,560	$16,177	92.5%
RUBS	176,040	175,115	176,255	176,255	928	5.3
Other Income	64,745	72,107	71,379	71,379	376	2.1
Gross Potential Income	$3,313,946	$3,316,930	$3,313,358	$3,321,194	$17,480	100.0%
(Vacancy)	0	0	0	(166,060)	(874)	(5.0)
Effective Gross Income	$3,313,946	$3,316,930	$3,313,358	$3,155,134	$16,606	95.0%

Management Fee	0	0	0	94,654	498	3.0
Taxes	51,814	117,994	117,994	107,402	565	3.4
Insurance	94,206	87,469	87,469	97,496	513	3.1
Other Expenses	473,702	544,285	533,161	533,161	2,806	16.9
Total Expenses	$619,721	$749,748	$738,624	$832,714	$4,383	26.4%

Net Operating Income	$2,694,225	$2,567,182	$2,574,734	$2,322,421	$12,223	73.6%
Replacement Reserves	0	0	0	47,500	250	1.5
Net Cash Flow	$2,694,225	$2,567,182	$2,574,734	$2,274,921	$11,973	72.1%
(1)	Based on the underwritten rent roll dated June 26, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.

Environmental. According to the Phase I environmental assessment dated June 25, 2026, there was no evidence of any recognized environmental conditions at the University Digs Apartments Property.

The Market. The University Digs Apartments Property is located in the Pittsburg, Kansas multifamily submarket, which is relatively a small, university-influenced market characterized by stable occupancy, limited new supply and affordable rental rates. According to the appraisal, overall apartment occupancy in the broader submarket generally ranges from the mid-80% to mid-90% level, with most stabilized properties operating between 86% and 95% occupied, compared to 99.5% occupancy at the University Digs Apartments Property following its recent renovation. The appraisal notes that recent apartment absorption has exceeded new deliveries and that there are no meaningful multifamily projects under construction or planned, supporting continued healthy occupancy levels.

Comparable properties generally achieve rents ranging from approximately $1.07 to over $2.00 per square foot, depending on age, level of renovation, and student-housing orientation. The University Digs Apartments Property achieves average rents of approximately $1,349 per unit, or $2.82 per square foot, positioning it at the upper end of the local market, which may be due to its furnished units, extensive renovations and amenity package. Despite these premium rents, the University Digs Apartments Property remains highly occupied, demonstrating tenant demand.

Several structural factors support the submarket. PSU, with approximately 5,800 students, is the primary demand driver and provides a steady source of renters seeking off-campus housing. The local economy is further supported by regional healthcare employers, manufacturing operations, and educational institutions. Additionally, more than 46% of households within a three-mile radius rent their homes, creating a renter-heavy demographic profile compared with many similarly sized Midwestern markets.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – University Digs Apartments

The following table presents multifamily rental data at comparable properties with respect to the University Digs Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
University Digs Apartments 1902 South Broadway Street Pittsburg, KS	1960 / 2024	99.5%(2)	190(2)	478(2)	$897	$1.87
The Crimson Villas 1904 South Rouse Avenue Pittsburg, KS	2008 / NAP	99.0%	144	867	$1,073	$1.24
Summerfield Apartments 2609 Springdale Street Pittsburg, KS	1995 / 2015	99.0%	246	652	$815	$1.25
Westbridge Apartments 109 East Quincy Street Pittsburg, KS	1970 / 2023	96.0%	28	882	$950	$1.07
Block22 105 East 4th Street Pittsburg, KS	1900 / 2018	NAV	96	386	$725	$1.88
Besse Apartments 121 East 4th Street Pittsburg, KS	1972 / 2026	NAV	57	572	$936	$1.64
The Edge at Rouse 2010 South Rouse Avenue Pittsburg, KS	2015 / NAP	96.0%	288	326	$550	$1.69
24Eleven Jackson 2411 South Jackson Avenue Joplin, MO	2023 / NAP	100.0%	32	550	$945	$1.72
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated June 26, 2026.

The Borrower. The borrower for the University Digs Apartments Mortgage Loan is University Digs LLC, a Delaware limited liability company. The borrower is required to have at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the University Digs Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the University Digs Apartments Mortgage Loan is Amin Rezvani, a Kansas-city based real estate investor with extensive multifamily investment and renovation experience. Mr. Rezvani maintains ownership interests in a diversified portfolio of real estate assets, including multifamily, residential, office and land holdings, and has experience executing high-quality gut renovation projects.

Property Manager. The University Digs Apartments Property is managed by Iron Door Property Management LLC, a residential property management firm based in Kansas City.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $34,512 for real estate taxes and $107,246 for insurance.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $8,628.

Insurance Escrow – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis if the blanket policy is unacceptable to the lender, an event of default under the University Digs Apartments Mortgage Loan documents is continuing or at any time the borrower fails to provide, within 10 days of the lender’s written request, evidence reasonably satisfactory to the lender that all monthly insurance premiums and premium financing payments have been paid when due.

Replacement Reserve – The borrower is required to escrow approximately $3,958 for replacement reserves on a monthly basis ($250 per unit annually).

Lockbox / Cash Management. The University Digs Apartments Mortgage Loan is structured with a soft lockbox and springing cash management. All revenue received by the borrower or the property manager is required to be deposited into a lender-controlled lockbox account within one business day of receipt. Funds on deposit in the lockbox account will be transferred to the borrower unless a Trigger Period (as defined below) exists, in which case all funds in the lockbox account are required to

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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be swept into a lender-controlled cash management account and applied in accordance with the University Digs Apartments Mortgage Loan documents.

A “Trigger Period” will commence (A) upon the earliest of (i) the occurrence and continuance of an event of default under the University Digs Apartments Mortgage Loan documents, (ii) the debt service coverage ratio being less than 1.15x for one (1) calendar quarter or (iii) a bankruptcy event. A Trigger Period will end upon (A) with respect to clause (i) above, a cure of such event of default and with respect to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – The Emree
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,700,000	Title:	Fee
Cut-off Date Principal Balance:	$22,700,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.5%	Net Rentable Area (Units):	105
Loan Purpose:	Refinance	Location:	West Bend, WI
Borrower:	F Street West Bend, LLC	Year Built / Renovated:	2025 / NAP
Borrower Sponsor(1):	Scott Lurie	Occupancy:	97.1%
Interest Rate:	6.31600%	Occupancy Date:	7/1/2026
Note Date:	7/17/2026	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$301,114 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$1,079,627 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	94.7%
Amortization Type:	Interest Only	UW Revenues:	$2,525,600
Call Protection:	L(25),D(28),O(7)	UW Expenses:	$546,494
Lockbox / Cash Management:	Springing / Springing	UW NOI(2):	$1,979,106
Additional Debt:	No	UW NCF:	$1,952,856
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$32,400,000 / $308,571
Additional Debt Type:	NAP	Appraisal Date:	6/23/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$216,190
Taxes:	$73,235	$10,462	N/A	Maturity Date Loan / Unit:	$216,190
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	70.1%
Replacement Reserves:	$0	$2,188	N/A	Maturity Date LTV:	70.1%
				UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,700,000	100.0%	Loan Payoff	$21,376,043	94.2%
			Return of Equity	650,555	2.9
			Closing Costs	600,167	2.6
			Upfront Reserves	73,235	0.3
Total Sources	$22,700,000	100.0%	Total Uses	$22,700,000	100.0%
(1)	The borrower sponsor for The Emree Mortgage Loan (as defined below) is also the borrower sponsor for the fourth largest loan in the BBCMS 2026-M1 pool, the Village 43 Mortgage Loan.
(2)	The Insurance reserve is waived in the event that there is a blanket policy acceptable to the lender in place.
(3)	Historical financial information prior to 2025 is not available given The Emree Property’s construction in 2025. The 2nd Most Recent NOI is materially lower than the Most Recent NOI and UW NOI primarily due to The Emree Property not being fully delivered until October 2025.

The Loan. The Emree mortgage loan (the “The Emree Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $22,700,000 and is secured by the borrower’s fee interest in a 105 unit garden-style multifamily property located in West Bend, WI (the “The Emree Property”). The Emree Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.31600% per annum on an Actual/360 basis.

The Property. The Emree Property is a newly constructed, 105-unit apartment complex located in West Bend, WI. The Emree Property was built in phases beginning in March 2025 and fully delivered in October 2025. The Emree Property has experienced strong lease-up, achieving occupancy of 97.1% as of the July 2026 rent roll. Concessions have been minimal throughout the trailing 12-month period and are already burning off as of June 2026. The Emree Property features a mix of

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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one-bedroom, two-bedroom, three-bedroom, and townhome configurations. Amenities at The Emree Property include an outdoor pool, fitness center, community clubhouse, dog wash station, outdoor grilling and patio area, private entrances and balconies, stainless steel appliances, and in-unit washer/dryers. Approximately 53% of the units feature private parking garages that provide direct interior unit access. The Emree Property benefits from large unit footprints, with an average unit size of 1,129 SF. Tenancy at The Emree Property and within the market represents a mix of young professionals and retirees. There are 9 units leased to one entity, IronClad WI, which only accounts for 8.6% of the total unit count and 9.9% of underwritten rent. IronClad WI is required to pay all rent and other charges. All of the IronClad WI units are leased at market rates, with 6 units on 12-month leases and 3 units on 9-month leases.

The Emree Property is subject to a development agreement between the borrower and the City of West Bend pursuant to which The Emree Property benefits from a tax increment financing (“TIF”) arrangement through which the borrower is entitled to receive tax rebates from the City of West Bend through 2035. See “Real Estate and Other Tax Considerations” in the prospectus.

The following table presents certain information relating to the unit mix of The Emree Property:

Unit Mix(1)
Units	Unit Description	Unit Size (SF)	Rentable Area (SF)	Occupied Units	Unit Occupancy	Average Contract Rent	Market Rent
56	1 BR/1 BA	913	51,134	55	98.2%	$1,660	$1,658
56	1 BR Total	913	51,134	55	98.2%	$1,660	$1,658
38	2 BR/2 BA	1,311	49,819	36	94.7%	$2,209	$2,224
3	2 BR/3 BA	1,483	4,449	3	100.0%	$2,788	$2,788
41	2 BR Total	1,324	54,268	39	95.1%	$2,254	$2,265
8	3 BR/2 BA	1,637	13,093	8	100.0%	$2,707	$2,723
8	3 BR Total	1,637	13,093	8	100.0%	$2,707	$2,723
105	Total / Wtd. Avg	1,129	118,495	102	97.1%	$1,969	$1,976
(1)	Based on the underwritten rent roll dated July 1, 2026.

The following table presents certain information relating to the historical and current occupancy of The Emree Property:

Historical and Current Occupancy
2025(1)(2)	Current(2)(3)
51.4%	97.1%
(1)	Based on December 31 of each respective year.
(2)	2025 year-end occupancy was materially lower than the current period due to The Emree Property not being fully delivered until October 2025.
(3)	Current Occupancy is as of July 1, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – The Emree

The following table presents certain information relating to the operating history and underwritten cash flows of The Emree Property:

Operating History and Underwritten Net Cash Flow
	2025	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent(3)	$2,079,210	$2,479,850	$2,483,352	$23,651	98.3%
Misc. Income	46,790	117,292	184,948	1,761	7.3
Vacancy	1,702,860	1,339,879	142,700	1,359	5.7
Effective Gross Income	$423,141	$1,257,263	$2,525,600	$24,053	100.0%
Management Fee	0	1,985	75,768	722	3.0
Payroll	0	0	158,000	1,505	6.3
Utilities	45,022	46,102	58,703	559	2.3
Repairs and Maintenance	36,219	91,370	182,919	1,742	7.2
General and Administrative	40,786	35,744	19,608	187	0.8
Real Estate Taxes	0	2,436	5,982	57	0.2
Insurance	0	0	45,514	433	1.8
Total Expenses	$122,026	$177,636	$546,494	$5,205	21.6%
Net Operating Income	$301,114	$1,079,627	$1,979,106	$18,849	78.4%
Total Capex	0	0	26,250	250	1.0
Net Cash Flow	$301,114	$1,079,627	$1,952,856	$18,599	77.3%
(1)	TTM represents the trailing 12 months ending June 30, 2026.
(2)	% column represents percent of Effective Gross Income.
(3)	Based on the underwritten rent roll dated July 1, 2026 with vacant units grossed up to the appraiser’s concluded market rents.

Environmental. According to the Phase I environmental report dated July 6, 2026, there was no evidence of recognized environmental conditions at The Emree Property.

The Market. The Emree Property is located in the Downtown West Bend multifamily submarket of West Bend, Wisconsin. As of Q1 2026, the submarket reported a 4.7% vacancy rate and average asking rents of $1,425 per unit per month, slightly outperforming the broader Milwaukee MSA, which reported a 4.9% vacancy rate and average asking rents of $1,458 per unit per month. The submarket contained approximately 1,968 multifamily units and recorded 76 units of trailing 12-month net absorption, supporting an occupancy rate of 95.3%, compared to 95.1% for the Milwaukee MSA. The estimated 2025 population within a 1-mile radius of The Emree Property was approximately 8,584 residents, with projected annual growth of approximately 0.9%, while median household income within the 3- to 5-mile radius ranged from approximately $80,457 to $84,997. Looking forward, no significant competing deliveries are expected in the submarket during 2026, with vacancy forecast to decline to 2.3% and average rents projected to increase to approximately $1,471 per unit, supporting a favorable outlook for continued operating performance.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – The Emree

The following table presents certain comparable sale information with respect to The Emree Property:

Comparable Sales(1)
Property Name	Address	City	Units	Average Unit Size (SF)	Year Built (Renovated)	NOI/Unit	Transaction Date	Actual Sale Price	Price per Unit	Occupancy	Cap Rate
The Emree	239 Water Street	West Bend, WI	105(2)	1,129(2)	2025	$15,980	NAV	NAV	NAV	97.1%(2)	NAV
Trails Edge Apartments	250 South Forest Avenue	West Bend, WI	120	972	2022	$11,549	5/8/2026	$26,000,000	$203,333	90.0%	5.7%
Row House 31	2650 North Humboldt Boulevard	Milwaukee, WI	31	1,567	2013	NAV	3/31/2026	$9,525,000	$307,258	97.0%	NAV
Fountain Ridge	8920 83rd Street	Kenosha, WI	262	992	2017	$13,435	2/11/2026	$64,000,000	$244,275	96.0%	5.5%
The Outlook at 1000 Oaks	10017 Sweet Willow Pass	Verona, WI	110	928	2022	$13,650	12/23/2025	$28,600,000	$260,000	95.0%	5.3%
Springs at Pleasant View	8504 Mansion Hill Avenue	Madison, WI	300	1,028	2021	$14,392	11/4/2025	$78,500,000	$261,667	95.0%	5.5%
The Atwater	2420 East Capitol Drive	Shorewood, WI	39	904	2023	$15,817	10/27/2025	$11,750,000	$301,282	95.0%	5.3%
PrairieWalk at Towne Centre	3755-3830 North Brookfield Road	Brookfield, WI	56	1,084	2015	$15,375	4/24/2025	$14,350,000	$256,250	98.0%	6.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 1, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
109

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 12 – Whitewood Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,300,000	Title:	Fee
Cut-off Date Principal Balance:	$20,300,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.1%	Net Rentable Area (Units):	128
Loan Purpose:	Refinance	Location:	Twinsburg, OH
Borrower:	LPG Whitewood LLC	Year Built / Renovated:	1973, 1985 / 2019-2021
Borrower Sponsor:	Loren (Pep) Llinas	Occupancy:	99.2%
Interest Rate:	6.30000%	Occupancy Date:	6/1/2026
Note Date:	6/16/2026	4th Most Recent NOI (As of):	$1,442,112 (12/31/2023)
Maturity Date:	7/6/2031	3rd Most Recent NOI (As of):	$1,586,894 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,607,299 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,616,494 (TTM 4/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.3%
Amortization Type:	Interest Only	UW Revenues:	$2,368,042
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$755,783
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,612,258
Additional Debt:	No	UW NCF:	$1,580,258
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$28,250,000 / $220,703
Additional Debt Type:	NAP	Appraisal Date:	4/23/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$158,594
Taxes:	$11,417	$951	N/A	Maturity Date Loan / Unit:	$158,594
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	71.9%
Replacement Reserves:	$0	$2,667	N/A	Maturity Date LTV:	71.9%
Engineering Reserves:	$56,925	$0	N/A	UW NCF DSCR:	1.22x
Environmental Reserves:	$36,760	$0	N/A	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,300,000	100.0%	Loan Payoff	$15,685,420	77.3%
			Return of Equity	3,641,906	17.9
			Closing Costs	864,072	4.3
			Upfront Reserves	108,601	0.5
Total Sources	$20,300,000	100.0%	Total Uses	$20,300,000	100.0%
(1)	The insurance reserve requirement is waived in the event that there is a blanket policy in place that is acceptable to the lender.

The Loan. The Whitewood Apartments mortgage loan (the “Whitewood Apartments Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $20,300,000 and is secured by the borrower’s fee interest in a 128 unit garden-style multifamily property located in Twinsburg, Ohio (the “Whitewood Apartments Property”). The Whitewood Apartments Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.30000% per annum on an Actual/360 basis.

The Property. The Whitewood Apartments Property is a 128-unit garden-style multifamily community located in Twinsburg, Ohio, within the Akron MSA’s North Summit County submarket. The Whitewood Apartments Property was constructed in phases in 1973 and 1985 and consists of 24 one-bedroom loft units averaging approximately 700 square feet and 104 two-bedroom townhome units averaging approximately 1,200 square feet, resulting in an overall average unit size of approximately 1,106 square feet.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
110

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 12 – Whitewood Apartments

The Whitewood Apartments Property offers amenities including carport and surface parking, a leasing office, on-site maintenance, a dog park, playground, and picnic/BBQ areas. Apartment interiors feature stainless steel appliances, in-unit washers and dryers, walk-in closets, central air conditioning or wall-mounted cooling systems, vaulted ceilings in select units, vinyl plank flooring, and private patios or balconies. Utilities are individually metered for electricity and gas, while tenants reimburse the borrower for water and sewer through monthly flat fees. The Whitewood Apartments Property provides 278 parking spaces, representing a parking ratio of approximately 2.17 spaces per unit.

The borrower sponsor acquired the Whitewood Apartments Property in 2018 for $10.0 million (approximately $78,125 per unit) and subsequently executed a comprehensive renovation between 2019 and 2021 after vacating all units. Approximately $3.9 million was invested in renovations, including upgraded kitchens, flooring, paint, appliances, fixtures, and in-unit laundry. Significant exterior and capital improvements included renovated facades, painting, new windows and patio doors, roof replacements, HVAC upgrades, parking lot resurfacing, new signage, a dog park, and construction of a new leasing office. The renovation was completed in early 2021.

Environmental. According to the Phase I environmental report dated June 1, 2026, there was no evidence of recognized environmental conditions at the Whitewood Apartments Property.

The following table presents certain information relating to the historical and current occupancy of the Whitewood Apartments Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	2025	TTM June 1, 2026
96.2%	93.2%	95.1%	99.2%	97.9%	99.2%
(1)	Based on December 31 of each respective year.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
111

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 12 – Whitewood Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Whitewood Apartments Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$1,951,617	$2,008,215	$2,056,414	$2,074,204	$2,108,232	$16,471	100.0%
Community Fee	$65,704	$149,663	$149,760	$149,138	$153,600	$1,200	7.3%
Utility Reimbursement	$49,745	$62,247	$80,903	$83,089	$93,780	$733	4.4%
Misc. Income	$108,209	$113,492	$114,540	$117,898	$130,210	$1,017	6.2%
Vacancy	($46,876)	($49,381)	($48,630)	($51,873)	($117,781)	($920)	(5.6%)
Effective Gross Income	$2,128,399	$2,284,235	$2,352,988	$2,372,457	$2,368,042	$18,500	100.0%

Management Fee	$63,852	$68,527	$70,590	$71,174	$71,041	$555	3.0%
Payroll	$105,502	$107,756	$116,545	$119,295	$119,295	$932	5.0%
Utilities	$81,060	$81,703	$88,265	$85,215	$85,215	$666	3.6%
Repairs and Maintenance	$135,383	$116,629	$132,471	$137,759	$137,759	$1,076	5.8%
General and Administrative	$9,313	$11,971	$12,595	$11,762	$11,762	$92	0.5%
Marketing	$19,584	$20,030	$20,150	$20,218	$20,218	$158	0.9%
Other Variable Expense	$82,222	$90,467	$95,077	$97,632	$97,632	$763	4.1%
Real Estate Taxes	$136,973	$138,621	$136,690	$136,793	$137,001	$1,070	5.8%
Insurance	$52,398	$61,638	$73,307	$76,115	$75,861	$593	3.2%
Total Expenses	$686,287	$697,342	$745,688	$755,962	$755,783	$5,905	31.9%

Net Operating Income	$1,442,112	$1,586,894	$1,607,299	$1,616,494	$1,612,258	$12,596	68.1%
Total Capex/RR	$32,000	$32,000	$32,000	$32,000	$32,000	$250	1.4%
Net Cash Flow	$1,410,112	$1,554,894	$1,575,299	$1,584,494	$1,580,258	$12,346	66.7%
(1)	TTM represents the trailing 12 months ending April 30, 2026.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

The Market. The Whitewood Apartments Property is located in the North Summit County multifamily submarket of Akron, Ohio. As of the end of 2025, the submarket reported a vacancy rate of 3.6% and average asking rents of $1,519 per unit per month, both outperforming the broader Akron market, which reported a 6.9% market vacancy and average asking rents of $1,233 per unit per month. The Whitewood Apartments Property is located approximately 25 miles south of Cleveland and 25 miles north of Akron. The estimated 2026 population within a 1, 3- and 5-mile radius of the Whitewood Apartments Property is approximately 5,381, 39,033, and 92,512, respectively, with median household income of approximately $84,197, $113,610, and $113,220, respectively within the same radii.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
112

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 12 – Whitewood Apartments

The following table presents certain comparable sale information with respect to the Whitewood Apartments Property:

Comparable Sales(1)
Property	Units	Year Built/ Renovated	Average Unit Size	Occupancy	Sale Date	Sale Price	Price Per Unit	Adj. Sale Price/Unit	OAR
Whitewood Apartments 9417 Trivue Circle Twinsburg, OH	128(2)	1973, 1985 / 2019-2021	1,106(2)	99.2%(2)	NAV	$28,250,000(3)	$220,703	$220,703	5.50%(3)
Confidential Confidential New Albany, OH	24	2005 / 2013	1,691	100.0%	4/17/2026	$5,825,000	$242,708	$206,302	4.77%
Confidential Confidential Canal Winchester, OH	146	2013	933	99.0%	4/15/2026	$23,360,000	$160,000	$184,000	5.31%
LC Sunbury 502 Milldam Drive Sunbury, OH	152	2002 / 2024	971	97.0%	1/2/2026	$30,500,000	$200,658	$210,691	5.82%
Cameron Ridge Apartments & The Residence of Gahanna 1350 Underwood Farms Blvd & 1400 Hollybrier Drive Gahanna, OH	279	2002 / 2023	985	94.0%	11/3/2025	$56,000,000	$200,717	$190,681	5.48%
Reserve at Glenbridge 11513 Village Brook Dr Cincinnati, OH	274	2002	1,142	95.0%	10/29/2025	$64,750,000	$236,314	$212,682	5.25%
The Bradford at Easton 4150 Silver Springs Lane Columbus, OH	324	1996 / 2005	1,011	96.0%	3/31/2025	$59,050,000	$182,253	$191,366	5.24%
Confidential Confidential Summit County, OH	150	2022	1,404	95.0%	10/1/2024	$41,000,000	$273,333	$218,667	5.45%
Cortland at New Albany 5185 Sulgrave Drive New Albany, OH	180	1997 / 2018	1,326	95.0%	9/2/2024	$42,000,000	$233,333	$210,000	5.62%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of June 1, 2026.
(3)	Based on the appraised value as of April 23, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
113

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 12 – Whitewood Apartments

The following table presents certain comparable lease information with respect to the Whitewood Apartments Property:

Comparable Rents(1)

Property	Distance from Subject (miles)	Year Built	Units	Occupancy	Unit Type	Units	Avg. Rent (Per Unit)

Brighton Place Apartments	10.7 miles	1969	82	99%	1BR-1BA	16	$989
4175 Darrow Road					2BR-1BA	66	$1,320
Stow, OH 44224
Pebble Creek Apartments	0.3 miles	1994	148	98%	1BR-1BA	20	$1,445
2170 Pebble Creek Drive					2BR-2BA	64	$1,510
Twinsburg, OH 44087					2BR-2BA	64	$1,550
Glenwood Pointe	4.6 miles	1997	128	99%	1BR-1BA	12	$1,215
3275 Glenbrook Drive					2BR-2BA	54	$1,290
Twinsburg, OH 44087					2BR-2BA	62	$1,340
Deer Run	2.4 miles	1987	562	99%	1BR-1BA	70	$1,225
9957 Darrow Park Drive					2BR-1.5BA	96	$1,430
Twinsburg, OH 44087					2BR-1.5BA	56	$1,430
					2BR-1.5BA	136	$1,420
					2BR-2BA	76	$1,450
					2BR-2BA	128	$1,450
Ravenswood	12.8 miles	1973	104	98%	1BR-1BA	44	$1,024
3674 Kent Rd					2BR-1BA	30	$1,244
Stow, OH 44224					2BR-1.5BA	30	$1,474
Ravenna Woods Apartments	1.0 miles	1987	128	99%	1BR-1BA	66	$1,095
10807 Ravenna Road					2BR-1BA	62	$1,250
Twinsburg, OH 44087
Hawthorn Club Apartments	7.3 miles	1990	152	99%	1BR-1BA	4	$1,355
485 Sycamore Lane					1BR-1BA	52	$1,370
Aurora, OH 44202-7623					2BR-1BA	12	$1,435
					2BR-1BA	12	$1,465
					2BR-2BA	32	$1,525
					2BR-2BA	20	$1,590
					2BR-2BA	20	$1,640
Bridgewater Park Apartments	14.8 miles	1998	180	98%	2BR-1BA	105	$1,200
4172 Bridgewater Parkway					2BR-2BA	18	$1,300
Stow, OH 44224					3BR-2BA	42	$1,400
					3BR-2BA	15	$1,500
(1)	Source: Appraisal.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
114

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 13 – 108-110 9th Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	3.1%	Net Rentable Area (Units)(2):	34
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	108-110 9th Partners DE LLC and ABY 9th Ave DE LLC	Year Built / Renovated:	1910 / 2024
Borrower Sponsors:	Isaac Abraham and Ramiel Ben Yehuda	Occupancy(3):	94.1%
Interest Rate:	6.27400%	Occupancy Date:	8/4/2026
Note Date:	8/24/2026	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of):	$1,493,768 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,335,212 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,397,887 (TTM 6/30/2026)
Original Amortization:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$2,195,689
Call Protection:	L(24),D(29),O(7)	UW Expenses:	$623,581
Lockbox / Cash Management:	Hard (Commercial); Soft (Residential) / Springing	UW NOI(5):	$1,572,109
Additional Debt:	No	UW NCF:	$1,563,040
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$27,300,000 / $802,941
Additional Debt Type:	N/A	Appraisal Date:	7/7/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$588,235
Taxes:	$97,052	$32,351	N/A	Maturity Date Loan / Unit:	$588,235
Insurance:	$22,660	$5,665	N/A	Cut-off Date LTV:	73.3%
Replacement Reserves:	$0	$756	N/A	Maturity Date LTV:	73.3%
Deferred Maintenance:	$40,000	$0	N/A	UW NCF DSCR:	1.23x
Special Rollover Reserve(1):	$0	Springing	$400,000	UW NOI Debt Yield:	7.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$12,311,175	61.6%
			Return of Equity	6,560,882	32.8
			Closing Costs(6)	968,231	4.8
			Reserves	159,712	0.8
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	On each payment date occurring during the continuance of a lease sweep period, if the balance of the special rollover reserve subaccount after disbursements as described in the 108-110 9th Avenue Mortgage Loan (as defined below) documents is less than $200,000, the borrowers have the option to either (i) within 10 days, pay the lender the amount required to bring the total of the special rollover reserve subaccount to $400,000 or (ii) commence paying $33,500 on each payment date into the special rollover reserve subaccount until the balance equals $400,000.
(2)	The 108-110 9th Avenue Property (as defined below) consists of 34 multifamily units and 2,843 square feet of ground floor commercial space, that is 100.0% occupied to four tenants.
(3)	Occupancy is based on the 34 multifamily units. Occupancy inclusive of the four commercial units is 94.7%.
(4)	4th Most Recent NOI is unavailable as the 108-110 9th Avenue Property (as defined below) was acquired by the borrower sponsors in 2022 with renovations occurring during 2023 and 2024.
(5)	The increase in Most Recent NOI and UW NOI is primarily attributable to an increase in rents since acquisition.
(6)	Closing Costs includes an interest rate buydown of $200,000.

The Loan. The 108-110 9th Avenue mortgage loan (the “108-110 9th Avenue Mortgage Loan”) is secured by the borrowers’ fee interest in a 34-unit multifamily property located in New York, New York (the “108-110 9th Avenue Property”). The 108-110 9th Avenue Mortgage Loan accrues interest at a fixed rate of 6.27400% per annum on an Actual/360 basis, has a five-year term and is interest-only for the full term.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
115

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 13 – 108-110 9th Avenue

The Property. The 108-110 9th Avenue Property is a 34-unit, mid-rise multifamily property located in New York, within the Chelsea neighborhood on the west side of Manhattan. Built in 1910, the 108-110 9th Avenue Property features two, adjacent five-story buildings located on two parcels on an approximately 0.12-acre site. The unit mix includes nine one-bedroom units and 25 two-bedroom units and is comprised of 23 free market units, nine rent stabilized units and two rent controlled units. Unit amenities include a stainless steel appliance package in select units, wood cabinets, granite countertops, hardwood and tile flooring and washers and dryers. The residential portion of the 108-110 9th Avenue Property has a locked front entrance and includes an intercom system. Since acquisition in 2022, the borrower sponsors have invested approximately $305,664 ($13,290 per unit) in capital expenditures for the free market units at the 108-110 9th Avenue Property, which included upgraded bathroom finishes, stainless steel appliance upgrades, kitchen renovations and the addition of in-unit washers and dryers. Additionally, the 108-110 9th Avenue Property features 2,843 square feet of ground floor commercial space, which is currently 100% leased to four tenants (25.2% of the underwritten revenue). As of the August 4, 2026 rent roll, the 108-110 9th Avenue Property was 94.1% occupied based on multifamily units and 94.7% occupied, including the four commercial units.

The following table presents detailed information with respect to the unit mix at the 108-110 9th Avenue Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)(2)	Avg. Monthly Rental Rate(3)	Avg. Monthly Rental Rate per SF(3)
1-Bedroom – Fair Market	7	20.6%	6	85.7%	425	$4,267	$10.04
1-Bedroom – Rent Stabilized	1	2.9	1	100.0	425	$1,678	$3.95
1-Bedroom – Rent Controlled	1	2.9	1	100.0	425	$223	$0.52
2-Bedroom – Fair Market	16	47.1	16	100.0	574	$5,719	$9.96
2-Bedroom – Rent Stabilized	8	23.5	7	87.5	575	$2,734	$4.76
2-Bedroom – Rent Controlled	1	2.9	1	100.0	575	$209	$0.36
Total/Wtd. Avg.	34	100.0%	32	94.1%	535	$4,323	$8.06
(1)	Based on the underwritten rent roll dated August 4, 2026.
(2)	Average Unit Size (SF) is based on the Appraisal.
(3)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate per SF is calculated using the in-place contract rent of the Occupied Units.

Environmental. According to the Phase I environmental assessment dated July 15, 2026, there was no evidence of any recognized environmental conditions at the 108-110 9th Avenue Property.

The following table presents certain information relating to the historical and current occupancy of the 108-110 9th Avenue Property:

Historical and Current Occupancy
2023(1)	2024(2)	2025(2)	Current(3)
NAV	95.0%	95.0%	94.1%
(1)	2023 occupancy is unavailable as the 108-110 9th Avenue Property was acquired in 2022 and renovated during 2023 and 2024.
(2)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(3)	Current occupancy is as of August 4, 2026 and is based on the 34 multifamily units. Occupancy inclusive of the four commercial units is 94.7%.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
116

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 13 – 108-110 9th Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 108-110 9th Avenue Property:

Operating History and Underwritten Net Cash Flow
	2024	2025	TTM(1)	Underwritten	Per Unit(2)	%(3)
Gross Potential Rent	$1,873,163	$2,018,897	$1,998,928	$1,719,314	$45,245	74.0%
Other Income 1(4)	0	0	0	585,384	15,405	25.2
Other Income 2(5)	16,635	9,918	11,090	18,193	479	0.8
Net Rental Income	$1,889,798	$2,028,815	$2,010,018	$2,322,891	$61,129	100.0%
(Vacancy/Credit Loss)	0	0	0	(110,009)	(2,895)	(5.0)
(Concessions)	0	0	0	(17,193)	(452)	(0.8)
Effective Gross Income	$1,889,798	$2,028,815	$2,010,018	$2,195,689	$57,781	94.5%
Total Expenses	396,030	693,603	612,131	623,581	16,410	28.4
Net Operating Income	$1,493,768	$1,335,212	$1,397,887	$1,572,109	$41,371	71.6%
Capital Expenditures	0	0	0	9,069	239	0.4
Net Cash Flow	$1,493,768	$1,335,212	$1,397,887	$1,563,040	$41,133	71.2%
(1)	TTM column represents the trailing 12 months ending June 30, 2026.
(2)	Per Unit is calculated based on the 34 multifamily units and four commercial units.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Income 1 represents the commercial units income. Historical Gross Potential Rent includes both residential and commercial income. The Underwritten Other Income 1 represents Commercial Income and is UW based on the in-place leases with contractual rent steps.
(5)	Other Income 2 is comprised of the commercial units water and real estate tax reimbursements.

The Market. The 108-110 9th Avenue Property is located within the Chelsea neighborhood of New York on the west side of Manhattan. Chelsea is bordered by Hell’s Kitchen and Hudson Yards to the northwest, the Garment District and Midtown South to the northeast, NoMad and the Flatiron District to the east and West Village and Greenwich Village to the south and southeast. Major employers within the Chelsea neighborhood include Google and Verizon. Retail uses are primarily located along 6th and 7th Avenue, with the two major commercial corridors intersecting at 14th Street and 23rd Street. The northern section of Chelsea has access to Penn Station which provides access to multiple subway lines, the PATH train and the Long Island Railroad. According to the appraisal the 2025 population within the one-, three- and five-mile radius of the 108-110 9th Avenue Property was 157,958, 1,238,973 and 2,625,586, and the 2025 average household income within the same radii was $251,943, $220,707 and $199,766, respectively.

According to the appraisal, the 108-110 9th Avenue Property is located within the New York Metro apartment market and the West Village/Downtown apartment submarket. As of the first quarter of 2026, the New York Metro apartment market reported inventory of 522,471 units, with an occupancy rate of 96.7% and an asking rental rate of $4,233 per unit. As of the first quarter of 2026, the West Village/Downtown apartment submarket reported inventory of 47,597 units, with an occupancy rate of 96.4% and an asking rental rate of $5,594 per unit.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
117

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 13 – 108-110 9th Avenue

The following table presents multifamily rental data at comparable properties with respect to the 108-110 9th Avenue Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
108-110 9th Avenue 108-110 9th Avenue New York, NY	1910 / 2024(2)	94.1%(2)(3)	34(2)	1-BR – Fair Market 1-BR – Rent Stabilized 1-BR – Rent Controlled 2-BR – Fair Market 2-BR – Rent Stabilized 2-BR – Rent Controlled	425(1) 425(1) 425(1) 574(1) 575(1) 575(1)	$10.04(2) $3.95(2) $0.52(2) $9.96(2) $4.76(2) $0.36(2)	$4,267(2) $1,678(2) $223(2) $5,719(2) $2,734(2) $209(2)
216 West 22nd Street 216 West 22nd Street New York, NY	1901 / 1989	98.0%	15	1-BR / 1-BA 2-BR / 2-BA	628 740	$7.48 $9.05	$4,700 $6,700
115-119 Greenwich Avenue 115-119 Greenwich Avenue New York, NY	1939 / NAP	100.0%	36	Studio / 1-BA 1-BR / 1-BA	385 520	$9.59 $9.10	$3,693 $4,733
87-95 Greenwich Avenue 87-95 Greenwich Avenue New York, NY	1929 / NAP	100.0%	77	Studio / 1-BA 1-BR / 1-BA 2-BR / 1-BA	400 480 640	$6.84 $9.53 $9.96	$2,737 $4,573 $6,373
221 West 12th Street 221 West 12th Street New York, NY	1926 / 1988	98.0%	56	Studio / 1-BA 1-BR / 1-BA 2-BR / 1-BA	475 550 700	$6.09 $7.59 $11.29	$2,895 $4,176 $7,900
249 West 21st Street 249 West 21st Street New York, NY	1920 / 2018	100.0%	15	Studio / 1-BA 1-BR / 1-BA 2-BR / 1-BA 4-BR / 2-BA	300 500 700 900	$9.65 $8.80 $8.00 $8.53	$2,895 $4,400 $5,600 $7,680
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 4, 2026.
(3)	Occupancy inclusive of the four commercial units is 94.7%

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
118

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 14 – The Westbury Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,500,000	Title:	Fee
Cut-off Date Principal Balance:	$18,500,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	285
Loan Purpose:	Refinance	Location:	North Olmsted, OH
Borrower:	Westbury Holdings LLC	Year Built / Renovated:	1966 / 2023
Borrower Sponsors:	David Niederst, Trustee under the Declaration of Trust of David Niederst dated December 15, 2012 and David Niederst	Occupancy(2):	83.5%
Interest Rate:	6.45000%	Occupancy Date:	7/8/2026
Note Date:	8/4/2026	4th Most Recent NOI (As of)(3):	$1,388,300 (12/31/2023)
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of)(3):	$960,561 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)():	$1,879,878 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(4):	$1,686,509 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	91.5%
Amortization Type:	Interest Only	UW Revenues:	$3,703,533
Call Protection:	L(36),D(19),O(5)	UW Expenses:	$1,920,380
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,783,153
Additional Debt:	No	UW NCF:	$1,695,664
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,300,000 / $92,281
Additional Debt Type:	N/A	Appraisal Date:	6/9/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$64,912
Taxes:	$76,964	$38,482	N/A	Maturity Date Loan / Unit:	$64,912
Insurance:	$130,309	$21,718	N/A	Cut-off Date LTV:	70.3%
Replacement Reserves:	$0	$7,291	N/A	Maturity Date LTV:	70.3%
Deferred Maintenance:	$32,603	$0	N/A	UW NCF DSCR:	1.40x
Unit Repair Reserve(1):	$750,000	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,500,000	91.9%	Loan Payoff	$16,835,125	83.7%
Sponsor Equity	1,624,271	8.1	Closing Costs	2,299,271	11.4
			Reserves	989,875	4.9
Total Sources	$20,124,271	100.0%	Total Uses	$20,124,271	100.0%
(1)	At origination, the borrower deposited $750,000 into a unit repair reserve for the renovation and repair of 20 units at The Westbury Apartments Property (as defined below), which were down due to a fire at The Westbury Apartments Property, which units are expected to be ready for occupancy on or before August 4, 2027 (the “Unit Repair Completion Date”); provided, however, the Unit Repair Completion Date may be extended by the lender in its sole discretion for one or more additional periods if, at the time of such extension and at all times during any such extension period, (i) no event of default under The Westbury Apartments Mortgage Loan documents has occurred and is continuing and (ii) The Westbury Apartments Property satisfies a debt service coverage ratio of at least 1.40x and a debt yield of at least 9.80%. Provided no event of default has occurred and is continuing, the lender will disburse funds held in the unit repair reserve subaccount to the borrower, within 15 days after the delivery by the borrower to the lender of a request (but no more often than once per month), in increments of at least $250,000 (or such lesser amount that remains in the unit repair subaccount), provided the following conditions are satisfied; (i) disbursements from the unit repair subaccount will be subject to the disbursement procedures, conditions and requirements set forth in The Westbury Apartments Mortgage Loan documents, (ii) during the first 24 months following the origination date of The Westbury Apartments Mortgage Loan, disbursements will be made no more frequently than once per calendar quarter and (ii) the borrower has delivered to the lender satisfactory evidence that The Westbury Apartments Property has achieved a debt yield of at least 9.80% based on the release of reserve net operating income for the 12-month period ending with the most recently completed calendar month divided by the outstanding principal balance of The Westbury Apartments Mortgage Loan.
(2)	Occupancy includes two occupied model units; no income has been underwritten from either unit.
(3)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI is due to the increase in real estate taxes due in 2024 in which an appeal over prior year real estate taxes resulted in additional taxes being due. Real estate taxes are now set correctly and all balances were paid at origination.
(4)	The decrease in 2nd Most Recent NOI to Most Recent NOI is due to a fire at The Westbury Apartments in which 64 units received minor to severe damage. Currently, 20 units are down and work is expected to be completed in September 2026.

The Loan. The Westbury Apartments mortgage loan (“The Westbury Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a 285-unit multifamily property located in North Olmsted, Ohio (“The Westbury

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
119

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 14 – The Westbury Apartments

Apartments Property”). The Westbury Apartments Mortgage Loan accrues interest at a fixed rate of 6.45000% per annum on an Actual/360 basis, has a five-year term and is interest-only for the full term.

The Property. The Westbury Apartments Property is a 285-unit, high-rise multifamily property located in North Olmsted, Ohio. Built in 1966 and renovated in 2023, The Westbury Apartments Property features one, 18-story building located on an approximately 4.65-acre site. The unit mix includes 163 one-bedroom units, 89 two-bedroom units and 33 three-bedroom units, with an average unit size of 813 square feet. Unit amenities include an appliance package and patios or balconies. Approximately 10%-20% of the units at The Westbury Apartments have been renovated and feature stainless steel appliances, luxury vinyl plank flooring, quartz countertops, new kitchen cabinets, new hardware and modernized bathroom vanities. Community amenities feature an outdoor swimming pool, a fitness center, a sundeck, a playground, a lounge, laundry facilities, package service, a video security system, an intercom system, four elevators and a parking garage. A fire occurred at The Westbury Apartments Property on September 21, 2025, causing minor to severe damage to 64 units. Currently, 20 units remain down and the unit repairs are expected to be completed in September 2026. At origination, the borrower deposited $750,000 into a unit repair reserve to complete renovation and repairs at 20 units at The Westbury Apartments Property in order to be ready for occupancy on or before the Unit Repair Completion Date. Parking is provided via 435 surface and garage parking spaces, resulting in a parking ratio of approximately 1.5 spaces per unit. As of the July 8, 2026 rent roll, The Westbury Apartments Property was 83.5% occupied.

The following table presents detailed information with respect to the unit mix at The Westbury Apartments Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
1-BR / 1-BA Junior	2	0.7%	2	100.0%	450	$915	$2.03
1-BR / 1-BA(3)	160	56.1	132	82.5	721	$963	$1.34
1-BR / 1-BA Den	1	0.4	1	100.0	847	$977	$1.15
2-BR / 1-BA(4)	85	29.8	72	84.7	847	$1,106	$1.31
2-BR / 2-BA	3	1.1	2	66.7	1,121	$1,305	$1.16
2-BR / 1.5-BA Den	1	0.4	1	100.0	1,150	$1,176	$1.02
3-BR / 2-BA	33	11.6	28	84.8	1,150	$1,347	$1.17
Total/Wtd. Avg.	285	100.0%	238	83.5%	813	$1,055	$1.30
(1)	Based on the underwritten rent roll dated July 8, 2026.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate per SF is calculated using the in-place contract rent of the Occupied Units.
(3)	The 1-BR / 1-BA unit includes one management unit.
(4)	The 2-BR / 1-BA unit includes one management unit.

Environmental. According to the Phase I environmental assessment dated July 1, 2026, there was no evidence of any recognized environmental conditions at The Westbury Apartments Property.

The following table presents certain information relating to the historical and current occupancy of The Westbury Apartments Property:

Historical and Current Occupancy
2023(1)	2024(1)	2025(1)	Current(2)
94.7%	92.3%	85.6%	83.5%
(1)	Historical occupancies represent the occupancy as of December 31 for each respective year.
(2)	Current occupancy is as of July 8, 2026. The Current Occupancy includes two occupied model units; no income has been underwritten from either unit.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
120

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 14 – The Westbury Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of The Westbury Apartments Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,374,751	$3,466,173	$3,554,127	$3,576,471	$3,629,925	$12,737	89.7%
Parking Revenue	35,588	36,502	37,446	35,716	35,716	125	0.9
Other Income 1(3)	261,900	250,813	229,802	236,118	236,118	828	5.8
Other Income 2(4)	102,741	101,297	140,305	145,818	145,818	512	3.6
Net Rental Income	$3,774,980	$3,854,785	$3,961,680	$3,994,123	$4,047,577	$14,202	100.0%
(Vacancy/Credit Loss)	(263,350)	(314,677)	(270,212)	(430,085)	(303,568)	(1,065)	(7.5)
(Concessions)	(8,547)	(23,287)	(6,075)	(2,451)	(40,476)	(142)	(1.0)
Effective Gross Income	$3,503,083	$3,516,821	$3,685,393	$3,561,587	$3,703,533	$12,995	91.5%
Total Expenses	2,114,783	2,556,260	1,805,515	1,875,078	1,920,380	6,738	51.9
Net Operating Income	$1,388,300	$960,561	$1,879,878	$1,686,509	$1,783,153	$6,257	48.1%
Capital Expenditures	0	0	0	0	87,489	307	2.4
Net Cash Flow	$1,388,300	$960,561	$1,879,878	$1,686,509	$1,695,664	$5,950	45.8%
(1)	TTM column represents the trailing 12 months ending May 31, 2026.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income 1 is comprised of application fees, late fees, pet fees, amenity fees, month-to-month fees and miscellaneous fees.
(4)	Other Income 2 is utility reimbursements.

The Market. The Westbury Apartments Property is located in North Olmsted, Cuyahoga County, Ohio, within the western portion of the Cleveland metropolitan statistical area (the "Cleveland MSA"). Major employers within the Cleveland MSA include Cleveland Clinic, University Hospitals, Progressive Corp., The MetroHealth System and KeyCorp. North Olmsted is a city in Cuyahoga County and a southwestern suburb of Cleveland. The Westbury Apartments Property is situated at the southeast quadrant of Brookpark Road and Great Northern Boulevard, just north of I-480 and approximately a mile east of downtown North Olmsted. Land uses within The Westbury Apartments Property’s neighborhood consist of single-family residential, multi-family, retail, office, office/service and industrial uses, with the primary commercial corridor located along Lorain Road. The Westbury Apartments Property is located immediately east of Great Northern Mall, which contains over 120 stores, including Macy's, Dillard's, JC Penney and Dick's Sporting Goods, and totals more than 1.2 million square feet. Directly west of the Great Northern Mall is Great Northern Plaza Shopping Center which is anchored by The Home Depot, Best Buy, Burlington and HomeGoods.

According to the appraisal, the estimated 2026 population within the one-, three- and five-mile radius of The Westbury Apartments Property is 9,529, 64,878 and 179,224, respectively, and the estimated 2026 average household income within the same radii was $90,812, $127,569 and $130,950, respectively.

According to the appraisal, The Westbury Apartments Property is located within the Cleveland apartment market and the Avon/Westlake apartment submarket. As of the fourth quarter of 2025, the Cleveland apartment market reported inventory of 140,087 units, with an occupancy rate of 90.1% and an asking rental rate of $1,257 per unit. As of the fourth quarter of 2025, the Avon/Westlake apartment submarket reported inventory of 21,438 units, with an occupancy rate of 94.9% and an asking rental rate of $1,259.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
121

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 14 – The Westbury Apartments

The following table presents multifamily rental data at comparable properties with respect to The Westbury Apartments Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Westbury Apartments 25151 Brookpark Road North Olmsted, OH	1966 / 2023(2)	83.5%(2)	285(2)	1-BR /1-BA Junior 1-BR / 1-BA 1-BR / 1-BA Den 2-BR / 1-BA 2-BR / 2-BA 2-BR / 1.5-BA Den 3-BD / 2-BA	450(2) 721(2) 847(2) 847(2) 1,121(2) 1,150(2) 1,150(1)	$2.03(2) $1.34(2) $1.15(2) $1.31(2) $1.16(2) $1.02(2) $1.17(2)	$915(2) $963(2) $977(2) $1,106(2) $1,305(2) $1,176(2) $1,347(2)
Lawn Village 22445 Lorain Road Fairview Park, OH	1953 / 2024	98.0%	244	Studio 1-BR / 1-BA 2-BR / 1-BA 3-BR / 1.5-BA 3-BR / 2-BA	325 - 443 506 -732 721-918 1,168 1,026	$1.92-$2.30 $1.43-$1.88 $1.45-$1.58 $1.33 $1.46	$749 - $849 $949 - $1,049 $1,049 - $1,499 $1,549 $1,499
Bridlewood Apartments 5250 Columbia Road North Olmsted, OH	1969 / 2021	98.0%	193	Studio 1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA	596 666 758 836 - 855	$1.72 $1.70 $1.70 $1.51-$1.55	$1,025 $1,135 $1,285 $1,295
Jamestown Village Apartments 4809 Columbia Road North Olmsted, OH	1969 / NAP	99.0%	324	1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA	700-720 900-995 995	$1.54-$1.76 $1.51-$1.56 $1.51	$1,075-$1,265 $1,405-$1,505 $1,505
Northern View Apartments 4877 Columbia Road North Olmsted, OH	1964 / 2016	98.0%	100	2-BR / 1-BA	750-800	$1.36-$1.45	$1,085
Columbia Square Apartments 4122 Columbia Square North Olmsted, OH	1977 / NAP	99.0%	120	1-BR / 1-BA 2-BR / 2-BA	660 856	$1.60 $1.48	$1,054 $1,268
Victoria Plaza 26101 Country Club Boulevard North Olmsted, OH	1971 / NAP	99.0%	294	1-BR / 1-BA 2-BR / 1.5-BA 3-BR / 1.5-BA	650 912 1,027	$1.55 $1.34 $1.56	$1,010 $1,220 $1,600
Fairview Village Apartments 20000 Lorain Road Fairview Park, OH	1966 / 1977	99.0%	562	Studio 1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA 3-BR / 2-BA	360 580-650 760 780-880 1,220	$2.37 $1.70-$1.83 $1.53 $1.48-$1.68 $1.39	$854 $1,064-$1,104 $1,159 $1,289-$1,309 $1,699
The Acadian Apartments 21480 Sheldon Road Brook Park, OH	1951 / 2012	97.0%	178	1-BR / 1-BA 2-BR / 1-BA 3-BR / 1.5-BA	525-650 650-775 957	$1.53-$1.67 $1.52-$1.68 $1.41	$875-$995 $1,095-$1,180 $1,345
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated July 8, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
122

Structural and Collateral Term Sheet	BBCMS 2026-M1
No. 15 – Unbridled Living of Columbia
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,000,000	Title:	Fee
Cut-off Date Principal Balance:	$18,000,000	Property Type – Subtype:	Multifamily – Independent Living
% of IPB:	2.8%	Net Rentable Area (Units):	178
Loan Purpose:	Refinance	Location:	Columbia, MO
Borrower:	Unbridled Moose I LLC	Year Built / Renovated:	1986 / 2016, 2026
Borrower Sponsor:	Robert Kyle Bourne	Occupancy:	80.3%
Interest Rate:	6.63300%	Occupancy Date:	6/22/2026
Note Date:	7/20/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,621,486 (T9 Annualized 12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,750,203 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	82.5%
Amortization Type:	Interest Only	UW Revenues:	$5,199,410
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$3,435,934
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,763,476
Additional Debt:	No	UW NCF:	$1,718,976
Additional Debt Balance:	NAP	Appraised Value / Per Unit:	$32,700,000 / $183,708
Additional Debt Type:	NAP	Appraisal Date:	6/26/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$101,124
Taxes:	$111,189	$13,899	N/A	Maturity Date Loan / Unit:	$101,124
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	55.0%
Replacement Reserves:	$1,688,615	$3,708	N/A	Maturity Date LTV:	55.0%
Debt Service Reserves:	$102,812	$0	N/A	UW NCF DSCR:	1.42x
Engineering Reserves:	$11,385	$0	N/A	UW NOI Debt Yield:	9.8%
Earnout Reserves:	$3,000,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,000,000	100.0%	Loan Payoff	$7,865,816	43.7%
			Return of Equity	4,430,202	24.6
			Earnout Holdback	3,000,000	16.7
			Upfront Reserves	1,914,000	10.6
			Closing Costs	789,982	4.4
Total Sources	$18,000,000	100.0%	Total Uses	$18,000,000	100.0%
(1)	In the event that the blanket policy is not acceptable to the lender, on a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.
(2)	4th Most Recent NOI and 3th Most Recent NOI are not available because the borrower sponsor acquired the Unbridled Living of Columbia Property (as defined below) in March 2025.

The Loan. The Unbridled Living of Columbia mortgage loan (the “Unbridled Living of Columbia Mortgage Loan”) has an original principal balance and Cut-off Date principal balance of $18,000,000 and is secured by the borrower’s fee interest in a 178-unit independent living multifamily property located in Columbia, MO (the “Unbridled Living of Columbia Property”). The Unbridled Living of Columbia Mortgage Loan has a 5-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.63300% per annum on an Actual/360 basis.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Unbridled Living of Columbia

The Unbridled Living of Columbia Mortgage Loan includes a $3,000,000 earnout holdback that was funded on the origination date that can be released in increments of $1,000,000 upon satisfaction of the below conditions on each respective date:

Required Earnout Conditions(1)
Earnout Date	In-Place Occupancy	Annualized EGI	NCF DY(1)	NCF DSCR(1)
July 2027	84.0%	$5.35mm	11.32%	1.50x
January 2028	86.0%	$5.55mm	11.32%	1.50x
July 2028	88.0%	$5.75mm	11.32%	1.50x
(1)	Based on the post-release loan balance.

Additionally, upon each earnout date, there must be no event of default in place and all tenants must be current on all obligations.

The Property. The Unbridled Living of Columbia Property is an independent living senior housing community located in Columbia, Missouri. The Unbridled Living of Columbia Property was originally built in 1986 and consists of a 265,599 square foot, three-story facility situated on 8.1 acres. The community includes 178 units, 192 operating beds, and 183 parking spaces, although upon completion of the ongoing renovation, the unit count is expected to be 176 units. The site is improved with landscaped grounds, paved parking, sidewalks, exterior lighting, a carport, and a maintenance garage.

Property amenities include a main dining room, library, fitness center, commercial kitchen, laundry facilities, resident lounges/common areas, elevators, emergency call systems, and resident units with kitchenettes. Many units feature full-size refrigerators and microwaves, while select units include dishwashers and in-unit washers and dryers.

The current ownership is undertaking a 2026 renovation program totaling approximately $1.7 million, which includes the renovation of 17 units, a refresh of the common areas, and parking lot repairs. As part of the renovation, four one-bedroom units will be combined into two two-bedroom units.

The following table presents certain information relating to the unit mix of the Unbridled Living of Columbia Property:

Unit Mix(1)
Unit Type	Units	Occupancy	Avg. SF	Total SF	Avg. Monthly Rent	Annual Rent	Rent/Unit/Yr
Studio	41	85.4%	395	16,193	$1,951	$960,131	$23,418
One-Bedroom	92	75.0%	612	56,332	$2,843	$3,138,912	$34,119
Two-Bedroom	45	86.7%	862	38,770	$3,632	$1,961,183	$43,582
Total / Weighted Avg.	178	80.3%	625	111,295	$2,837	$6,060,226	$34,046
(1)	Based on the underwritten rent roll dated June 22, 2026.

Environmental. According to the Phase I environmental report dated June 2, 2026, there was no evidence of recognized environmental conditions at the Unbridled Living of Columbia Property.

The following table presents certain information relating to the historical and current occupancy of Unbridled Living of Columbia Property:

Historical and Current Occupancy(1)

2025	Current(2)
80.0%	80.3%
(1)	Based on December 31 of the respective year.
(2)	Current Occupancy is as of June 22, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Unbridled Living of Columbia

The following table presents certain information relating to the operating history and underwritten cash flows of the Unbridled Living of Columbia Property:

Operating History and Underwritten Net Cash Flow(1)
	Annualized T9 December 31, 2025	TTM May 31, 2026	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,824,901	$4,861,174	$5,978,700	$33,588	94.8%
Second Person Rent	102,398	94,312	94,312	530	1.5%
Community Fees	134,127	120,180	120,180	675	1.9%
Other Income 1	95,540	111,418	111,418	626	1.8%
Interest Income	0	0	0	0	0.0%
Gross Potential Income	$5,156,966	$5,187,084	$6,304,610	$35,419	100.0%
Vacancy	0	0	1,105,200	6,209	17.5%
Effective Gross Income	$5,156,966	$5,187,084	$5,199,410	$29,210	82.5%
Management Fee	154,709	155,613	155,982	876	3.0%
Payroll	109,120	109,301	109,301	614	2.1%
Utilities	355,652	385,160	385,160	2,164	7.4%
General and Administrative	347,243	342,203	342,203	1,922	6.6%
Marketing	235,977	221,480	221,480	1,244	4.3%
Professional Fees	64,104	67,381	67,381	379	1.3%
Activities	92,062	93,856	93,856	527	1.8%
Food Services	1,339,282	1,299,020	1,299,020	7,298	25.0%
Plant Operations	404,962	402,413	402,413	2,261	7.7%
Real Estate Taxes	167,133	159,334	160,553	902	3.1%
Insurance	265,236	201,120	198,585	1,116	3.8%
Total Expenses	$3,535,479	$3,436,881	$3,435,934	$19,303	66.1%
Net Operating Income	$1,621,486	$1,750,203	$1,763,476	$9,907	33.9%
Total Capex	0	0	44,500	250	0.9%
Net Cash Flow	$1,621,486	$1,750,203	$1,718,976	$9,657	33.1%
(1)	Based on the underwritten rent roll dated June 22, 2026.
(2)	% column represents percent of Gross Potential Income for revenue fields and Effective Gross Income for all other fields.

The Market. The Unbridled Living of Columbia Property is located in Columbia, Missouri, within Boone County, a regional economic hub anchored by the University of Missouri, major healthcare systems, government employment, and research institutions. Boone County's 2025 population is estimated at 156,348, with employment growth of approximately 2.0% year-over-year and a low unemployment rate of 2.6%, outperforming state and national averages. The county benefits from its strategic location along Interstate 70 between Kansas City and St. Louis, supporting continued population growth and economic stability.

The Unbridled Living of Columbia Property is situated in western Columbia along the Business Loop 70 corridor, approximately two miles from downtown Columbia and 2.3 miles from the University of Missouri. The immediate area consists of a mix of residential neighborhoods, retail, hospitality, senior housing, and light industrial uses. The appraisal concludes that the location is well suited for senior housing and benefits from strong accessibility via Interstate 70 and U.S. Highway 63. According to the appraisal, the defined submarket includes a 10-mile primary market area surrounding the property that contains approximately 590 independent living units, including the subject's inventory.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Unbridled Living of Columbia

The following table presents certain comparable rent information with respect to the Unbridled Living of Columbia Property:

Independent Living Rent Comparables(1)
Property	Distance to Subject	Year Built	Units	Occupancy	Studio Rent	1 BR Rent	2 BR Rent
The Westbury	2.6 mi	2022	92	100.0%	$3,095	$4,045	$4,400
Solstice Senior Living at Columbia	3.8 mi	2004	120	96.0%	$2,244	$2,908	$3,494
The Village of Bedford Walk	4.1 mi	2016	88	90.0%	$3,015	$3,465	$4,610
Mill Creek Village Senior Living	4.5 mi	2015	60	95.0%	N/A	$3,950	$5,250
TigerPlace Senior Living	4.8 mi	2009	54	85.0%	$5,208	$7,676	$9,146
Unbridled Living of Columbia	N/A	1986	178(2)	80.3%(2)	$1,951(2)	$2,843(2)	$3,632(2)
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 22, 2026.

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Kara Foley – Director	kara.foley@barclays.com	(212) 526-4972
Greg Baker – Vice President	gregory.baker@barclays.com	(212) 526-5248
Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268
Barclays CMBS Trading
Wenfei Liu - Director	wenfei.liu@barclays.com	(212) 526-2615
Sophia Ouyang –Vice President	sophia.ouyang@barclays.com	(212) 526-2615
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295
Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343
Goldman CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Lisa Schexnayder – Vice President	Lisa.schexnayder@gs.com	(212) 902-2330
BMO Capital Markets and Banking
David Schell. – Managing Director	david.schell@bmo.com	(347) 996-0721
Andrew Noonan. – Managing Director	andrew.noonan@bmo.com	(347) 466-3147
Ravish Kamath – Managing Director	ravish.kamath@bmo.com	(347) 668-1507
Societe Generale CMBS Capital Markets & Banking
Justin Cappuccino – Managing Director	justin.cappuccino@sgcib.com	(212) 278-6393
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263
Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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